As filed with the Securities and Exchange Commission on April 30, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
Cole Credit Office/Industrial Trust, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)

2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Cole Credit Office/Industrial Trust, Inc.
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.
Heath D. Linsky, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEES

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount being	Offering	Aggregate	Registration
being Registered	Registered	Price per Share	Offering Price	Fee
Common Stock, $0.01 par value per share	250,000,000	$10.00	$2,500,000,000	$178,250
Common Stock, $0.01 par value per share(1)	50,000,000	$9.50	$475,000,000	$33,868

(1)	Represents shares issuable pursuant to the Registrant’s distribution reinvestment plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2010

Cole Credit Office/Industrial Trust, Inc.
Maximum Offering of 300,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock

Cole Credit Office/Industrial Trust, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust. We intend to invest primarily in single-tenant office, industrial and other income-producing commercial properties strategically located throughout the United States and U.S. protectorates. We expect that our office and industrial properties will be primarily subject to long-term net leases to creditworthy tenants, which will obligate the tenant to pay for most of the expenses of maintaining the property.

We are offering up to 250,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering under this prospectus up to 50,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share, and 95% of the net asset value per share after our board of directors determines a reasonable estimate of the value of our shares. We will not sell any shares unless we sell a minimum of 250,000 shares to the public in our primary offering by          , 2011, which is one year from the effective date of this offering. Pending satisfaction of this condition, all subscription payments will be placed in an account held by           , in trust for subscribers’ benefit pending release to us. You will not receive interest on your subscription payments unless we fail to sell the minimum number of shares. We will offer these shares until          , 2012, which is two years after the effective date of this offering, unless the offering is extended, however we may terminate this offering at any time. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan.

See “Risk Factors” beginning on page 18 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no operating history or established financing sources. While our sponsor, Cole Real Estate Investments, and its affiliates have managed income-producing commercial real estate for over three decades, this will be Cole Real Estate Investments’ first portfolio focusing on office and industrial properties. For this and other reasons, the past performance of other Cole-sponsored programs may not be an accurate predictor of our future results.

•	This investment will have limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•	You should consider an investment in our common stock a long-term investment. Although we have targeted an investment horizon in excess of five to seven years, there is no fixed liquidation date on your investment.

•	The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating income. It is likely that our board of directors will not determine a reasonable estimate of the value of our shares for several years. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect our per share net asset value.

•	We may pay distributions from sources other than cash flow from operations, including proceeds of this offering and borrowings in anticipation of future cash flow. Any such distributions may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our dealer manager. Key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours, creating conflicts of interest when allocating investment opportunities among these programs. In addition, we pay our advisor and its affiliates substantial fees.

•	The timing and method of our eventual liquidity event is undetermined at this time. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	Since we currently own no properties, and have not identified any specific properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our shares is speculative.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	To assist us in qualifying as a real estate investment trust (REIT), stockholders generally are restricted from owning more than 9.8% of our outstanding shares of common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.

•	We may fail to qualify as a REIT, which would reduce the amount of income available for distributions to be paid to you.

•	For qualified accounts, if an investment in our shares constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator, has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

	Price	Selling	Dealer	Net Proceeds
	to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering Per Share	$10.00	$0.70	$0.20	$9.10
Total Minimum	$2,500,000	$175,000	$50,000	$2,275,000
Total Maximum	$2,500,000,000	$175,000,000	$50,000,000	$2,275,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc. (FINRA), is an affiliate of our advisor and will offer the shares on a best efforts basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus beginning on page    for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.
          , 2010

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of five to seven years). In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Our sponsor and affiliated dealer manager are responsible for determining if you meet these minimum suitability standards for investing in our common stock.

Furthermore, in addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investors; and

•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

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•	California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Iowa and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

•	Kansas — It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

Because the minimum offering of our common stock is less than $297,500,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, the suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

• pays distributions to investors of at least 90% of its taxable income;

• avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

• combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	How are you different from your competitors who offer non-traded finite-life public REIT shares or real estate limited partnership units?

A:	We believe that our sponsor’s disciplined investment approach and experience in managing income-producing commercial real estate will distinguish us from other non-traded REITs. We intend to invest primarily in single-tenant, income-producing office and industrial commercial real estate assets, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and subject to “net” leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property. Through this disciplined investment approach, we expect to achieve a relatively predictable stream of income, which will provide a principal source of return for investors in our common stock, and the potential for modest appreciation in the value of our real estate assets.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing commercial real estate assets in the retail sector. We believe that our sponsor will be able to leverage their retail experience, in purchasing single-tenant, income-producing properties, which are subject to long-term net leases to creditworthy clients, in assembling and managing a portfolio of industrial and office properties that share many of these same core characteristics. In addition, our sponsor has built a business of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will provide us with a competitive advantage.

Q:	What other investments might you make within the office and industrial sector?

A:	We expect that some of our office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term leases. In addition, we may invest in office and industrial properties with multiple tenants, where the property location, property condition or some other factor makes the property an attractive investment. We expect that, from time to time, we may also invest in office or industrial development projects, designed to construct an income-producing property to serve one or more creditworthy tenants. Our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the office and industrial sector. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

Q:	Will you invest in anything other than office and industrial commercial properties?

A:	Yes. We also may invest in other income-producing properties, including retail, where the properties share some of the same core characteristics as our office and industrial properties, including one or more principal, creditworthy tenants, long-term net leases, and/or advantageous locations. We may invest in other income-producing properties, as well, such as hospitality and mini- or self-storage properties.

Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our presently expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (International Revenue Code), our portfolio composition may vary from what we initially expect. However, we will attempt to assemble a portfolio that is diversified by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related investments that provide attractive and reasonably stable returns to our investors.

Q:	What is the experience of your sponsor and your advisor?

A:	Our sponsor, Cole Real Estate Investments, is a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Partners, LLC (Cole Capital Partners) and other affiliates of our advisor. From January 1, 2000 to December 31, 2009, Cole Real Estate Investments sponsored 66 private real estate programs, including a privately offered real estate investment trust, and two publicly offered real estate investment trusts, with an aggregate of over 72,000 investors. These prior programs had raised approximately $3.7 billion as of December 31, 2009. During the three years ended December 31, 2009, the prior real estate programs had purchased 742 properties located in 43 states and the U.S. Virgin Islands.

Our advisor is Cole Office/Industrial Advisors, LLC (Cole O/I Advisors), an entity formed solely for the purpose of managing our company. Mr. Cole is the chief executive officer of our advisor and other key personnel of our advisor have been associated with Cole Real Estate Investments for several years. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.”

Q:	Will you acquire properties in transactions with affiliates of your advisor?

A:	It is possible that we may acquire properties from affiliates of our advisor, but only if a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, approve the transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In the event that the price to us is in excess of such cost, there must be substantial justification for such excess and such excess must be reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value.

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	Generally, what are the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants, including investment-grade tenants, before or at the time we acquire a property. We expect that many of our leases will be what is known as “net” leases, which means that the tenant will be primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of these leases, we will be responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. We expect that most of our leases will have terms of ten or more years, may include renewal options and are likely to include rental increases over the term of the lease. A number of our leases, however, may have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:	Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as proceeds of this offering or from borrowings, which would not be currently taxed. The portion of your distribution that is not currently taxable will be considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Following the initial escrow period described in this prospectus, we may invest proceeds from this offering in short-term, highly liquid or other authorized investments, until we invest in real estate. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the dealer manager and the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in our shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than five to seven years. An investment in our shares will have limited liquidity and therefore will not be appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Q:	Is there any minimum investment required?

A:	The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• three quarterly financial reports;

• an annual report;

• an annual Form 1099;

• supplements to the prospectus during the offering period; and

• notification to Maryland residents regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery, including email and/or CD-ROM; or

• posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation
2575 E. Camelback Road, Suite 500
Phoenix, AZ 85016
(866) 341-2653
Attn: Investor Services
www.  .com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Credit Office/Industrial Trust, Inc.

Cole Credit Office/Industrial Trust, Inc. is a Maryland corporation, formed on April 6, 2010, which intends to qualify as a REIT beginning with the taxable year ending December 31, 2010, or the first year in which we commence material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing office and industrial commercial real estate assets, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and subject to “net” leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property. We generally intend to hold each property for a period of five to seven years, and possibly as long as ten years.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this disciplined investment approach in acquiring and managing commercial real estate assets in the retail sector. We believe that our sponsor will be able to leverage their retail experience, in purchasing single-tenant, income-producing properties, which are subject to long-term net leases to creditworthy clients, in assembling and managing a portfolio of industrial and office properties that share many of these same core characteristics. In addition, our sponsor has built a business of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will provide us with a competitive advantage.

We expect that some of our office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term leases. In addition, we may invest in office and industrial properties with multiple tenants, where the property location, property condition or some other factor makes the property an attractive investment. We expect that, from time to time, we may also invest in office or industrial development projects designed to construct an income-producing property to serve one or more creditworthy tenants. Our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the office and industrial sector. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. While we have not yet raised any substantial capital, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for our sponsor’s affiliated retail real estate portfolios, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

Our offices are located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. Our telephone number is 866-341-          . Our fax number is 602-778-          , and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.          .com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Cole Capital Partners and other affiliates of our advisor. Our advisor, Cole O/I Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf and recommending an appropriate exit strategy to our board of directors. Our chairman, chief executive officer and president, Christopher H. Cole, is the indirect sole owner and chief executive officer of our advisor. See “— Summary of Prior Offerings” below.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have one director, Christopher H. Cole. Prior to the commencement of this offering, we expect to have a five-member board of directors, a majority of whom will be independent directors. Our charter requires that, upon and after the commencement of this offering, a majority of our directors be independent of Cole O/I Advisors. Our charter also provides that our independent directors will be responsible for reviewing the performance of Cole O/I Advisors, overseeing the investments made by our advisor and approving the compensation paid to our advisor and its affiliates. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Our REIT Status

So long as we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify for treatment as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Investment Objectives

Our primary investment objectives are:

•	to acquire quality office and industrial commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current cash flow from operations;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives. See “— Summary Risk Factors” below.

Summary Risk Factors

Following are some of the risks relating to your investment:

•	We have no operating history or established financing sources. While our sponsor, Cole Real Estate Investments, and its affiliates have managed income-producing commercial real estate for over three decades, this will be Cole Real Estate Investments’ first portfolio focusing on office and industrial properties. For this and other reasons, the past performance of other Cole-sponsored programs may not be an accurate predictor of our future results.

•	This investment will have limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•	You should consider an investment in our common stock a long-term investment. Although we have targeted an investment horizon in excess of five to seven years, there is no fixed liquidation date on your investment.

•	The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating income. It is likely that our board of directors will not determine a reasonable estimate of the value of our shares for several years. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect our per share net asset value.

•	We may pay distributions from sources other than cash flow from operations, including proceeds of this offering and borrowings in anticipation of future cash flow. Any such distributions may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our dealer manager. Key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours, creating conflicts of interest when allocating investment opportunities among these programs. In addition, we pay our advisor substantial fees.

•	The timing and method of our eventual liquidity event is undetermined at this time. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	Since we currently own no properties, and have not identified any specific properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our shares is speculative.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	To assist us in qualifying as a REIT, stockholders generally are restricted from owning more than 9.8% of our outstanding shares of common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.

•	We may fail to qualify as a REIT, which would reduce the amount of income available for distributions to be paid to you.

•	For qualified accounts, if an investment in our shares constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

We do not own any investments and our advisor has not identified any investments we will make with the proceeds from this offering. For additional information regarding our acquisitions, see the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments.”

Our advisor, Cole O/I Advisors, is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

Our charter limits our aggregate borrowings to 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect that our board of directors will adopt a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There is no limitation on the amount we may borrow against any single improved property.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 88.6% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 87.2% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)		Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000	9.0%	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses	37,500	1.5%	44,625,000	1.5%	37,500,000	1.5%

Amount Available for Investment	2,237,500	89.5%	2,705,375,000	90.9%	2,237,500,000	89.5%
Acquisition and Development:
Acquisition Fees	43,616	1.7%	52,736,354	1.8%	43,615,984	1.7%
Acquisition Expenses	10,904	0.5%	13,184,088	0.4%	10,903,996	0.5%
Initial Working Capital Reserve	2,181	0.1%	2,636,818	0.1%	2,180,799	0.1%

Amount Invested in Assets	$2,180,799	87.2%	$2,636,817,740	88.6%	$2,180,799,221	87.2%

Conflicts of Interest

Cole O/I Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Cole O/I Advisors and its affiliates will receive substantial fees in connection with the services provided to us. While those fees must be approved, on an annual basis, by our independent directors, the approval process may be impacted by the fact that our stockholders will be investing with the understanding and expectation that an affiliate of Cole Real Estate Investments will act as our advisor;

•	The management personnel of Cole O/I Advisors, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, some of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us and the other Cole-sponsored programs;

•	Cole O/I Advisors may structure the terms of purchases by us from other Cole-sponsored programs or joint ventures between us and other Cole-sponsored programs, subject to the approval of a majority of our independent directors; and

•	Cole O/I Advisors, or an affiliate, will manage and lease some or all of our properties.

Our executive officers and the chairman of our board of directors also will face conflicts similar to those described above because of their affiliation with Cole O/I Advisors and other Cole-sponsored programs. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with Cole O/I Advisors immediately prior to this offering.

(1)	Cole Holdings Corporation currently owns 20,000 shares of our common stock, which represents 100% of the outstanding shares of common stock, as of April 30, 2010. After this offering, Cole Holdings Corporation will own between 8% of our common stock, assuming a minimum offering, and 0.01% of our common stock, assuming a maximum offering, including the sale of 50,000,000 shares pursuant to the distribution reinvestment plan.

(2)	Cole O/I Advisors currently owns a 0.1% limited partner interest in our operating partnership. After we begin admitting investors in this offering, that limited partner interest will be reduced.

Summary of Prior Offerings

From January 1, 2000 through December 31, 2009, Cole Real Estate Investments sponsored 66 privately offered real estate programs, including six limited partnerships, four debt offerings, 27 Delaware Statutory Trust programs, 26 tenant-in-common programs, Cole Credit Property Trust, Inc. (CCPT I), a privately offered REIT, Cole Credit Property Trust II, Inc. (CCPT II) and Cole Credit Property Trust III, Inc. (CCPT III), each a publicly offered REIT. As of December 31, 2009, such programs had raised an aggregate of approximately $3.7 billion from over approximately 72,000 investors, and owned and operated a total of 1,010 commercial real estate properties. As of December 31, 2009, such programs also had an indirect interest in 11 commercial real estate properties through two joint ventures. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Real Estate Investments from January 1, 2000 through December 31, 2009. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. In addition, this will be our sponsor’s first portfolio focusing on office and industrial properties, as opposed to retail properties. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

The Offering

We are offering up to 250,000,000 shares of common stock in our primary offering on a best efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering under this prospectus up to 50,000,000 additional shares of common stock under our distribution reinvestment plan at a purchase price of $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be 95% of the net asset value per share as determined by our board of directors as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We will offer shares of common stock in our primary offering until the earlier of          , 2012, which is two years from the effective date of this offering, or the date we sell 300,000,000 shares; provided however, that our board of directors may terminate this offering at any time or extend the offering one additional year. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 50,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. See “— Distribution Reimbursement Plan” below. Pursuant to the Securities Act, and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state.

We will not sell any shares unless we sell a minimum of 250,000 shares of our common stock by          , 2011, which is one year from the effective date of this offering. Our directors, officers, advisor and their respective affiliates may purchase for investment shares of our common stock in this offering. However, purchases by our directors, officers, advisor or their respective affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent,          , in trust for subscribers’ benefit, pending release to us. If we do not sell at least 250,000 shares of our common stock to the public in our primary offering by          , 2011, which is one year from the effective date of this offering, we will terminate this offering and return all subscribers’ funds, plus accrued interest, within ten days thereafter. Funds in escrow will be invested in short-term investments that mature on or before          , 2011, or that can be readily sold or otherwise disposed of for cash by such date without any material reduction of the offering proceeds invested. If you are a resident of Pennsylvania, see the “Plan of Distribution -Special Notice to Pennsylvania Investors” section of this prospectus for special escrow requirements relating to the sale of shares to Pennsylvania investors.

Compensation to Our Advisor and its Affiliates

Our advisor, Cole O/I Advisors, and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and assumes that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Estimated Amount for
Minimum Offering/
Type of Compensation	Determination of Amount	Maximum Offering

Offering Stage
Selling Commission	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering before reallowance of commissions earned by participating broker-dealers. Cole Capital Corporation will reallow 100% of commissions earned to participating broker-dealers.	$175,000/$175,000,000
Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering before reallowance to participating broker-dealers. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers.	$50,000/$50,000,000
Reimbursement of Other Organization and Offering Expenses	Cole O/I Advisors will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Cole O/I Advisors for these amounts up to 1.5% of aggregate gross offering proceeds.	$37,500/$44,625,000

Estimated Amount for
Minimum Offering/
Type of Compensation	Determination of Amount	Maximum Offering

Acquisition and Operations Stage

Acquisition Fee	We will pay to Cole O/I Advisors 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$43,616/$52,736,354
Advisory Fee	We will pay to Cole O/I Advisors a monthly advisory fee based upon our monthly average invested assets, according to the following fee schedule:	The annualized Advisory Fee, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized Advisory Fee will be as follows:

Monthly		Monthly
Average		Average
Invested	Annualized	Invested	Annualized
Assets	Rate	Assets	Advisory Fee

$0 - $1 billion	1.00%	$1 billion	1.00%
$1 billion - $2.5 billion	0.90%	$2 billion	0.95%
over $2.5 billion	0.85%	$3 billion	0.93%
		$4 billion	0.91%
		$5 billion	0.90%

Estimated Amount for
Minimum Offering/
Type of Compensation	Determination of Amount	Maximum Offering

Operating Expenses	We will reimburse our advisor for	$10,904/$13,184,088 estimated for
	acquisition expenses incurred in the	reimbursement of acquisition
	process of acquiring property or in	expenses. For all other
	the origination or acquisition of a	reimbursements, actual amounts are
	loan. We expect these expenses will	dependent upon the expenses incurred
	be approximately 0.5% of the contract	and, therefore, cannot be determined
	purchase price of each property or of	at the present time.
the amount of each loan.

We also will reimburse our advisor for the
expenses incurred in connection with
its provision of advisory and
administrative services, including
related personnel costs.

Liquidation/Listing Stage

Subordinated Performance Fee	After investors have received a	Actual amounts are
	return of their net capital invested	dependent upon
	and an 8% annual cumulative,	results of
	non-compounded return, then our	operations and,
	advisor will be entitled to receive	therefore, cannot
	15% of the remaining net sale	be determined at
	proceeds. We cannot assure you that	the present time.
	we will provide this 8% return, which	There is no limit
	we have disclosed solely as a measure	on the aggregate
	for our advisor’s incentive	amount of these
	compensation.	payments.

Distributions

To qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations, and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be paid to our stockholders as of the record date or dates selected by our board of directors. We expect that our board of directors will declare distributions with a daily record date, and pay distributions monthly in arrears. In the event we do not have sufficient cash flow from operations to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Such distributions may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our current cash flow from operations.

Exit Strategy

Our goal is to sell our company, liquidate our portfolio or list our shares of common stock for trading on a national securities exchange at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interest of our stockholders. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. While we have no fixed sale, liquidation or listing date, if we do not sell our company, liquidate our portfolio or list our shares of common stock on a national securities exchange within ten years of termination of this offering or, if we engage in a follow-on offering, within ten years of the termination of the follow-on offering our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this sale, liquidation or listing deadline; or

•	seek stockholder approval of proceeding with the liquidation and dissolution of our corporation.

If we seek and do not obtain stockholder approval of an extension or amendment to the sale, liquidation or listing deadline, we would then be required to seek stockholder approval of proceeding with our liquidation and dissolution. If we seek and obtain stockholder approval of our liquidation and dissolution, we would begin an orderly sale of our assets and distribute, subject to our advisor’s subordinated participation, our net proceeds to you. If we do not obtain such stockholder approval, our charter would not require us to sell, liquidate or list and we could continue to operate as before. In such event, there would be no public market for shares of our common stock and you could be required to hold the shares indefinitely.

Distribution Reinvestment Plan

Prior to the commencement of this offering, we expect our board of directors to approve a distribution reinvestment plan. Pursuant to the distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be a 95% of the net asset value per share as determined by our board of directors. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Our board of directors has the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer distribution reinvestment plan shares pursuant to a new registration statement.

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts), may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

We may suspend or terminate the distribution reinvestment plan in the discretion of our board of directors at any time upon ten days’ written notice to plan participants.

Share Redemption Program

We expect our board of directors to adopt a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section captioned “Description of Shares — Share Redemption Program.”

We expect that our share redemption program will include numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) for each calender year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during prior calender year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In addition, we will limit redemptions per fiscal quarter to approximately 1.25% of the total number of shares available for redemption for that calendar years. These limits might prevent us from accommodating all redemption requests made in any quarter or in any year. If funds are not available to redeem all shares for which redemption requests have been received at the end of each fiscal quarter, shares will be purchased on a pro rata basis and any unfulfilled requests will be held until the next fiscal quarter, unless withdrawn; provided, however, we may give priority to the redemption of a deceased stockholder’s shares.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price will be: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend, suspend or terminate the share redemption program at any time upon thirty days prior written notice to our stockholders.

Cole Office/Industrial Operating Partnership, LP

We are structured as an “umbrella partnership real estate investment trust,” or UPREIT. As such, we expect to own substantially all of our assets through Cole Office/Industrial Operating Partnership, LP (Cole O/I OP), our operating partnership. We may, however, own assets directly, through subsidiaries of Cole O/I OP or through other entities. We are the sole general partner of Cole O/I OP and Cole O/I Advisors is the initial limited partner of Cole O/I OP. We use the UPREIT structure because a contribution of property directly to us generally is a taxable transaction to the contributing property owner. In this structure, a contributor of property who desires to defer taxable gain on the transfer of his or her property may transfer the property to Cole O/I OP in exchange for limited partnership units and defer taxation or gain until the contributor later exchanges his or her limited partnership units for shares of our common stock. We believe that using an UPREIT structure gives us an opportunity to acquire desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Cole O/I OP.

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

We expect our board of directors will authorize the issuance of shares of our common stock without certificates, and that we will not issue shares of common stock in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and/or conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of our outstanding shares or more than 9.8% in value or number, whichever is more restrictive, of our outstanding shares of common stock, unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of your investment to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Additional risks and uncertainties are described in this prospectus, and risks and uncertainties not presently known to us or that we currently deem less significant may also harm our business.

Risks Related to an Investment in Cole Credit Office/Industrial Trust, Inc.

We have no prior operating history or substantial financing sources. While our sponsor and its affiliates have managed income-producing commercial real estate for over three decades, this will be our sponsor’s first portfolio focusing on office and industrial properties. For this and other reasons, the prior performance of other Cole-sponsored real estate investment programs may not be an indication of our future results.

While the officers and other key personnel of our advisor and its affiliates have significant experience acquiring and managing income-producing commercial real estate, we are a newly formed entity with no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or financing from sources other than affiliates of our advisor. Since we currently own no properties, and have not identified any specific properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our shares is speculative.

Furthermore, while our sponsor and its affiliates have managed income-producing commercial real estate for over three decades, this will be our sponsor’s first portfolio focusing on office and industrial properties. For this, and other reasons, the prior performance of other Cole-sponsored real estate investment programs may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Credit Office/Industrial Trust, Inc. name within the investment products market;

•	expand and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

This investment will have limited liquidity. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should purchase our shares only as a long-term investment.

There currently is no public market for our common stock and there may never be one. In addition, we do not have a fixed liquidation date. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to their market value. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (five to seven years or more) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

We expect that our share redemption program will include numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) for each calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In addition, we will limit redemptions per fiscal quarter to approximately 1.25% of the total number of shares available for redemption for that calendar year. These limits might prevent us from accommodating all redemption requests made in any quarter or in any year. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon thirty days prior written notice, or reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating income.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating income. Our board of directors does not intend to provide a reasonable estimate of the value of our shares until eighteen months after the end of the offering period, which could include a possible follow-on offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect our per share net asset value.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions will be based principally on cash flow from operations. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash from operations to make a distribution required to maintain our REIT status.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital raised in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property. If our advisor is unable to identify suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate.

In the event we are not able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are not able to quickly raise capital during this offering, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, could be materially adversely affected.

We may pay some or all of our distributions from sources other than cash flow from operations, including among others, the proceeds of this offering and/or borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

We expect that cash distributions to you generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage, bridge or mezzanine loans and other real estate-related assets. However, to the extent that cash flow from operations is insufficient to make distributions to you, we may pay some or all of our distributions from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver or deferral of the advisory fee and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow. To the extent distributions are paid from sources other than cash flow from operations, we will have less capital available to invest in real estate and other real estate-related investments. This may negatively impact our ability to make investments, reduce current returns and negatively impact the value of your investment.

Because we may pay distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the performance of our properties or cash flow from operations.

Our organizational documents permit us to make distributions from any source including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our cash flow from operations, distributions may not reflect the current performance of our properties or cash flow from operations. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of capital and could reduce a stockholder’s basis in our stock.

Since we currently own no properties, and have not identified any properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our common stock is speculative.

While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our investments prior to our making them. Since we have not identified specific properties that we intend to purchase with the proceeds from this offering, we are considered a “blind pool,” which makes your investment in our common stock speculative. We have established policies relating to the types of investments we will make and the creditworthiness of tenants of our properties, but our advisor will have wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our advisor has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we do not know the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock would be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering.

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account for up to one year until we receive purchase orders for at least $2,500,000 of shares of our common stock. If we do not receive purchase orders for the minimum offering amount within one year from the date of the offering, this offering will terminate and any funds that you deposited into escrow will be returned to you along with any interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

Your interest in us will be diluted if the offering price for our shares of common stock is less than the value of the shares.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating income. After you become an investor, if we sell shares in this offering or any subsequent offering at a price per share that is lower than the value of these shares, your interest in us would be diluted.

If we do not successfully implement our exit strategy, you could suffer losses on your investment or your shares may continue to have limited liquidity.

Depending upon then-prevailing market conditions, we do not intend to begin the process of selling our company, liquidating our portfolio or listing our shares on a national securities exchange until approximately five to seven or more years after the termination of this offering. Adverse market conditions could result in a sale of our company, a liquidation of our portfolio or a listing of our shares in which the sales price, liquidation value or trading price of our shares, as the case may be, is less than the amount you paid to purchase your shares. Alternatively, market conditions and other factors could cause us to delay the sale, liquidation or listing process beyond our presently expected time period. In such event, you could suffer losses on your investment or your shares may continue to have limited liquidity.

If our advisor loses or is unable to obtain key personnel, including in the event another Cole-sponsored program internalizes its advisor, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, as listed beginning on page    of this prospectus, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another Cole-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisors, would become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If we internalize our management functions in connection with a listing of our shares of common stock on an exchange or other exit strategy, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other exit strategy that may involve internalizing our management functions. If we internalize our management functions, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including Securities and Exchange Commission reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not remain with our advisor, but instead will remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-owner could breach agreements related to the property, which may cause a default, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and advisory fees;

•	property sales, which may result in the payment of performance fees to our advisor;

•	property acquisitions from other Cole-sponsored real estate programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and advisory fees payable to our advisor; and

•	whether and when we seek to sell our company, liquidate our assets or list our common stock on a national securities exchange, which liquidation or listing could entitle our advisor to the payment of fees.

In addition, fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of book value of the investment and not based on the quality of the investment, the future performance of the investment or the quality of the services rendered to us.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. For example, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to whether and when we sell our company, liquidate our assets or list our shares on an exchange, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement upon a change of control of our company, under certain circumstances, that could result in our advisor earning a performance fee, which could have the effect of delaying, deferring or preventing the change of control.

A number of Cole real estate programs use investment strategies that are similar to ours, therefore our advisor and its affiliates and our executive officers may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor may have simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of our advisor and/or its affiliates, and these other Cole-sponsored programs may use investment strategies and have investment objectives that are similar to ours. Our executive officers and the executive officers of our advisor also are the executive officers of other Cole-sponsored REITs and/or their advisors, the general partners of Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. While the Cole-sponsored programs have allocation procedures in place, there is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors, also are officers of our advisor and one or more entities affiliated with our advisor, including our dealer manager and the advisors to other Cole-sponsored real estate programs. As a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. These additional fiduciary duties may create conflicts with the duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to generate cash needed to pay distributions to you and to maintain or increase the value of our assets.

Our advisor and its officers and key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor and its officers and key personnel and their respective affiliates are officers, key personnel, general partners and sponsors of other real estate programs that have investment objectives, targeted assets, and legal and financial obligations similar to ours and may have other business interests as well. In addition, we have only two executive officers, each of whom also is an officer, director and/or key person of other real estate programs that have investment objectives, targeted assets and legal and financial obligations similar to ours, and may also have other business interests. Due to competing demands on their time and resources, these persons may have conflicts of interest in allocating their time between our business and these other activities. Should such persons devote insufficient time or resources to our business, returns on our investments may suffer.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Morris, Manning & Martin, LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties unless the parties consent to such representation. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

We may acquire assets from affiliates of our advisor, which could result in conflicts of interest.

We may acquire properties from affiliates of our advisor. Our charter prohibits us from acquiring properties from affiliates of our advisor unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction approve the transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor, or if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In addition, we will not acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value. Nonetheless, our advisor may be motivated to recommend to us a property held by an affiliate of our advisor as a means for the affiliated entity to dispose of and realize a return on a property, and potentially for an affiliate of our advisor to earn a fee. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real-estate related investments. Officers and key persons of our advisor also are officers and key persons of other Cole-sponsored REITs and their advisors, the general partners of other Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. These officers and key persons will face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another Cole-sponsored program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from a Cole-affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a Cole-sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another

Cole-sponsored program grant us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to This Offering and Our Corporate Structure

The dealer manager is an affiliate of our advisor, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment and distribution.

We intend to pay Cole Capital Corporation, our dealer manager, up to 9% of our gross offering proceeds in the form of selling commissions and a dealer manager fee, most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates for up to 1.5% of our gross offering proceeds for other organization and offering expenses. Such payments reduce the amount of cash we have available to invest in properties and result in a lower total return to you than if we were able to invest 100% of the gross proceeds from this offering in properties. In addition, we intend to pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

In general, each participating broker-dealer, authorized representative or other person selling shares on our behalf will be entitled to a commission or fee in connection with the sale of our shares to the public, which may create a conflict of interest.

Except under certain limited circumstances, each participating broker-dealer, authorized representative or other person selling shares on our behalf will be entitled to a commission or fee in connection with the sale of our shares to the public. The payment of a selling commission or other fee to your broker-dealer or authorized representative may create a conflict of interest. Any such conflict of interest may induce your broker-dealer or authorized representative to recommend an investment in our shares of common stock in lieu of another investment that does not pay a similar commission or fee. For more information about commissions and fees, you should speak to your financial representative.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding stock or more than 9.8% in value or number, whichever is more restrictive, of our outstanding common stock. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 500,000,000 shares of stock, including 10,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor, its affiliates or any of their affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, we will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our expenses in connection with that stockholder’s noncompliance. This charter provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act of 1940, as amended, we could not continue our business, which may significantly reduce the value of your investment.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption, (1) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both, (2) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (1) above is increased); and (3) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an ongoing basis. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our dissolution; and

•	a merger or consolidation of the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Cole O/I OP. In addition, the partnership agreement for Cole O/I OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Cole O/I OP. Because the limited partnership interests of Cole O/I OP may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between Cole O/I OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These risk and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.

Many of our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Many of our properties may be occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenant. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flow and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its leases, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties, including those that we acquire in the future, are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. While many of our property leases require the tenants to pay all or a portion of these expenses, some of our leases or future leases may not be negotiated on that basis, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our returns and profitability.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflict in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. To the extent that the global economic recession continues and/or, intensifies, it has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

•	Debt Markets — The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•	Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. Although the government intervention is intended to stimulate the flow of capital and to strengthen the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or “FDIC,” only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, we expect each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same industrial center or office park. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved real property to real property we intend to develop, your investment, nevertheless, is subject to the risks associated with investments in unimproved real property.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from an affiliate of our advisor that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations. However, if the development company is an affiliate of our advisor, its obligation to refund our earnest money deposit may be guaranteed by our advisor or an affiliate of our advisor for substantial monthly fees. As of the time our advisor or its affiliate may be required to perform under any guaranty, our advisor or its affiliate may not have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of our advisor or its affiliate, we would likely be required to accept installment payments over time payable out of the revenues of such entity’s operations. We may not be able to collect the entire amount of our earnest money deposit under such circumstances.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically will acquire properties located in developed areas. Therefore, there likely will be numerous other industrial and/or office properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing. In addition, compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us.
In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We intend to invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may engage in the future, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We likely will acquire real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Moreover, our board of directors is expected to adopt a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines, however we may exceed that limit if approved by a majority of our independent directors. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating income and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating income and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Cole O/I Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in CMBS. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to you.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor and board of directors determine that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in office, industrial and other income-producing properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

Although we intend to invest only in mortgage-backed securities collateralized by commercial loans, the value of such CMBS can be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Morris, Manning & Martin, LLP, our legal counsel, will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2010, or the first year in which we commence material operations, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2010, or the first year in which we begin material operations. This opinion is based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review our operations or compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of the prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Our distributions will be taxed as ordinary income at the non-preferential rate, to the extent they are from our current or accumulated earnings and profits; to the extent distributions exceed our current or accumulated earnings and profits, they will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, then the distributions will be taxed as gain from the sale of shares. You should discuss the difference in treatment of REIT distributions and regular corporate distributions with your tax advisor.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of Cole O/I OP, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of our operating partnership as an entity taxable as a partnership, Cole O/I OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment. In addition, if any of the partnerships or limited liability companies through which Cole O/I OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of Cole O/I OP or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect the returns to our investors.

Changes to the tax laws are likely to occur, and such changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and treasury regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder” section of this prospectus.

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “will,” “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 300,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.6% of the money that stockholders invest (87.2% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) will be used to purchase real estate or other real estate-related investments, while the remaining approximately 11.4% (12.8% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) will be used for working capital, and to pay costs of the offering, including selling commissions and the dealer manager fee, and to fees and expenses of our advisor in connection with acquiring properties. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases.

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)(1)		Reinvestment Plan)(2)		Reinvestment Plan)(3)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(4)	225,000	9.0%	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses(5)	37,500	1.5%	44,625,000	1.5%	37,500,000	1.5%

Amount Available for Investment(6)	2,237,500	89.5%	2,705,375,000	90.9%	2,237,500,000	89.5%
Acquisition and Development:
Acquisition Fees(7)	43,616	1.7%	52,736,354	1.8%	43,615,984	1.7%
Acquisition Expenses(8)	10,904	0.5%	13,184,088	0.4%	10,903,996	0.5%
Initial Working Capital Reserve(9)	2,181	0.1%	2,636,818	0.1%	2,180,799	0.1%

Amount Invested in Assets(10)	$2,180,799	87.2%	$2,636,817,740	88.6%	$2,180,799,221	87.2%

(1)	Assumes the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(2)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and 50,000,000 shares at $9.50 per share pursuant to the distribution reinvestment plan.

(3)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(4)	Includes selling commissions equal to 7% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager will reallow to other broker-dealers participating in this offering all of the selling commissions paid to the dealer manager in respect of the shares sold by such participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee to participating broker-dealers as marketing fees and due diligence expense allowance based on such factors as the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. Furthermore, we may increase the dealer manager fee to 3% of aggregate gross offering proceeds for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of gross offering proceeds for those purchases. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(5)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including due diligence expenses that are included in a detailed and itemized invoice, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, and other marketing and organization costs, other than selling commissions and the dealer manager fee. We will reimburse our advisor and its affiliates for organization and offering expenses in an amount up to 1.5% of gross offering proceeds. Our advisor and its affiliates will be responsible for any organization and offering expenses that exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us. Subject to the cap on underwriting compensation described elsewhere in this prospectus, the reimbursement to our advisor and its affiliates may include certain expenses that constitute underwriting compensation, a portion of which may be payments made to participating broker-dealers. Any remaining amounts, up to 1% of gross offering proceeds of our primary offering, will be paid by our sponsor or its affiliates, without reimbursement by us, and may also include payments made to participating broker-dealers.

(6)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(7)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(8)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(9)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be “net” leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(10)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board expects to retain Cole O/I Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board’s supervision. Prior to the effective date of this offering, our charter will be reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three; provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. Our charter provides that, upon and after commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates other than as our director or as a director of any other REIT organized by our sponsor or advised by our advisor, (4) performance of services, other than as one of our directors, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. Prior to the commencement of this offering, we expect to have a total of five directors, including a majority of independent directors.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. No member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our board of directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors will have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors will adopt written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

Our board of directors also will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, must approve all transactions with Cole O/I Advisors or its affiliates. The independent directors also will be responsible for reviewing the performance of Cole O/I Advisors and determining that the compensation to be paid to Cole O/I Advisors is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to Cole O/I Advisors in relation to the size, composition and performance of our investments;

•	the success of Cole O/I Advisors in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Cole O/I Advisors and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Cole O/I Advisors and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Cole O/I Advisors or its affiliates for its other clients.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Cole O/I Advisors, any director or any of their respective affiliates, or (2) any transaction between us and Cole O/I Advisors, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of the Board of Directors

Our entire board of directors will be responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as the board believes appropriate. The board of directors will appoint the members of the committee in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Audit Committee

Our board of directors will establish an audit committee, which we expect will consist of our independent directors. The audit committee, by approval of at least a majority of the members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-

audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. We expect our board of directors will adopt a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Our sole director has elected Christopher H. Cole to serve as our Chief Executive Officer and President and D. Kirk McAllaster, Jr. to serve as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Although most of the services Messrs. Cole and McAllaster provide to our company are in their roles as executive officers of our advisor, they have certain duties in their capacities as executive officers of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Messrs. Cole or McAllaster for their services as executive officers of our company. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Christopher H. Cole	57	Chairman of the Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	43	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Independent Director 1		Independent Director
Independent Director 2		Independent Director
Independent Director 3		Independent Director

*	As of , 2010.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in April 2010. He has served as the chief executive officer of Cole O/I Advisor, our advisor, since its formation in April 2010. Mr. Cole has served as the chairman, chief executive officer and president of CCPT I since its formation in March 2004. Mr. Cole has served as the chief executive officer of CCPT I Advisors since its formation in April 2004, and as its president since October 2007, and previously served as its president from April 2004 until March 2007. Mr. Cole has served as the chairman, chief executive officer and president of CCPT II since its formation in September 2004. Mr. Cole has served as chief executive officer of CCPT II Advisors since its formation in September 2004, and as its president since October 2007, and previously served as its president from September 2004 until March 2007. Mr. Cole has served as the chairman, chief executive officer and president of CCPT III since its formation in January 2008. Mr. Cole has served as the chief executive officer and president of CCPT III Advisors since its formation in January 2008, and previously served as its treasurer from January 2008 until September 2008. Mr. Cole has been the sole shareholder, chief executive officer, president and treasurer of Cole Holdings Corporation since its formation in August 2004 and has served as its chairman and secretary since October 2007. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the chief executive officer of Cole Capital Advisors since December 2002, as its president since October 2007, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and as its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Partners since January 2003, as its president since October 2007, and previously served as its president from January 2003 to March 2007. Mr. Cole has served as the chief executive officer of Cole Realty Advisors since December 2002, as its president since October 2007, as its treasurer since formation in November 2002, and previously served as its president from November 2002 until March 2007, and its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer, secretary and treasurer since our formation in April 2010. He has served as executive vice president and chief financial officer of Cole O/I Advisors since its formation in April 2010. Mr. McAllaster has served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president, chief financial officer, secretary and treasurer of CCPT III since its formation in January 2008. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance for each of CCPT I Advisors and CCPT II Advisors from December 2005 until March 2007. He also has served as executive vice president and chief financial officer of CCPT III Advisors since its formation in January 2008. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Capital Partners and Cole Capital Advisors since March 2007 and previously served as vice president, finance for each of Cole Capital Partners and Cole Capital Advisors from December 2005 until March 2007. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 19 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Independent Director 1

Independent Director 2

Independent Director 3

Compensation of Directors

We will pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also will pay $2,000 for each board or board committee meeting the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board and one or more committees in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. If a director is also an employee of our company or Cole O/I Advisors or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Cole for his service to us on the board of directors.

Limited Liability and Indemnification of our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability, requires us to indemnify and advance expenses to our directors, officers, Cole O/I Advisors and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that personal benefit was improperly received).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, Cole O/I Advisors and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, Cole O/I Advisors or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, Cole O/I Advisors or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, Cole O/I Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have also agreed to indemnify and hold harmless Cole O/I Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Indemnification of our directors, Cole O/I Advisors or its affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

The Advisor

Our advisor is Cole O/I Advisors. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or members of Cole O/I Advisors. Cole O/I Advisors has contractual and fiduciary responsibility to us and our stockholders pursuant to the advisory agreement. Cole O/I Advisors is wholly-owned indirectly by Christopher H. Cole.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)

Christopher H. Cole	57	Chief Executive Officer
Marc T. Nemer	37	President
D. Kirk McAllaster, Jr.	43	Executive Vice President and Chief Financial Officer
Thomas W. Roberts	51	Executive Vice President and Managing Director of Real Estate
John M. Pons	46	Executive Vice President, Secretary and General Counsel
		Chief Investment Officer — Office/Industrial
		Chief Acquisitions Officer — Office/Industrial

*	As of , 2010.

The backgrounds of Messrs. Cole and McAllaster are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other officers and key employees of Cole O/I Advisors.

Marc T. Nemer has served as president of Cole Holdings Corporation (d/b/a Cole Real Estate Investments), the parent company of our advisor and affiliates, since April 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation since January 2008. He has served as the president of our advisor since April 2010. Mr. Nemer has served as executive vice president and managing director of capital markets of Cole Capital Advisors since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, as its vice president, legal services and compliance from March 2007 until October 2007 and as its legal counsel from February 2006 to March 2007. He has served as executive vice president and managing director of capital markets of Cole Capital Partners since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008 and as its vice president, legal services and compliance from March 2007 until October 2007. Mr. Nemer has served as executive vice president and managing director of capital markets for CCPT I Advisors and CCPT II Advisors since March 2008, and previously served for each as executive vice president, securities and regulatory affairs from October 2007 until March 2008. Mr. Nemer has served as executive vice president and managing director of capital markets for Cole Realty Advisors since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Thomas W. Roberts has served as executive vice president and managing director of real estate of our advisor since its formation in April 2010. He has served as president of Cole Realty Advisors since September 2009. Mr. Roberts has also served as executive vice president and managing director of real estate of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors and CCPT III Advisors since September 2009. Prior to joining Cole, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

John M. Pons has served as executive vice president, general counsel and secretary of our advisor since its formation in April 2010. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT III Advisors since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons has served as secretary of CCPT II since its formation in September 2004. He served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also has served as secretary for CCPT I and has been a member of its board of directors since its formation in March 2004. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September

2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Prior to joining Cole in September 2003, Mr. Pons was an Associate General Counsel and Assistant Secretary with GE Capital Franchise Finance Corporation since December 2001. He was in private practice prior thereto. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Chief Investment Office — Office/Industrial —

Chief Acquisitions Officer — Office/Industrial —

In addition to the officers and key personnel listed above, Cole O/I Advisors employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of Cole O/I OP.

The Advisory Agreement

Many of the services we expect to be performed by Cole O/I Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that Cole O/I Advisors will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement that we expect to enter into, Cole O/I Advisors will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Cole O/I Advisors, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide property management and leasing services;

•	hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•	direct the purchase of equipment and supplies, and will supervise all maintenance activity, for our properties;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives and policies, and at the appropriate time, advise our board of directors in connection with an exit strategy.

The advisory agreement will have a one-year term ending          , 2011, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without penalty immediately upon a change of control of us, or upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay Cole O/I Advisors a monthly advisory fee based upon our monthly average invested assets, equal to the following amounts: (i) an annualized rate of 1.00% will be paid on our average invested assets that are between $0 and $1 billion; (ii) an annualized rate of 0.9% will be paid on our average invested assets that are between $1 billion and $2.5 billion; and (iii) an annualized rate of 0.85% will be paid on our average invested assets that are over $2.5 billion. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each business day, over the course of the month. Any portion of this fee may be deferred and paid in a subsequent year.

We also will pay Cole O/I Advisors acquisition fees equal to 2% of: (i) the contract purchase price of each property or asset that we acquire; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent year. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors (including a majority of the independent directors), not otherwise interested in the transaction as commercially competitive, fair and reasonable to the company, although we intend to limit such payments below 6%.

Additionally, we will be required to pay, in cash, promissory note or our shares, at our election, to Cole O/I Advisors fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to Cole O/I Advisors a similar performance fee, in cash, a promissory note or our shares, at our election, if Cole O/I Advisors would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for managing our properties, leasing our properties or assisting in the disposition of our properties.

Officers, employees and affiliates of Cole O/I Advisors engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Cole O/I Advisors will be required to devote sufficient resources to our administration to discharge its obligations. Cole O/I Advisors currently has no paid employees; however, as of          , 2010 its affiliates had approximately 198 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor.

Cole O/I Advisors may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to Cole O/I Advisors under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse Cole O/I Advisors for organization and offering expenses, administrative and management services, and payments made by Cole O/I Advisors to third parties in connection with potential acquisitions.

Affiliated Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Holdings Corporation, its affiliates and its predecessors.

Cole Capital Corporation will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors, which is wholly-owned by Cole Holdings Corporation. Christopher H. Cole is the sole stockholder of Cole Holdings Corporation. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “Management — Executive Officers and Directors” and “— The Advisor” sections of this prospectus.

Investment Decisions

The primary responsibility for the investment decisions of Cole O/I Advisors and its affiliates, the negotiation for these investments, and the management of our assets resides with Christopher H. Cole and the other executive officers and key personnel of our advisor. The backgrounds of the officers of Cole O/I Advisors are described in the “Management — Executive Officers and Directors” and “— The Advisor” sections of this prospectus. Our board of directors, including a majority of our independent directors, must approve all of our investments.

MANAGEMENT COMPENSATION

We have no paid employees. Cole O/I Advisors, our advisor, and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to Cole O/I Advisors and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Offering Stage
Selling Commission — Cole Capital Corporation(3)	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering before reallowance of commissions earned by participating broker-dealers. Cole Capital Corporation will reallow 100% of commissions earned to participating broker-dealers.	$175,000/$175,000,000
Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering before reallowance to participating broker-dealers. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers.	$50,000/$50,000,000
Reimbursement of Other Organization and Offering Expenses — Cole O/I Advisors(4)	Cole O/I Advisors will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Cole O/I Advisors for these amounts up to 1.5% of aggregate gross offering proceeds.	$37,500/$44,625,000

Acquisition and Operations Stage
Acquisition Fee — Cole O/I Advisors or its affiliates(5)	We will pay to Cole O/I Advisors up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$43,616/$52,736,354

			Estimated Amount for
			Minimum Offering/
Type of Compensation(1)	Determination of Amount		Maximum Offering(2)

Advisory Fee — Cole O/I Advisors(6)	We will pay to Cole O/I Advisors a monthly advisory fee based upon our monthly average invested assets, according to the following fee schedule:		The annualized advisory fee, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

	Average Invested Assets	Annualized Fee Rate	Average Invested Assets	Annualized Advisory Fee

	$0 - $1 billion	1.00%	$1 billion	1.00%
	$1 billion -
	$2.5 billion	0.90%	$2 billion	0.95%
	Over $2.5 billion	0.85%	$3 billion	0.93%
			$4 billion	0.91%
			$5 billion	0.90%
Operating Expenses — Cole O/I Advisors(7)	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the contract purchase price of each property or of the amount of each loan.		$10,904/$13,184,088 estimated for reimbursement of acquisition expenses. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.
	We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs.

Liquidation/ Listing Stage
Subordinated Performance Fee — Cole O/I Advisors(8)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.		Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated performance fee, which we may pay in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated minimum dollar amounts are based on the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares pursuant to our distribution reinvestment plan. The estimated maximum dollar amounts are based on the sale to the public of 250,000,000 shares at $10.00 per share and 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus. In addition, selling commissions and the dealer manager fee will not be paid with respect to shares sold pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, due diligence expenses that are included in a detailed and itemized invoice, amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering. Subject to the cap on underwriting compensation described elsewhere in this prospectus, the reimbursement to our advisor and its affiliates may include certain expenses that constitute underwriting compensation, a portion of which may be payments made to participating broker-dealers. Any remaining amounts, up to 1% of gross offering proceeds of our primary offering, will be paid by our sponsor or its affiliates, without reimbursement by us, and may also include payments made to participating broker-dealers.

(5)	This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a minimum and a maximum offering, and we have assumed that no financing is used to acquire assets. However, as disclosed throughout this prospectus, we do expect to use leverage, which would result in higher fees paid to our advisor and its affiliates. Any portion of this fee may be deferred and paid in a subsequent year.

Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee to an affiliate of our advisor, construction fee to an affiliate of our advisor, non-recurring management fee, loan fees or points, or any fee of a similar nature.

(6)	Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each business day, over the course of the month. Any portion of this fee may be deferred and paid in a subsequent year.

(7)	We will reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with our operations including non-offering related legal and accounting services. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(8)	We will pay a subordinated performance fee under only one of the following alternative events: (i) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated incentive listing distribution equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors; (ii) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds after investors have received a return of their capital invested and an 8% annual cumulative, non-compounded return; or (iii) upon termination of the advisory agreement, our advisor may be entitled to a similar fee if it would have been entitled to a subordinated performance fee or a subordinated incentive listing distribution had the portfolio been liquidated (based on an independent appraised value of the portfolio) or had our shares of common stock been listed on a national exchange on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

The subordinated performance fee likely will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with Cole O/I Advisors a fee structure appropriate for an entity with a perpetual life or seek to internalize the advisory functions performed by Cole O/I Advisors. Our independent directors will be required to approve any new fee structure negotiated with Cole O/I Advisors. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause Cole O/I OP to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing distribution is earned by Cole O/I Advisors, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, and we will not be required to pay Cole O/I Advisors any further subordinated participation in net sale proceeds.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. We will not reimburse our advisor for any amount by which the total operating expenses (which include the advisory fee, but exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We may reimburse our advisor for operating expenses in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Cole O/I Advisors in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Cole O/I Advisors through its relationship with us;

•	the quality and extent of service and advice furnished by Cole O/I Advisors;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Cole O/I Advisors for the account of other clients.

Since Cole O/I Advisors and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Cole O/I Advisors is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because Cole O/I Advisors manages our day-to-day operations and Cole Realty Advisors manages our properties, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed, therefore we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with Cole O/I Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of Cole O/I Advisors on an as needed basis rather than having to hire similar individuals on a full-time basis.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other exit strategy, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board likely will not consider listing our shares on a national exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. If we pursue a business combination with our advisor, our board will have a fiduciary duty to act in our best interest, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Credit Office/Industrial Trust, Inc.”

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors, (3) our named executive officers, and (4) all of our directors and executive officers as a group.

Common Stock
Beneficially Owned(2)
	Number of Shares	Percentage
Name of Beneficial Owner(1)	of Common Stock	of Class

Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President(3)	20,000	100%
, Director	—	—
, Director	—	—
, Director	—	—
D. Kirk McAllaster, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary	—	—

All directors and executive officers as a group (five persons)(2)	20,000	100%

*	Represents less than 1% of the outstanding common stock.

(1)	Address of each beneficial owner listed is 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 20,000 shares outstanding as of , 2010, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)	Includes 20,000 shares owned by Cole Holdings Corporation. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Cole O/I Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate Cole O/I Advisors and its affiliates. Our agreements and compensation arrangements with our advisor and its affiliates will not be determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, CCPT I, CCPT II and CCPT III, real estate investment trusts that have investment objectives and targeted assets similar to ours. CCPT I is no longer offering shares for investment and, currently is not pursuing acquisitions of additional properties. However, in the event CCPT I sells one or more of its assets, it may seek to acquire additional properties, which may be similar to properties in which we invest. CCPT II is no longer offering shares for investment to the public; however, CCPT II has registered up to 30,000,000 shares to be offered pursuant to its distribution reinvestment plan and may continue to invest in real estate, however proceeds from CCPT II’s distribution reinvestment plan are expected to be used primarily to fund CCPT II share redemptions. CCPT II will seek to liquidate its assets or list its shares of common stock for trading on a national securities exchange by May 22, 2017. If the shares are not listed by that date, CCPT II will seek stockholders approval of an extension or amendment to the listing deadline or of the liquidation of CCPT II. If neither proposal is approved, CCPT II could continue to operate as before. CCPT III currently is engaged in a public offering of up to 250,000,000 shares of its common stock and has filed a new registration statement in connection with a proposed follow-on offering of 275,000,000 shares of its common stock. CCPT III is an active investor in real estate and real estate-related investments, and we anticipate that many investments that will be appropriate for investment by us also will be appropriate for investment by CCPT III. See “— Certain Conflict Resolution Procedures” below.

In addition, during the period from January 1, 2000 to December 31, 2009, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single-tenant properties in various states. In addition, during the period from January 1, 2000 to December 31, 2009, Cole Capital Partners, an affiliate of our advisor, had sponsored 53 currently operating tenant-in-common and Delaware Statutory Trust real estate programs. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. Affiliates of our advisor and of our executive officers also act as officers and directors of general partners of six limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership (Cole Credit LP I) and Cole Credit Property Fund II Limited Partnership (Cole Credit LP II), during the period from January 1, 2000 to December 31, 2009. See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

Other Activities of Cole O/I Advisors and its Affiliates

We rely on Cole O/I Advisors for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, Cole O/I Advisors and its officers, key persons and respective affiliates have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, Cole O/I Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also serves as an officer of our advisor, our dealer manager and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

We may purchase real estate or other real estate-related investments from affiliates of Cole O/I Advisors. The prices we pay to affiliates of our advisor for these assets will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any asset acquired from an affiliate may not exceed its fair market value as determined by an independent expert selected by a majority of our independent directors. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost before we may purchase the real estate or other real estate-related investment.

Potential Conflicts in Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Cole O/I Advisors will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Cole O/I Advisors will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Potential Conflicts of Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of Cole O/I Advisors, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Lack of Separate Representation

Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, Cole O/I Advisors, Cole Capital Corporation and their affiliates in connection with this offering and otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties unless the parties consent to such representation. In the event that a dispute were to arise between us, Cole O/I Advisors, Cole Capital Corporation or any of their affiliates, separate counsel for such matters will be retained as and the respective affiliate when appropriate.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Cole O/I Advisors and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Cole O/I Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since Cole O/I Advisors and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment will likely result in the receipt of fees and other compensation by Cole O/I Advisors and its affiliates, including acquisition fees and the possibility of subordinate performance fees. In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to an affiliate of our advisor. Subject to oversight by our board of directors, Cole O/I Advisors will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Cole O/I Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Cole O/I Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with Cole O/I Advisors and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which Cole O/I Advisors, any of our directors or any of their respective affiliates, has an interest unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to Cole O/I Advisors, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•	We will not make any loans to Cole O/I Advisors, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving Cole O/I Advisors, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, Cole O/I Advisors, any of our directors and any of their respective affiliates will not make loans to us or enter into joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

•	Cole O/I Advisors and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, Cole O/I Advisors must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored program, and for which more than one of such entities has sufficient uninvested funds, then our advisor, with oversight by our board of directors, will determine which program will be first presented with the investment opportunities based on the following factors:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program; and

•	the size of the investment.

If, in the judgment of our advisor, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Cole O/I Advisors, to be more appropriate for a program other than the program that committed to make the investment, Cole O/I Advisors may determine that another program affiliated with Cole O/I Advisors or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Cole O/I Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

We will not enter into any other transaction with Cole O/I Advisors or its affiliates, including the acceptance of goods or services from Cole O/I Advisors or its affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We will not enter into any other transaction with Cole O/I Advisors or its affiliates, including the acceptance of goods or services from Cole O/I Advisors or its affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows the ownership structure of the various Cole entities that are affiliated with Cole O/I Advisors immediately prior to this offering.

(1)	Cole Holdings Corporation currently owns 20,000 shares of our common stock, which represents 100% of the outstanding shares of our common stock, as of , 2010. After this offering, Cole Holdings Corporation will own between 8% of our common stock, assuming a minimum offering, and 0.01% of our common stock, assuming a maximum offering, including the sale of 50,000,000 shares pursuant to the distribution reinvestment plan.

(2)	Cole O/I Advisors currently owns a 0.1% limited partner interest in our operating partnership. After we begin admitting investors in this offering, that limited partner interest will be reduced.

INVESTMENT OBJECTIVES AND POLICIES

General

Investment Objectives

Our primary investment objectives are:

•	to acquire quality office and industrial commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current cash flow from operations;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our goal is to sell our company, liquidate our portfolio or list our shares of common stock for trading on a national securities exchange at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interest of our stockholders. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. While we have no fixed sale, liquidation or listing date, if we do not sell our company, liquidate our portfolio or list our shares of common stock on a national securities exchange within ten years of termination of this offering or, if we engage in a follow-on offering, within ten years of the termination of the follow-on offering, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this liquidation or listing deadline; or

•	seek stockholder approval of the liquidation and dissolution of our corporation.

If we seek and do not obtain stockholder approval of an extension or amendment to the sale, liquidation or listing deadline, we would then be required to seek stockholder approval of proceeding with our liquidation and dissolution. If we seek and obtain stockholder approval of our liquidation and dissolution, we would begin an orderly sale of our assets and distribute, subject to our advisor’s subordinated participation, our net proceeds to you. If we do not obtain such stockholder approval, our charter would not require us to sell, list or liquidate and we could continue to operate as before. In such event, there would be no public market for shares of our common stock and you could be required to hold the shares indefinitely.

Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders. Our independent directors will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders.

Our Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of industrial and office properties. We believe our long-term success will be supported through the following competitive strengths:

•	Disciplined Investment Approach. Our advisor intends to utilize a disciplined investment approach to assemble a portfolio of office and industrial properties, many of which will share certain core characteristics, including a principal, creditworthy tenant in a long-term lease and an advantageous location. Our sponsor and its affiliates developed and refined this investment approach over a period of several decades, and throughout a variety of market conditions. While historically applied principally to the retail sector, we believe that this approach can be applied successfully in the office and industrial sectors, as well.

•	Experienced Advisor. Our advisor’s executive management team collectively has an average of years commercial real estate experience and an average of years of office and industrial real estate experience. Additionally, our executive management team has extensive public company operating experience with of our senior executives having held senior positions at publicly held REITs for an average of years.

•	Strong Industry Relationships. We believe that our extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our strong relationships with the tenant and leasing brokerage communities aid in attracting and retaining tenants.

•	Ability to Purchase Properties for Cash. We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties. While we have not yet raised any substantial capital, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for our sponsor’s affiliated real estate portfolios, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

Acquisition and Investment Policies

Types of Investments

We plan to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing office and industrial commercial real estate assets, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and subject to “net” leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property. Through this disciplined investment approach, we expect to achieve a relatively predictable stream of income, which will provide a principal source of return for investors in our common stock, and the potential for modest appreciation in the value of our real estate assets.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing commercial real estate assets in the retail sector. We believe that our sponsor will be able to leverage their retail experience, in purchasing single-tenant, income-producing properties, which are subject to long-term net leases to creditworthy clients, in assembling and managing a portfolio of industrial and office properties that share many of these same core characteristics. In addition, our sponsor has built a business of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will provide us with a competitive advantage.

We expect that most of the office properties that we acquire will be recently constructed, high quality, low, mid- or high-rise office buildings, serving a single principal tenant, for purposes such as a corporate, regional or product-specific headquarters. Similarly, we expect most of the industrial properties that we acquire will be recently constructed, high quality buildings, serving a single principal tenant, for purposes such as warehousing, distribution, light manufacturing, research and development, or flex facilities. It is our present intention to hold substantially all of the properties that we acquire for a period of five to seven years, and possibly as long as ten years. We intend to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

We expect that some of our office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term leases. In addition, we also may invest in office and industrial properties with multiple tenants, where the property location, condition of the property or some other factor make the property an attractive investment.

We expect that, from time to time, we may invest in office or industrial development projects, designed to construct an income-producing property to serve one or more creditworthy tenants. Our portfolio also may include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets frequently, but not necessarily always, in the office and industrial sector.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds raised in this offering. We are not restricted to investments in office and industrial commercial properties. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties will be creditworthy entities having high net worth and operating income. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor.

In evaluating the credit worthiness of a tenant or prospective tenant, our advisor may not always use specific quantifiable standards, and may consider many factors, including other debt rating agencies, such as Dun and Bradstreet, and/or the proposed terms of the acquisition. Other factors our advisor may consider include the operating history of the property with such tenant or tenants, the tenant’s or tenants’ market share and track record within its industry segment, the general health and outlook of the tenant’s or tenants’ industry segment, and the lease length and terms at the time of the acquisition.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, measures the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies with exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies with extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

Description of Leases

We expect, in most instances, to acquire tenant properties with existing “net” leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. Not all of our leases will be net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.

We anticipate that most of our future acquisitions will have lease terms of ten years or more at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments.

We may purchase properties and lease them back to the sellers of such properties. While we use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Other Possible Investments

Although we expect to invest primarily in single-tenant, income-producing office and industrial properties, we also may invest in other income-producing properties, including retail, where the properties share some of the same core characteristics as our office and industrial properties, including one or more principal, creditworthy tenants, long-term net leases, and/or advantageous locations. We may invest in other income-producing properties, as well, such as hospitality and mini- or self-storage properties. We may also invest in ground leases. Our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the office and industrial sector. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investment Decisions

Cole O/I Advisors has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, which are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, Cole O/I Advisors evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on each and every proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patterns and economic conditions; and

•	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor reviews the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Cole O/I Advisors;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.

We intend to invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We generally do not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary under the circumstances. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, normally is surrendered if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of Cole O/I Advisors. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisors, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Cole O/I Advisors will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Cole O/I Advisors also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Cole O/I Advisors’ officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Cole O/I Advisors’ officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of Cole O/I Advisors’ officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

There is no limitation on the amount we may borrow against any single improved property. However, pursuant to our charter, we are required to limit our aggregate borrowings to 75% of the greater of cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect our board of directors will adopt a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board members, including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire. See the section of this prospectus captioned “— Conditions to Closing Our Acquisitions” below for a description of the steps we may take to ensure environmental compliance in the properties we acquire.

Investing in and Originating Loans

Our criteria for making or investing in loans is substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of five years, we expect that the average duration of loans will typically be one to five years. We are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments; however, our board of directors has adopted a policy limiting the amount of gross offering proceeds that we may apply to mortgage loan investments.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing loans from affiliates, and we may make or invest in loans in which the borrower is an affiliate. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities

If approved by a majority of directors (including a majority of independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with an affiliate of our advisor for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Additionally, we may engage our advisor or an affiliate of our advisor to provide development related services for all or some of the properties that we acquire for development or refurbishment. In those cases, we will pay our advisor or its affiliate a development fee that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. In the event that our advisor or an affiliate of our advisor assists with the development, construction or improvement of any asset we acquire, our advisor will be paid a fee of 2% of the amount paid in respect of such development, construction or improvement.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

Acquisition of Properties from Affiliates of our Advisor

We may acquire properties or interests in properties from or in co-ownership arrangements with entities affiliated with our advisor, including any affiliated entity engaged in construction and development of commercial real properties. We will not acquire any property from an affiliate of our advisor unless a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair and reasonable to us. The purchase price that we will pay for any property we acquire from an affiliate of our advisor, including property developed by the affiliate as well as property held by the affiliate that has already been developed, will not exceed the current appraised value of the property. In addition, the price of the property we acquire from an affiliate of our advisor may not exceed the cost of the property to the affiliate, unless a majority of our directors and a majority of our independent directors determine that substantial justification for the excess exists and the excess is reasonable.

In the case of properties we acquire from an affiliate of our advisor that have not been constructed at the time of contracting, the affiliate generally will be required to obtain an independent “as built” appraisal for the property prior to our contracting for the property, in which case the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. Our contract with any affiliate of our advisor engaged in development of properties for sale to us will require the affiliate to deliver to us at closing title to the property, as well as an assignment of leases.

In the case of properties to be developed by any affiliates of our advisor and sold to us, if any, we anticipate that the development company affiliate will:

•	acquire a parcel of land;

•	enter into contracts for the construction and development of a commercial building thereon;

•	enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

•	secure an earnest money deposit from us, which may be used for acquisition and development expenses;

•	secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•	complete the development and allow the tenant or tenants to take possession of the property; and

•	provide for the acquisition of the property by us.

We will be required to pay a substantial sum to the development company affiliate at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which will be applied to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

We may enter into a contract to acquire property from an affiliate of our advisor engaged in property development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from the affiliate of our advisor and would complete the construction either directly or through a joint venture with the affiliate. Any contract between us, directly or indirectly through a joint venture, and an affiliate of our advisor for the purchase of property to be developed will provide that we will be obligated to purchase the property only if:

•	the affiliated development company completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from an affiliated development company if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from a development company affiliated with our advisor and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliated development company. Because the affiliated development company may be an entity without substantial assets or operations, our board of directors may require that the affiliated development company’s obligation to refund our earnest money deposit be guaranteed by another entity, such as our advisor or one of its affiliates, for substantial monthly fees. As of the time our advisor, its affiliate or any other guarantor may be required to perform under any guaranty, such guarantor may not have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of the guarantor’s operations. We may not be able to collect the entire amount of our earnest money deposit under such circumstances. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally for five to seven years or more. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we will not:

•	borrow in excess of 75% of the greater of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•	issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant; or

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above under the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. Our advisor, Cole O/I Advisors, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Real Property Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or other real estate-related investments. Our advisor and its affiliates are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed upon the respective real property and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change prior to any actual purchase.

We intend to obtain adequate insurance coverage for all properties that we acquire.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.

Overview

We were formed on April 6, 2010, and we intend to qualify as a REIT beginning with the taxable year ending December 31, 2010, or the first year in which we commence material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income producing office and industrial commercial real estate assets, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and subject to “net” leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property. We generally intend to hold each property for a period of five to seven years, and possibly as long as ten years. As of the date of this prospectus, we have not yet commenced operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment, as well as our ability to arrange debt financing. See the “Risk Factors” section of this prospectus.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Investment in and Valuation of Real Estate and Related Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful life of each asset. Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the related asset and leasing costs. All repairs and maintenance will be expensed as incurred.

Assets, other than land, will be depreciated or amortized on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. Impairment indicators that we will consider include, but are not limited to, bankruptcy of a property’s major tenant, a significant decrease in a property’s revenues due to circumstances, such as lease terminations, vacancies, co-tenancy clauses or reduced lease rates. When indicators of potential impairment are present, we will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will reduce the real estate and related intangible assets and liabilities to their fair value and recognize an impairment loss.

Projections of expected future cash flows will require us to use estimates such as future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the number of months it takes to release a property, required tenant improvements and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the misstatement of the carrying value of our real estate and related intangible assets and net income.

When a real estate asset is identified by management as held for sale, we will cease depreciation of the asset and estimate the sales price, net of selling costs. If, in management’s opinion, the net sales price of the asset is less than the net book value of the asset, an adjustment to the carrying value would be recorded to reflect the estimated fair value of the property.

Allocation of Purchase Price of Real Estate and Related Assets

Upon the acquisition of real properties, we will allocate the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their fair values. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to us, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by us in estimating the allocation of purchase price to the building and to lease intangibles. The appraisal firm will have no involvement in management’s allocation decisions other than providing this market information.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the lesser of the useful life or the remaining terms of the respective leases. Below market leases will be amortized as an adjustment of rental income over the remaining terms of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets in our consolidated balance sheets and will be amortized to expense over the lesser of the useful life or the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in our consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

The determination of the fair values of the assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount and capitalization rates, interest rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Revenue Recognition

Upon the acquisition of real estate, we expect certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. We defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in rental income in the period the related costs are incurred.

Income Taxes

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2010, or the first year during which we commence material operations. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2010, or the first year during which we commence material operations, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have issued at least 250,000 shares pursuant to this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

We will not commence any significant operations until we have issued at least 250,000 shares pursuant to this offering. Our principal demands for funds will be for real estate and real estate-related investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Some or all of our distributions will be paid from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of advisory fees and borrowings secured by our assets in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence. In addition, to the extent our investments are in development or redevelopment projects or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines, however we may exceed that limit if approved by a majority of our independent directors. We expect that our board of directors will adopt a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio.

Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations or off balance sheet arrangements as of April 30, 2010.

Related-Party Transactions and Agreements

We intend to enter into agreements with Cole O/I Advisors and its affiliates, whereby we will agree to pay certain fees to, or reimburse certain expenses of, Cole O/I Advisors or its affiliates for acquisition fees, organization and offering costs, sales commissions, dealer manager fees, advisory fees and reimbursement of operating costs. See the “Management Compensation” section in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. We intend to manage our interest rate risk by limiting the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed over the last ten years by Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

During the period from January 1, 2000 to December 31, 2009, Cole Real Estate Investments sponsored 66 privately offered prior programs, including six limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs, CCPT I, a privately offered real estate investment trust, CCPT II and CCPT III, each a publicly offered REIT. As of December 31, 2009, such prior programs have raised approximately $3.7 billion from approximately 72,000 investors. Each of the six limited partnerships, three real estate investment trusts, four of the debt offerings, 27 Delaware Statutory Trusts and 26 tenant-in-common programs have investment objectives and policies similar to those of this program. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The information in this section and in the Prior Performance Tables attached to this prospectus as Appendix A provides relevant summary information concerning real estate programs sponsored by Cole Real Estate Investments. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by our advisor or its affiliates that has reported to the SEC within the last 24 months. For a reasonable fee, those programs will provide copies of any exhibits to such Form 10-K.

Summary Information

During the period from January 1, 2000 to December 31, 2009, affiliates of our advisor have been general partners in six limited partnerships with similar investment objectives to our program, involving the sale of limited partnership interests to approximately 1,800 investors, raising approximately $86.6 million of capital. The foregoing partnerships have purchased in the aggregate 29 properties for an approximate acquisition cost of $204.0 million, of which approximately 57.4% is attributable to 23 single-tenant commercial properties, 40.0% is attributable to three shopping centers, 1.3% is attributable to one data center and 1.3% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Four of the properties are located in the Phoenix metropolitan area, and 25 are located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Missouri, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. To date, 29 of the properties have been sold.

Of the programs described above, two real estate investment programs that acquired retail shopping centers and two limited partnerships that acquired single-tenant retail and commercial properties, have been sponsored since January 1, 2002. Cole Capital Partners, through wholly owned subsidiaries, serves as the general partner of Cole Credit Property Fund I, LP (CCPF) and Cole Credit Property Fund II, LP (CCPF II). As of December 31, 2009, CCPF had raised $25 million and acquired 14 single-tenant retail and commercial properties or an interest therein in 12 states across the U.S. for an aggregate acquisition cost of approximately $55.7 million. Subsequent to the acquisition by CCPF, the tenants at two properties representing less than 7.5% of the fund’s invested equity have been downgraded below investment grade, one of which has filed for Chapter 11 bankruptcy protection and CCPF wrote off its approximately $1.5 million investment in such property. As of December 31, 2009, CCPF had sold 13 of the properties to CCPT II, and had liquidated the limited partnership. As of December 31, 2009, CCPF II had raised $24.5 million and had acquired ten single-tenant retail and commercial properties or an interest therein (including one property co-owned with CCPF) in seven states for an aggregate acquisition cost of approximately $56.3 million. As of December 31, 2009, CCPF II had sold ten of the properties to CCPT II, and had liquidated the limited partnership.

In addition to the partnerships described above, as of December 31, 2009, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four debt offerings and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 37 states for an aggregate acquisition cost of approximately $1.0 billion. As of December 31, 2009, 161 of the properties had been sold, of which 26 were sold as part of Cole Capital Partners’ tenant-in-common program, 52 were sold as part of Cole Capital Partners’ Delaware Statutory Trust Program, eight were sold to CCPT I, 17 were sold to CCPT II and six were sold to CCPT III. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering. On April 6, 2009, an affiliate of our advisor redeemed at par all of the approximately $28.8 million in collateralized senior notes issued under the second debt offering.

In addition, as of December 31, 2009, CCPT I had raised approximately $100.3 million from 1,441 investors, and had acquired 42 single-tenant retail properties in an aggregate of 19 states for an aggregate acquisition cost of approximately $199.1 million.

In addition, as of December 31, 2009, CCPT II had raised approximately $2.1 billion from 41,459 investors and had acquired 397 single-tenant retail properties, 275 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.1 billion. CCPT II also acquired an indirect interest in one multi-tenant retail property through a joint venture for approximately $53.7 million. CCPT II also acquired an indirect interest in a ten-property storage facility portfolio through a joint venture for approximately $70.7 million. CCPT II disclosed in its prospectus a targeted liquidity event by May 22, 2017. Such targeted date has not yet occurred and CCPT II has not had a liquidity event.

In addition, as of December 31, 2009, CCPT III had raised approximately $978.4 million from 24,922 investors and had acquired 113 single-tenant retail properties, 18 single-tenant commercial properties, and 2 multi-tenant retail properties in an aggregate of 33 states for an aggregate acquisition cost of approximately $703.8 million.

In addition, the Cole Exchange Entities offered properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2009, aggregate ownership interests of $171.4 million had been sold in 26 private offerings of properties located in 15 states. In addition, the Cole Exchange Entities offer properties through a Delaware statutory trust program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2009, aggregate ownership interests of approximately $176.1 had been sold in 27 private offerings of properties located in 21 states. See the Prior Performance Tables attached to this memorandum as Appendix A for additional information regarding these programs.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs of our affiliates as of December 31, 2009:

Type of Property	New	Used	Construction

Retail	13.5%	86.5%	—
Land	—	100%	—
Data Center	—	—	100.0%

As of December 31, 2009, these programs had sold 137 of the total of 1,010 properties, or 13.6% of such properties. The original purchase price of the properties that were sold was approximately $927.0 million, and the aggregate sales price of such properties was approximately $980.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

An entity affiliated with the officers of Cole Partnerships, Inc. has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid.

During the three years ended December 31, 2009, the prior real estate programs had purchased 742 properties located in 43 states and the U.S. Virgin Islands. Based on the aggregate purchase price of the 742 properties, approximately 16.7% of the properties were located in Texas, approximately 10.5% of the properties were located in Florida, approximately 9.1% of the properties were located in Illinois and approximately 5.9% of the properties were located in Georgia. The remaining 57.8% of the properties purchased were located in 39 states and the U.S. Virgin Islands, with no individual state concentration greater than 5%. Based on the aggregate purchase price of the 742 properties, approximately 54.8% were single-tenant retail properties, approximately 23.5% were single-tenant commercial properties and approximately 21.7% were multi-tenant retail properties. A total of 452 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 290 properties were purchased solely using offering proceeds.

The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and may in the future experience, decreases in net income when economic conditions decline. One of these programs, Cole Santa Fe Investors, LP owned an approximately 263,000 square foot shopping center. Distributions to investors in that program were suspended indefinitely due to a tenant bankruptcy beginning with the quarter ending December 31, 2003. On November 30, 2007, the property was sold for approximately $26.3 million, which resulted in a return to investors of 100% of their original investment plus a return of approximately 13.5% per year. In addition, Cole Southwest Opportunity Fund, LP completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture and was unable to lease the facility as a result of the severe downturn in the telecommunications industry. On April 6, 2005, the Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada formerly owned by a wholly owned subsidiary of Cole Southwest Opportunity Fund, LP, resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership. See Table III of the Prior Performance Tables for additional information.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Credit Office/Industrial Trust, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

In the event that the listing of our stock on a national securities exchange occurs, the corporation will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law. If we do not sell our company, liquidate our portfolio or list our shares of common stock on a national securities exchange by the tenth anniversary of the termination of our initial public offering, or, if we engage in a follow-on offering, within ten years of the termination of the follow-on offering, our charter requires that we either (i) seek stockholder approval of an extension or amendment of this sale, liquidation or listing deadline, or (ii) seek stockholder approval of the liquidation and dissolution of the corporation. If we seek and do not obtain stockholder approval of an extension or amendment to the sale, liquidation or listing deadline, we would then be required to seek stockholder approval of our liquidation and dissolution. If we seek and obtain stockholder approval of our liquidation and dissolution we would begin an orderly sale of our assets and distribute our net proceeds to you. If we do not obtain such stockholder approval, our charter would not require us to sell, liquidate or list and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares. Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;
•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or
•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy and Distributions

We intend to pay regular monthly distributions to our stockholders. We anticipate that our board of directors will declare distributions to stockholders as of daily record dates with distributions aggregated and paid monthly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through Cole O/I OP, our operating partnership, our ability to pay distributions depends in large part on Cole O/I OP’s ability to pay distributions to us. In the event we do not have enough cash flow from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We expect that, from time to time, we will pay distributions in excess of our cash flows from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the performance of our properties or cash flow from operations.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with Cole O/I Advisors or any affiliate of Cole O/I Advisors. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and Cole O/I Advisors or any affiliate of Cole O/I Advisors. As a result, Cole O/I Advisors or any affiliate of Cole O/I Advisors may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships. We will not elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder will be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

We expect that our board of directors will adopt a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us in accordance with our share redemption program, to fund such redemption. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be equal to or lower than the applicable per share offering price. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price will be based on the most recent estimated value of the shares as follows: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date.

Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the one-year holding requirement, in the discretion of our board of directors. Also, for purposes of the one-year-holding period, limited partners of Cole O/I OP who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date the Cole O/I OP units were issued. Shares redeemed in connection with the death of a stockholder, during the term of this offering and until such time as our board of directors determines a reasonable estimate of the value of our shares, will be redeemed at a purchase price equal 100% of the amount actually paid for the shares. Shares redeemed in connection with the death of a stockholder, after such time as our board of directors has determined a reasonable estimate of the value of our shares, will be redeemed at a purchase price equal to 100% of the most recent estimated value of the shares. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance will be redeemed at a purchase price to be determined by our advisor, in accordance with the general tenants of the share redemption program and under the supervision of our board of directors.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) for each calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In addition, we will limit redemptions per fiscal quarter to approximately 1.25% of the total number of shares available for redemption for that calendar year. These limits might prevent us from accommodating all redemption requests made in any quarter or in any year.

We will redeem our shares on the last business day of the month following the end of each fiscal quarter. Requests for redemption would have to be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares as of the end of the month following the end of the fiscal quarter in which you make your redemption request. You may withdraw your request to have your shares redeemed at any time prior to the last business day of the applicable fiscal quarter in which you submitted your request.

If we can not purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will attempt to honor redemption requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased stockholder’s shares. We will treat the unsatisfied portion of the redemption request as a request for redemption the following fiscal quarter if sufficient funds are available at that time, unless you withdraw your request for redemption. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program at any time upon thirty days prior written notice to our stockholders. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of          , 2012, which is two years from the effective date of this offering, unless the distribution reinvestment plan offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We would notify you of such developments (i) in our annual or quarterly reports or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide our stockholders with limited interim liquidity for their shares until a liquidity event occurs, such as listing of the shares on a national securities exchange or our merger with a listed company. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Cole O/I Advisors or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(3) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(4) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our stockholders having an adverse change in their voting rights;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Valuation Policy

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating income. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering. Furthermore, if we engage in a follow-on offering, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of the follow-on offering or for the 18-month period following the termination of such follow-on offering. However, during such periods, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale in an offering as set forth above, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, after consultation with our advisor, Cole O/I Advisors, or if we are no longer advised by Cole O/I Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish the board of directors’ estimate of the reasonable value of our shares within 18 months after an offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. The estimated value is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets;

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Our board of directors may rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, the board of directors will not be required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.

After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per value of our common stock periodically thereafter, generally annually. However, our board of directors may suspend the publication of such estimates during any follow-on offering of our common stock and for a period of 18 months thereafter.

The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

This valuation policy may be amended by the board of directors at any time and, although the policy will express the intent of the board of directors at the time of its adoption, there is no limitation on the ability of the board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

Prior to the commencement of this offering we will adopt a distribution reinvestment plan. The distribution reinvestment plan will allow you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be on or before          , 2012, although our board of directors may extend the primary offering an additional year. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix D to this prospectus for the full text of the plan.

Pursuant to the distribution reinvestment plan, we generally intend to offer shares for sale at a price of $9.50 per share during the initial public offering of our shares and until such time as our board of directors determines a reasonable estimate of the value of our shares. There after, the purchase price per share under our distribution reinvestment plan will be 95% of the most recently disclosed per share valuation as determined in accordance with the valuation policy. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

Investment of Distributions

Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other Cole-sponsored real estate program, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in the distribution reinvestment plan may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan upon ten days’ prior written notice to participants. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

Cole O/I OP was formed in January 2008 to acquire, own and operate properties on our behalf. It is structured as an UPREIT, which we may utilize to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Cole O/I OP, are deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Cole O/I OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in Cole O/I OP may later exchange his or her limited partnership units in Cole O/I OP for shares of our common stock in a taxable transaction.

The partnership agreement for Cole O/I OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Cole O/I OP. In the event of such a merger, exchange or conversion, Cole O/I OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of Cole O/I OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through Cole O/I OP. We are the sole general partner of Cole O/I OP, and our advisor, Cole O/I Advisors, currently is the only limited partner of Cole O/I OP. As the sole general partner of Cole O/I OP, we have the exclusive power to manage and conduct the business of Cole O/I OP.

The following is a summary of certain provisions of the partnership agreement of Cole O/I OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to Cole O/I OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Cole O/I OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Cole O/I OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Cole O/I OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Cole O/I OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of Cole O/I OP and us.

Operations

The partnership agreement requires that Cole O/I OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Cole O/I OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Cole O/I OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks”

and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that Cole O/I OP will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all Cole O/I OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of Cole O/I OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all Cole O/I OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of Cole O/I OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in Cole O/I OP.

Similarly, the partnership agreement of Cole O/I OP provides that taxable income is allocated to the limited partners of Cole O/I OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Cole O/I OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in Cole O/I OP.

Upon the liquidation of Cole O/I OP, after payment of debts and obligations, any remaining assets of Cole O/I OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Cole O/I OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by Cole O/I OP in acquiring and operating real properties, Cole O/I OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Cole O/I OP. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of Cole O/I OP.

All claims between the partners of Cole O/I OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of Cole O/I OP, including Cole O/I Advisors, have the right to cause their limited partnership units to be redeemed by Cole O/I OP or purchased by us for cash, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of Cole O/I OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Cole O/I OP in exchange for their limited partnership units. Rather, in the event a limited partner of Cole O/I OP exercises its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of Cole O/I OP, is required for any amendment to the partnership agreement. We, as the general partner of Cole O/I OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of Cole O/I OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to Cole O/I OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of Cole O/I OP immediately before the transaction.

Termination of the Partnership

Cole O/I OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of Cole O/I OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Cole O/I OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Cole O/I OP in return for an interest in Cole O/I OP and agrees to assume all obligations of the general partner of Cole O/I OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Cole O/I OP, other than Cole O/I Advisors and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in Cole O/I OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2010, or the first year during which we commence material operations, provided that we operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we will make concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2010, or the first year during which we commence material operations. We believe that, commencing with such taxable year, we will be organized and will operate in such manner to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•	if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT when we file our tax return with the Internal Revenue Service for the taxable year ending December 31, 2010, or the first year during which we commence material operations. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ending December 31, 2010, or the first year during which we commence material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect, for the year ending December 31, 2010, to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See the “— Treatment of Tax-Exempt Stockholders” section of this prospectus.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

If we qualify for taxation as a REIT, to maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered

“rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a “taxable REIT subsidiary” (TRS). Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000.

•	If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•	For violations of any of the asset tests due to reasonable cause that are larger than $10,000,000, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

The IRS has ruled that a distribution of stock by a publicly-traded REIT will be treated as a distribution of property that qualifies for the 90% annual distribution requirement, provided that, among other things, the distribution is declared on or before December 31, 2012, and with respect to a taxable year ending on or before December 31, 2011. However, unless the IRS extends the application of this new ruling to non-traded REITs, we will not be able to meet the 90% annual distribution requirement by making a distribution of shares of our common stock.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares. This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his or her shares. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for U.S. federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S.; we recommend consultation with a qualified international tax advisor on the issue. With respect to potential taxation under FIRPTA to the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled REIT.”

A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we are not a domestically controlled REIT, it is possible that our common stock would constitute a U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA.

If sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a domestically controlled REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, Cole O/I OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws an their investment in our shares.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Cole O/I OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Cole O/I OP’s income and to deduct our distributive share of Cole O/I OP’s losses only if Cole O/I OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Cole O/I OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Cole O/I OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership (PTP).” A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Cole O/I OP qualifies for the Private Placement Exclusion. Moreover, even if Cole O/I OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe Cole O/I OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Cole O/I OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Cole O/I OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Cole O/I OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Cole O/I OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason Cole O/I OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in Cole O/I OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Cole O/I OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Cole O/I OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing Cole O/I OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in Cole O/I OP, we will be required to take into account our allocable share of Cole O/I OP’s income, gains, losses, deductions and credits for any taxable year of Cole O/I OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Cole O/I OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Cole O/I OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for Cole O/I OP, depreciation or amortization deductions of Cole O/I OP generally will be allocated among the partners in accordance with their respective interests in Cole O/I OP, except to the extent that Cole O/I OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of Cole O/I OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in Cole O/I OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Cole O/I OP by us, (2) increased by (a) our allocable share of Cole O/I OP’s income and (b) our allocable share of indebtedness of Cole O/I OP, and (3) reduced, but not below zero, by (a) our allocable share of Cole O/I OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Cole O/I OP.

If the allocation of our distributive share of Cole O/I OP’s loss would reduce the adjusted tax basis of our partnership interest in Cole O/I OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Cole O/I OP or a reduction in our share of Cole O/I OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Cole O/I OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

Cole O/I OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Cole O/I OP acquires properties for cash, Cole O/I OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Cole O/I OP. Cole O/I OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Cole O/I OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period.

To the extent that Cole O/I OP acquires properties in exchange for units of Cole O/I OP, Cole O/I OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Cole O/I OP. Although the law is not entirely clear, Cole O/I OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by Cole O/I OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Cole O/I OP upon the disposition of a property acquired by Cole O/I OP for cash will be allocated among the partners in accordance with their respective interests in Cole O/I OP.

Our share of any gain realized by Cole O/I OP on the sale of any property held by Cole O/I OP as inventory or other property held primarily for sale to customers in the ordinary course of Cole O/I OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow Cole O/I OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Cole O/I OP’s trade or business.

Recent Legislation

On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (Reconciliation Act). The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. During this offering, and unless determined otherwise by our board of directors in accordance with our valuation policy, until eighteen months after the termination of this offering or the termination of any follow-on offering of our shares, we intend to use the most recent gross offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the offering price less the per share amount of the special distribution). Estimates based solely on the most recent offering price of our shares of common stock will not reflect the book value or net asset value of our investments, nor our operating income. Such estimates most likely will not reflect the value per share that you would receive upon our sale or liquidation, and will be subject to other limitations as described in the section of this prospectus captioned “Description of Shares — Valuation Policy.”

Beginning no later than eighteen months after the conclusion of this offering, and, at the determination by our board any follow-on offering, of our shares, our board of directors will disclose a reasonable estimate of the per share value of our common stock that is not based solely on the offering price of our shares. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Pursuant to Section 3(42) of the Pension Protection Act of 2006 (PPA), ERISA defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be as Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 300,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 250,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 50,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be 95% of the net asset value per share as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before           2012, which is two years after the effective date of this offering; provided, however, that our board of directors may extend the primary offering an additional year, as permitted under applicable law. If we decide to extend the primary offering beyond           2012, we will provide that information in a prospectus supplement. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Affiliated Companies — Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we will pay our dealer manager selling commissions of 7% of the gross offering proceeds. We also will pay the dealer manager a fee in the amount of 2% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The dealer manager will reallow to other broker-dealers participating in this offering all of the 7% selling commissions paid to the dealer manager in respect of shares sold by such participating broker-dealers. In addition, the dealer manager may reallow to each of the participating broker-dealers all or a portion of the 2% dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon a number of factors including the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives that are affiliated with FINRA-registered broker-dealers, which have different selling commissions, and consequently, a different purchase price for the additional shares. In the event of the sale of shares in our primary offering by other broker-dealers that are members of FINRA, the purchase price will be $10.00 per share. Selling commissions and dealer manager fees generally will be paid in connection with such sales. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that our dealer manager will waive the 7% selling commission on such shares.

	Per Share	Total Minimum	Total Maximum

Primary Offering
Price to Public	$10.00	$2,500,000	$2,500,000,000
Selling Commissions(1)	0.70	175,000	175,000,000
Dealer Manager Fees(2)	0.20	50,000	50,000,000

Proceeds to Cole Credit Office/Industrial Trust, Inc.	$9.10	$2,275,000	$2,275,000,000

Distribution Reinvestment Plan
Price to Public	$9.50		$475,000,000
Distribution Selling Commissions	—		—
Dealer Manager Fees	—		—

Proceeds to Cole Credit Office/Industrial Trust, Inc.	$9.50		$475,000,000

(1)	All selling commissions will be reallowed to participating broker-dealers.

(2)	All or a portion of the dealer manager fees will be reallowed to participating broker-dealers.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

Percent of
Maximum Offering
(Not Including
	Estimated	Distribution
	Amount	Reinvestment Plan)

Selling commissions	$175,000,000	7.0%
Dealer manager fee reallowance to participating broker-dealers			%
Dealer manager wholesaling compensation			%
Expense reimbursements for wholesaling travel and expenses			%
Broker-dealer conference fees and training and education meetings			%
Due diligence allowance			%
Legal fees of the dealer manager			%

Total(1)	$		%

*	Less than 0.01%

(1)	Of this amount, $175,000,000 and $50,000,000 (7% and 2% of gross offering proceeds of our primary offering) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. Subject to the cap on underwriting compensation described below, and in accordance with our limits on reimbursement and payment of organization and offering expenses as disclosed elsewhere in this prospectus, we may reimburse our sponsor or its affiliates for certain expenses that constitute underwriting compensation, a portion of which may be payments made to participating broker-dealers. Any remaining amounts, up to 1% of gross offering proceeds of our primary offering (a maximum of $25,000,000), will be paid by our sponsor or its affiliates, without reimbursement by us, and may also include payments made to participating broker-dealers.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of this offering.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of Cole O/I Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by Cole O/I Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote. With the exception of the 20,000 shares initially sold to Cole Holdings Corporation in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% in value or number of our outstanding common stock.

Volume Discounts

In order to encourage purchases of over 50,000 shares, a potential purchaser who proposes to purchase over 50,000 shares may, with the agreement of the participating broker, have the selling commission payable with respect to the sale of such shares reduced or eliminated. Assuming a $10.00 per share purchase price, the aggregate fees payable with respect to the sale of such shares would be reduced by as much as $0.90 per share, assuming we are offering shares at $10.00 per share, resulting in a purchase price of $9.10 per share. The following table illustrates the various discount levels available, assuming a $10.00 per share purchase price.

			Purchase Price Per	Dealer
	Selling		Incremental Share	Manager	Net
Dollar Volume	Commission	Per	in Volume	Fees	Proceeds
Shares Purchased	Percent	Share	Discount Range	per Share	per Share

$500,000 or less	7.0%	$0.70	$10.00	$0.20	$9.10
$500,001-$1,000,000	6.0%	0.60	9.90	0.20	9.10
$1,000,001-$2,000,000	5.0%	0.50	9.80	0.20	9.10
$2,000,001-$3,000,000	4.0%	0.40	9.70	0.20	9.10
$3,000,001-$5,000,000	3.0%	0.30	9.60	0.20	9.10
$5,000,001-$10,000,000	2.0%	0.20	9.50	0.20	9.10
Over $10,000,000	1.0%	0.10	9.40	0.20	9.10

For example, if an investor purchases 120,000 shares, the investor would pay (1) $500,000 for the first 50,000 shares, (2) $495,000 for the next 50,000 shares ($9.90 per share), and (3) $196,000 for the next 20,000 shares ($9.80 per share), for a total purchase price of $1,191,000 (approximately $9.925 per share) rather than $1,200,000 for the shares. After the payment of sales commissions of $75,000 (approximately $0.625 per share) and payment of the dealer manager fee, we would receive net proceeds of $1,092,000 ($9.10 per share). The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers). The volume discount is prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate simultaneous subscriptions in us and/or in other Cole-sponsored publicly offered programs as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers).

We may, in our sole discretion, agree to pay annual registered investment advisor fees upon request, to an affiliated broker-dealer of the registered investment advisor. All fees of this nature will be considered underwriting compensation and will be subject to all applicable rules and regulations governing the payment of underwriting compensation, including our 10% of gross offering proceeds limit on underwriting compensation.

In order to encourage purchases of over 500,000 shares, a potential purchaser who proposes to purchase over 500,000 shares may agree with Cole O/I Advisors and Cole Capital Corporation to have the dealer manager fee with respect to the sale of such shares reduced or eliminated, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced or eliminated. Assuming a $10.00 per share purchase price, the aggregate fees payable with respect to the sale of such shares would be reduced by as much as $0.90 per share, assuming we are offering shares at $10.00 per share, resulting in a purchase price of $9.10 per share. In addition or in the alternative, with respect to a potential purchaser who proposes to purchase over 500,000 shares, Cole Holdings Corporation may agree to fund to us on behalf of such purchaser, or reimburse to such purchaser, the organization and offering expense reimbursement or out-of-pocket costs applicable to such investment. Other accommodations may be agreed to by Cole Holdings Corporation with respect to a purchase of over 500,000 shares.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors who pay a reduced or no commission will receive a higher return on their investment than investors who do not qualify for such discount.

Minimum Purchase Requirement

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross offering proceeds and a dealer manager fee of up to 3% of the gross offering proceeds. The dealer manager may reallow up to all of the dealer manager fee to participating broker-dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross offering proceeds. The aggregate amount of selling commissions and the dealer manager fee that you would pay would not be affected by this change. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross offering proceeds and a dealer manager fee of 2% of the gross offering proceeds.

In the event you purchase shares that qualify for a volume discount through a broker-dealer that has entered into a selected dealer agreement that provides for a selling commission of less than 7% of the gross offering proceeds, the selling commissions in the table above will start at the base level of the selling commissions. Discounts of one percent then will be approved at each tranche as described in the table. The aggregate of the discounted selling commission and the dealer manager fee for each particular volume discount will not be affected by this change.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 250,000 shares of our common stock have been received and accepted by us. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by          , 2011, which is one year after the effective date of this offering, our escrow agent will promptly so notify us and this offering will be terminated. Your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. You will not receive interest on your subscription payment unless we fail to sell the minimum number of shares, in which case, we will return your subscription payment to you with accrued interest.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $148,750,000 have been received and accepted by us. If we have not raised a minimum of $148,750,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, within ten calendar days after receipt of the investor’s request.

Investments by IRAs and Qualified Plans

           has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.            has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Further information as to custodial services is available through your broker or may be requested from us.

HOW TO SUBSCRIBE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. A specimen copy of the subscription agreement for current stockholders is included in this prospectus as Appendix C.

(2) Prior to the time we reach our minimum offering, deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “          , Escrow Agent for Cole Credit Office/Industrial Trust, Inc.” or a recognizable contraction or abbreviation thereof, including but not limited to “          , f/b/o Cole O/I Trust.” along with the completed subscription agreement. After we reach our minimum offering, you should pay for your shares by delivering a check for the full purchase price of the shares payable to “Cole Credit Office/Industrial Trust, Inc.” or alternatively “Cole O/I Trust,” provided such funds are accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of Cole O/I Advisors, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Cole O/I Advisors, our advisor, as well as affiliates of Cole O/I Advisors, and may continue to do so in the future.

EXPERTS

The consolidated balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Office/Industrial Trust, Inc.
Attn: Investor Relations
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Tel: (866)     -

One of our affiliates maintains an Internet site at http://www.ccptiii.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Cole Credit Office/Industrial Trust, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Cole Credit Office/Industrial Trust, Inc. and subsidiary (the “Company”) as of April 30, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Cole Credit Office/Industrial Trust, Inc. and subsidiary as of April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
April 30, 2010

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.

CONSOLIDATED BALANCE SHEET
As of April 30, 2010

ASSETS
Cash	$200,000

Total Assets	$200,000

STOCKHOLDER’S EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	$—
Common stock, $.01 par value; 490,000,000 shares authorized, 20,000 shares issued and outstanding	200
Capital in excess of par value	199,800

Total Stockholder’s Equity	$200,000

See accompanying notes to consolidated balance sheet.

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
As of April 30, 2010

NOTE 1 —	ORGANIZATION

Cole Credit Office/Industrial Trust, Inc. (the “Company”) was formed on April 6, 2010 and is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is the sole general partner of and owns a 99.9% partnership interest in Cole Office/Industrial Operating Partnership, LP, a Delaware limited partnership (“Cole O/I OP”). Cole Office/Industrial Advisors, LLC (“Cole O/I Advisors”), the affiliated advisor to the Company, is the sole limited partner and owner of an insignificant noncontrolling partnership interest of 0.1% of Cole O/I OP. Substantially all of the Company’s business will be conducted through Cole O/I OP. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of up to 300,000,000 shares of common stock.

A maximum of 250,000,000 shares may be sold to the public. In addition, the Company plans to register an additional 50,000,000 shares that will be available only to stockholders who elect to participate in the Company’s distribution reinvestment plan under which stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at $9.50 per share during the Offering or if after the time the Company’s board of directors has conducted a full valuation of the Company’s assets and has made a reasonable estimate of the value of the shares of common stock, then the shares of common stock will be offered at a purchase price of not less than 95% of such estimated value.

The Company intends to use substantially all of the net proceeds from the Offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant income-producing office and industrial commercial real estate assets, which are leased to creditworthy tenants under long-term leases. The Company expects that most of the properties will be strategically located throughout the United States and subject to “net” leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property.

The Company and its majority owned subsidiary has not begun its principal operations.

NOTE 2 —	CAPITALIZATION

As of April 30, 2010, the Company was authorized to issue 490,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. On April 29, 2010, the Company sold 20,000 shares of common stock, at $10.00 per share, to Cole Holdings Corporation, the indirect owner of limited liability company interests of the Company’s advisor and dealer-manager. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining shareholder approval.

NOTE 3 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of the Company and its majority owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Organization and Offering Expenses

The Company’s advisor funds all of the organization and offering costs on the Company’s behalf and may be reimbursed for such costs up to 1.5% of the cumulative capital raised by the Company in the Offering. These costs are not included in the balance sheet of the Company because such costs are not a liability of the Company until the subscriptions for the minimum number of shares of common stock are received and accepted by the Company. When recorded by the Company, organization costs will be expensed as incurred.

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of April 30, 2010

Offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs will be recorded as a reduction of capital in excess of par value. As of April 30, 2010 Cole O/I Advisors had incurred approximately $421,000 of costs related to the Offering.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2010, or the first year in which it begins material operations. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders, so long as it distributes at least 90% of its taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

NOTE 4 —	RELATED PARTY ARRANGEMENTS

Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer-manager, will receive a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital intends to reallow 100% of commissions earned to participating broker-dealers. In addition, up to 2% of gross offering proceeds before reallowance to participating broker-dealers will be paid to Cole Capital as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers.

Cole O/I Advisors, or its affiliates, may receive up to 1.5% of gross offering proceeds for reimbursement of organization and offering expenses upon the execution of the advisory agreement. All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by Cole O/I Advisor’s or its affiliates and could be reimbursed by the Company up to 1.5% of aggregate gross offering proceeds.

Cole O/I Advisor’s or its affiliates also will receive acquisition fees of up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset the Company acquires; (iii) the purchase price of any loan the Company acquires; and (iv) the principal amount of any loan the Company originates.

The Company will pay Cole O/I Advisors a monthly advisory fee based upon the Company’s monthly average invested assets, which is equal to the following amounts: (i) an annualized rate of 1.00% will be paid on the Company’s average invested assets that are $0 to $1 billion; (ii) an annualized rate of 0.90% will be paid on the Company’s average invested assets that are $1 billion to $2.5 billion; and (iii) an annualized rate of 0.85% will be paid on the Company’s average invested assets that are over $2.5 billion.

The Company will reimburse Cole O/I Advisors for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which Cole O/I Advisors receives acquisition fees or real estate commissions.

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of April 30, 2010

If the Company is sold or its assets are liquidated, Cole O/I advisors will be entitled to receive a fee equal to 15% of the net sale proceeds as a subordinated performance fee, after investors have received a return on their net capital invested and an 8% annual cumulative, non-compounded return. Alternatively, if the Company’s shares are listed on a national securities exchange, Cole O/I Advisors will be entitled to a subordinated incentive listing distribution from Cole O/I OP equal to 15% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors. As an additional alternative, upon termination of the advisory agreement, Cole O/I Advisors may be entitled to a similar fee it they would have been entitled to a subordinated performance fee or a subordinated incentive listing distribution had the portfolio been liquidated (based on an independent appraised value of the portfolio) or had the Company’s shares of common stock been listed on a national exchange on the date of termination.

NOTE 5 —	ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage the Cole O/I Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Cole O/I Advisors and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding the real estate programs previously sponsored by related entities. Six related partnerships formed from January 1, 2000 to December 31, 2009 have or had similar investment objectives to ours and purchased an aggregate of three retail centers, with an aggregate of approximately 815,000 rentable square feet, one data center building with an aggregate of approximately 135,000 rentable square feet, one single-tenant commercial property with an aggregate of approximately 33,000 square feet and 22 single-tenant retail properties with an aggregate of approximately 509,000 rentable square feet. One partnership purchased two land parcels for development with an aggregate of approximately 452,000 square feet. The prior performance tables also include the activity of CCPT I, CCPT II, CCPT III, Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, Cole Collateralized Senior Notes IV, and the various offerings related to Cole Capital Partners’ Tenants-in-Common and Delaware Statutory Trust (DST) programs.

As of December 31, 2009, CCPT I had raised approximately $100.3 million and had acquired 42 single-tenant commercial properties, with an aggregate of approximately 1.0 million square feet.

As of December 31, 2009, CCPT II had raised approximately $2.1 billion from 41,459 investors and had acquired 397 single-tenant retail properties, 275 single-tenant commercial properties, and 21 multi-tenant retail properties in 45 states and the U.S. Virgin Islands, for an aggregate acquisition cost of approximately $3.1 billion. CCPT II also acquired an indirect interest in one multi-tenant retail property through a joint venture, for approximately $53.7 million. CCPT II also acquired an indirect interest in a ten-property storage portfolio through a joint venture, for approximately $70.7 million.

As of December 31, 2009, CCPT III had raised approximately $978.4 million from 24,922 investors and had acquired 113 single-tenant retail properties, 18 single-tenant commercial properties, and 2 multi-tenant retail properties in 33 states, for an aggregate acquisition cost of approximately $703.8 million.

As of December 31, 2009, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four debt offerings and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties and three multi-tenant retail properties in 37 states for an aggregate acquisition cost of approximately $1.0 billion. As of December 31, 2009, 161 of the properties had been sold, of which 26 were sold as part of Cole Capital Partners’ tenant-in-common program, 52 were sold as part of Cole Capital Partners’ Delaware Statutory Trust Program, eight were sold to CCPT I, 17 were sold to CCPT II and six were sold to CCPT III. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering. On April 6, 2009, an affiliate of our advisor redeemed at par all of the approximately $28.8 million in collateralized senior notes issued under the second debt offering.

Cole Partnerships, Inc., an entity affiliated with the officers of Cole Capital Advisors, has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid. This program is not considered to have similar investment objectives to this offering.

In addition, the Cole Exchange Entities offer properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2009, aggregate ownership interests of $171.4 million had been sold in 26 private offerings of properties located in 15 states. In addition, the Cole Exchange Entities offer properties through the DST Program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2009, aggregate ownership interests of approximately $176.1 had been sold in 27 private offerings of properties located in 21 states.

Past performance is not necessarily indicative of future results.

The investment objectives of previous private real estate programs formed from 1979 through 1992 are not similar to the investment objectives of the above programs due to the fact that those properties have been held for capital appreciation in the value of the underlying property.

These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of shares will not create any ownership interest in the programs included in these tables.

These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been closed since January 1, 2007. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2009.

			Home Depot in
	Cole Credit Property	Cole Credit Property	Bellingham, WA
	Trust II, Inc.	Trust III, Inc.	(5)(4)

Dollar amount offered	$2,270,000,000	$2,490,000,000	$24,706,000
Dollar amount raised	2,101,415,627	978,437,090	24,706,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	135,812,456	67,706,845	1,482,360
Organizational expenses(1)	52,616,013	32,190,735	247,060
Other	—	—	—
Reserves	28,415,699	278,716,714	135,215
Percent available for investment	91%	90%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	36,786,540	3,791,869	514,140
Cash down payment	1,822,460,784	662,761,105	22,462,440
Acquisition fees(2)	65,453,070	14,086,816	—
Other	—	—	—

Total acquisition cost	$1,924,700,394	$680,639,790	$22,976,580
Percent leverage	48%	18%	0%
Date offering began	6/27/05	10/15/08	4/12/06
Length of offering (in months)	Ongoing	Ongoing	9
Months to invest 90% of amount available for investment	40	Ongoing	7

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Barrywoods Crossing	Centerpoint in
	Portfolio III	in Kansas City, MO	Woodbridge, IL
	(5)(4)	(3)(4)	(3)(4)

Dollar amount offered	$15,449,000	$20,400,000	$22,100,000
Dollar amount raised	15,449,000	20,400,000	22,100,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	926,940	1,428,000	1,326,000
Organizational expenses(1)	154,490	204,000	221,000
Other	—	—	—
Reserves	67,833	257,587	587,239
Percent available for investment	93%	92%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	180,000	517,003	744,980
Cash down payment	13,776,305	17,968,247	19,513,890
Acquisition fees(2)	—	—	—
Other	233,650	282,750	294,130

Total acquisition cost	$14,189,955	$18,768,000	$20,553,000
Percent leverage	60%	58%	57%
Date offering began	11/7/06	7/19/06	2/8/07
Length of offering (in months)	4	6	10
Months to invest 90% of amount available for investment	3	6	8

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Cole Net Lease
	Portfolio IV	Portfolio V	Portfolio VI
	(5)(4)	(5)(4)	(5)(4)

Dollar amount offered	$6,003,000	$21,957,000	$25,640,000
Dollar amount raised	6,003,000	21,957,000	25,640,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	360,180	1,317,420	1,410,200
Organizational expenses(1)	60,030	219,570	256,400
Other	—	—	—
Reserves	18,930	172,534	222,294
Percent available for investment	93%	93%	94%
Acquisition costs:
Prepaid items and fees related to purchase of property	180,000	180,000	175,000
Cash down payment	5,301,010	19,985,580	23,798,400
Acquisition fees(2)	—	—	—
Other	64,880	254,430	—

Total acquisition cost	$5,545,890	$20,420,010	$23,973,400
Percent leverage	52%	54%	54%
Date offering began	3/7/07	6/11/07	9/10/07
Length of offering (in months)	5	4	5
Months to invest 90% of amount available for investment	4	3	3

(1)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.

(2)	Acquisition fees include fee paid to the sponsor or affiliates based upon the terms of the memorandum.

(3)	The Offering is a Tenant-in-Common Program sponsored by Cole Capital Partners which consists of the sale of tenant-in-common interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

(4)	Acquisition cost amounts represent the costs paid by the tenant-in-common or Delaware statutory trust investors to acquire interest in the properties.

(5)	The Offering is a Delaware Statutory Trust Program sponsored by Cole Capital Partners which consists of the sale of Delaware statutory trust interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Prior Real Estate programs whose offerings have closed since January 1, 2006 are shown separately and all other programs have been aggregated. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2009.

	Cole Credit Property	Cole Credit Property	Home Depot in
	Trust II, Inc.	Trust III, Inc.	Bellingham, WA

Date offering commenced	6/27/2005	10/15/2008	4/12/2006
Dollar amount raised	$2,101,415,627	$978,437,090	$24,706,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,743,062	10,213,524	247,060
Acquisition fees(1)
Real estate commissions	65,861,597	14,086,816	—
Advisory fees	—	—	—
Other(2)	18,799,387	1,293,900	—
Amount of cash generated from operations before deducting payments to sponsor	275,426,693	3,177,863	5,207,218
Amount paid to sponsor from operations:
Property management fees	9,853,876	459,071	—
Partnership management fees(3)	17,452,366	1,295,684	75,313
Reimbursements	1,617,223	1,450,615	—
Leasing commissions	546,695	—	—
Other(4)	95,869	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

Centerpoint
	Barrywoods Crossing	Cole Net Lease	Shopping Center —
	in Kansas City, MO	Portfolio III	Woodbridge, IL

Date offering commenced	7/19/2006	11/7/2006	2/8/2007
Dollar amount raised	$20,400,000	$15,449,000	$22,100,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	204,000	154,490	221,000
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	282,750	233,650	294,130
Amount of cash generated from operations before deducting payments to sponsor	4,045,079	3,367,313	4,157,312
Amount paid to sponsor from operations:
Property management fees	316,610	—	226,103
Partnership management fees(3)	195,750	273,978	235,738
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(4)	—	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Cole Net Lease
	Portfolio IV	Portfolio V	Portfolio VI

Date offering commenced	3/7/2007	6/11/2007	9/10/2007
Dollar amount raised	$6,003,000	$21,957,000	$25,639,300
Amount paid to sponsor from proceeds of offering:
Underwriting fees	60,030	219,570	256,401
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	64,880	254,430	—
Amount of cash generated from operations before deducting payments to sponsor	1,104,917	3,887,561	3,670,349
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees(3)	75,652	167,722	51,197
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(4)	—	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

54 Other Programs
(6)

Date offering commenced	N/A
Dollar amount raised	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees(1)
Real estate commissions	4,535,070
Advisory fees	—
Other(2)	31,275
Amount of cash generated from operations before deducting payments to sponsor	63,885,987
Amount paid to sponsor from operations:
Property management fees	2,329,144
Partnership management fees(3)	3,075,892
Reimbursements	—
Leasing commissions	10,500
Other(4)	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	257,799,802
Notes	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	—
Other	—

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and development fees and the leasing commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to advisory fees.

(4)	Amounts primarily relate to construction management fees.

(5)	Amounts herein include initial investments of capital raised and properties acquired through reinvested amounts.

(6)	54 of the offerings of the prior programs aggregated herein were not closed within the past three years and therefore are not shown separately. The programs have similar investment objectives to this program.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by the sponsor of this program, the offerings of which have been closed since January 1, 2005. The information relates only to program with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, expect as noted.

	Cole Collateralized Senior Notes II, LLC
	February 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$1,822,545	$3,323,748	$2,957,169	$2,318,406	$702,375	$101,926
Profit (loss) on sale of properties	—	1,433,092	186,386	164,115	21,320	—
Less:
Operating expenses(1)	98,921	363,221	121,582	372,512	245,099	33,502
Interest expense	2,095,747	4,407,598	3,613,049	3,492,661	2,847,030	766,667
Depreciation and amortization(2)	379,572	954,362	718,486	765,308	263,600	25,673

Net income (loss) — Tax basis(3)	$(751,695)	$(968,341)	$(1,309,562)	$(2,147,960)	$(2,632,034)	$(723,916)

Taxable income
— from operations	$(751,695)	$(2,401,433)	$(1,495,948)	$(2,312,075)	$(2,653,354)	$(723,916)
— from gain on sale	—	1,433,092	186,386	164,115	21,320	—
Cash generated
— from operations(4)	(372,123)	(1,447,071)	(777,462)	(1,546,767)	(2,389,754)	(698,243)
— from sales	16,927,937	56,276,976	52,753,392	26,893,932	502,807	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	16,555,814	54,829,905	51,975,930	25,347,165	(1,886,947)	(698,243)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	—	— (5)
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	16,555,814	54,829,905	51,975,930	25,347,165	(1,886,947)	(698,243)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,555,814	$54,829,905	$51,975,930	$25,347,165	$(1,886,947)	$(698,243)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$—	$— (5)
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	—	—	—	—	— (5)
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	—	—	—	—	—
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						0%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes III, LLC
	January 2005
	2005	2006	2007	2008	2009

Gross revenues	$1,810,021	$3,300,297	$2,385,403	$1,061,451	$673,508
Profit (loss) on sale of properties	289,643	3,124,045	805,309	—	—
Less:
Operating expenses(1)	120,231	169,907	241,105	182,531	164,941
Interest expense	2,568,620	3,606,300	3,156,418	2,503,359	2,364,326
Depreciation and amortization(2)	410,037	1,693,225	465,163	605,536	678,998

Net income (loss) — Tax basis(3)	$(999,224)	$954,910	$(671,974)	$(2,229,975)	$(2,534,757)

Taxable income
— from operations	$(1,288,867)	$(2,169,135)	$(1,477,283)	$(2,229,975)	$(2,534,757)
— from gain on sale	289,643	3,124,045	805,309	—	—
Cash generated
— from operations(4)	(878,830)	(475,910)	(1,012,120)	(1,624,439)	(1,855,759)
— from sales	19,914,849	22,363,682	64,531,601	1,703,695	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	19,036,019	21,887,772	63,519,481	79,256	(1,855,759)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	— (5)
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,036,019	21,887,772	63,519,481	79,256	(1,855,759)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,036,019	$21,887,772	$63,519,481	$79,256	$(1,855,759)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$— (5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	—	—	—	— (5)
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					10%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes IV, LLC
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$91,908	$2,070,894	$1,520,899	$1,419,521	$683,412
Profit (loss) on sale of properties	—	—	121,341	—	—
Less:
Operating expenses(1)	88,074	1,131,745	85,088	146,340	138,335
Interest expense	538,378	2,908,292	2,713,627	2,560,921	2,418,220
Depreciation and amortization(2)	79,634	426,629	460,010	540,056	611,779

Net income (loss) — Tax basis(3)	$(614,178)	$(2,395,772)	$(1,616,485)	$(1,827,796)	$(2,484,922)

Taxable income
— from operations	$(614,178)	$(2,395,772)	$(1,737,826)	$(1,827,796)	$(2,484,922)
— from gain on sale	—	—	121,341	—	—
Cash generated
— from operations(4)	(534,544)	(1,969,143)	(1,277,816)	(1,287,740)	(1,873,143)
— from sales	212,472	28,358,859	7,870,622	1,222,901	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(322,072)	26,389,716	6,592,806	(64,839)	(1,873,143)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	— (5)
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(322,072)	26,389,716	6,592,806	(64,839)	(1,873,143)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(322,072)	$26,389,716	$6,592,806	$(64,839)	$(1,873,143)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$— (5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	—	—	—	— (5)
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					2%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust, Inc.
	April 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$951,220	$10,987,553	$16,149,526	$16,191,240	$16,257,828	$16,343,281
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	169,619	1,357,842	2,030,411	1,945,834	2,246,994	1,699,057
Interest expense	322,238	4,664,223	7,698,059	7,217,023	7,307,278	7,310,026
Depreciation and amortization(2)	296,514	3,638,794	5,394,072	5,479,673	5,485,757	5,486,613

Net income (loss) — Tax basis(3)	$162,849	$1,326,694	$1,026,984	$1,548,710	$1,217,799	$1,847,585	(6)

Taxable income
— from operations	$162,849	$1,326,694	$1,026,984	$1,548,710	$1,217,799	$1,847,585
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	(196,312)	5,881,043	6,678,636	6,884,891	7,164,678	7,285,250
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	(196,312)	5,881,043	6,678,636	6,884,891	7,164,678	7,285,250
Less: Cash distributions to investors
— from operating cash flow	132,344	4,751,612	7,070,390	7,065,952	7,062,418	7,063,510
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(328,656)	1,129,431	(391,754)	(181,061)	102,260	221,740
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(328,656)	$1,129,431	$(391,754)	$(181,061)	$102,260	$221,740

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$5.73	$13.14	$10.17	$15.35	$12.07	$18.31
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	4.66	47.05	70.03	70.02	70.00	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	4.66	47.05	70.03	70.02	70.00	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust II, Inc.
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$741,669	$19,519,507	$92,100,308	$202,282,667	$276,026,961
Equity in income of unconsolidated joint ventures	—	—	—	470,978	612,432
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	195,020	3,306,511	12,662,270	32,191,062	50,986,169
Interest expense	439,829	8,397,634	39,075,748	78,063,338	98,996,703
Depreciation and amortization(2)	221,411	6,469,366	30,482,273	63,858,422	90,750,170
Impairment of real estate assets	—	—	5,400,000	3,550,000	13,500,000

Net income (loss) — Tax basis(3)	$(114,591)	$1,345,996	$4,480,017	$25,090,823	$22,406,351	(6)

Taxable income
— from operations	$(114,591)	$1,345,996	$4,480,017	$25,090,823	$22,406,351
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	397,741	7,861,475	43,366,041	96,073,918	116,871,698
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	397,741	7,861,475	43,366,041	96,073,918	116,871,698
Less: Cash distributions to investors
— from operating cash flow	—	3,554,073	17,410,212	42,575,288	63,965,878
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	397,741	4,307,402	25,955,829	53,498,630	52,905,820
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$397,741	$4,307,402	$25,955,829	$53,498,630	$52,905,820

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$(4.05)	$4.39	$4.79	$12.42	$11.48
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	0.02	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	11.59	18.63	21.10	32.77
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	11.59	18.63	21.10	32.77
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust III, Inc.
	October 2008
	2008	2009

Gross revenues	$3,621	$23,503,760
Profit (loss) on sale of properties	—	—
Less:
Operating expenses(1)	104,769	23,312,360
Interest expense	—	2,538,176
Depreciation and amortization(2)	—	5,474,070

Net income (loss) — Tax basis(3)	$(101,148)	$(7,820,846	)(6)

Taxable income
— from operations	$(101,148)	$(7,820,846)
— from gain on sale	—	—
Cash generated
— from operations(4)	(27,507)	74,038
— from sales	—	—
— from refinancing	—	—

Cash generated from operations, sales and refinancing	(27,507)	74,038
Less: Cash distributions to investors
— from operating cash flow	—	74,038
— from sales and refinancing	—	—
— from other	—	9,063,571

Cash generated (deficiency) after cash distributions	(27,507)	(9,063,571)
Less: Special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	$(27,507)	$(9,063,571)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$(505.74)	$(9.02)
— from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	.09
— return of capital	—	10.46
Source (on a cash basis)
— sales	—	—
— refinancing	—	—
— operations	—	.09
— other	—	10.46
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Edgewood, NM
	September 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$28,330	$275,640	$276,137	$276,538	$275,854	$298,614
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	1,326	14,191	13,699	14,229	14,347	14,648
Interest expense	5,527	118,666	118,666	118,666	118,991	128,744
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$21,477	$142,783	$143,772	$143,643	$142,516	$155,222

Taxable income
— from operations	$21,477	$142,783	$143,772	$143,643	$142,516	$155,222
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	21,477	142,783	143,772	143,643	142,516	155,222
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	21,447	142,783	143,772	143,643	142,516	155,222
Less: Cash distributions to investors
— from operating cash flow	—	144,070	144,072	144,072	144,072	144,070
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,447	(1,287)	(300)	(429)	(1,556)	11,152
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,447	$(1,287)	$(300)	$(429)	$(1,556)	$11,152

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$11.64	$66.91	$67.37	$67.31	$66.78	$72.74
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	67.51	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	67.51	67.51	67.51	67.51	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Slidell, LA
	October 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$243,899	$275,516	$275,767	$275,244	$297,922
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	11,336	12,445	12,884	13,323	13,047
Interest expense	—	98,704	118,901	118,901	119,227	128,999
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$133,859	$144,170	$143,982	$142,694	$155,876

Taxable income
— from operations	$—	$133,859	$144,170	$143,982	$142,694	$155,876
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	133,859	144,170	143,982	142,694	155,876
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,859	144,170	143,982	142,694	155,876
Less: Cash distributions to investors
— from operating cash flow	—	114,918	143,772	143,772	143,772	143,772
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,941	398	210	(1,078)	12,104
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,941	$398	$210	$(1,078)	$12,104

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$60.51	$65.18	$65.09	$64.51	$70.47
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	51.95	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	51.95	65.00	65.00	65.00	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Westheimer, TX
	October 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$14,637	$495,000	$495,990	$496,394	$495,437	$536,265
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	580	21,003	21,476	22,316	22,748	22,350
Interest expense	—	214,710	220,752	220,752	221,357	239,501
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$14,057	$259,287	$253,762	$253,326	$251,332	$274,414

Taxable income
— from operations	$14,057	$259,287	$253,762	$253,326	$251,332	$274,414
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	14,057	259,287	253,762	253,326	251,332	274,414
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	14,057	259,287	253,762	253,326	251,332	274,414
Less: Cash distributions to investors
— from operating cash flow	—	240,014	253,500	253,513	253,513	253,501
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	14,057	19,273	262	(187)	(2,181)	20,913
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$14,057	$19,273	$262	$(187)	$(2,181)	$20,913

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$3.60	$66.48	$65.07	$64.96	$64.44	$70.36
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	61.54	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	61.54	65.00	65.00	65.00	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Richmond Heights, OH
	October 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$423,387	$420,807	$421,153	$420,367	$455,015
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	18,416	17,830	18,194	18,710	18,149
Interest expense	—	173,029	182,004	182,004	182,503	197,462
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$231,942	$220,973	$220,955	$219,154	$239,404

Taxable income
— from operations	$—	$231,942	$220,973	$220,955	$219,154	$239,404
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	231,942	220,973	220,955	219,154	239,404
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	231,942	220,973	220,955	219,154	239,404
Less: Cash distributions to investors
— from operating cash flow	—	203,676	220,220	220,229	220,221	220,220
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,266	753	726	(1,067)	19,184
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,266	$753	$726	$(1,067)	$19,184

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$68.46	$65.22	$65.22	$64.69	$70.66
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	60.12	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	60.12	65.00	65.00	65.00	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Spokane, WA
	November 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$1,014,839	$1,323,040	$1,434,607	$1,321,467	$1,452,255
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	12,592	12,670	11,218	10,876	9,808
Interest expense	—	394,654	551,910	598,785	553,422	551,911
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$607,593	$758,460	$824,604	$757,169	$890,536

Taxable income
— from operations	$—	$607,593	$758,460	$824,604	$757,169	$890,536
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	607,593	758,460	824,604	757,169	890,536
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	607,593	758,460	824,604	757,169	890,536
Less: Cash distributions to investors
— from operating cash flow	—	514,099	749,580	749,580	749,592	858,574
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	93,494	8,880	75,024	7,577	31,962
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$93,494	$8,880	$75,024	$7,577	$31,962

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$52.69	$65.77	$71.51	$65.66	$77.22
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	44.58	65.00	65.00	65.00	74.45
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	44.58	65.00	65.00	65.00	74.45
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Orlando, FL
	November 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$232,208	$300,483	$300,750	$300,195	$324,935
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	10,463	13,562	14,317	14,401	14,119
Interest expense	—	90,054	124,904	124,979	125,321	135,594
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$131,691	$162,017	$161,454	$160,473	$175,222

Taxable income
— from operations	$—	$131,691	$162,017	$161,454	$160,473	$175,222
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	131,691	162,017	161,454	160,473	175,222
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	131,691	162,017	161,454	160,473	175,222
Less: Cash distributions to investors
— from operating cash flow	—	111,711	161,592	161,592	161,592	161,590
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	19,980	425	(138)	(1,119)	13,632
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$19,980	$425	$(138)	$(1,119)	$13,632

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$52.97	$65.17	$64.95	$64.55	$70.48
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	44.94	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	44.94	65.00	65.00	65.00	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Glen Burnie, MD
	November 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$312,387	$416,142	$416,327	$415,614	$415,117
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	13,428	17,695	16,995	17,483	16,893
Interest expense	—	119,319	169,158	170,790	171,258	170,790
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$179,640	$229,289	$228,542	$226,873	$227,434

Taxable income
— from operations	$—	$179,640	$229,289	$228,542	$226,873	$227,434
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	179,640	229,289	228,542	226,873	227,434
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	179,640	229,289	228,542	226,873	227,434
Less: Cash distributions to investors
— from operating cash flow	—	151,637	226,524	226,524	226,524	226,525
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,003	2,765	2,018	349	909
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,003	$2,765	$2,018	$349	$909

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$51.55	$65.79	$65.58	$65.10	$65.26
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	43.51	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	43.51	65.00	65.00	65.00	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Covington, TN
	December 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$237,696	$261,606	$261,865	$261,262	$282,755
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	10,629	11,782	12,358	12,689	11,831
Interest expense	—	93,795	110,081	110,081	110,382	119,430
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$133,272	$139,743	$139,426	$138,191	$151,494

Taxable income
— from operations	$—	$133,272	$139,743	$139,426	$138,191	$151,494
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	133,272	139,743	139,426	138,191	151,494
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,272	139,743	139,426	138,191	151,494
Less: Cash distributions to investors
— from operating cash flow	—	114,287	139,165	139,164	139,170	139,165
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,985	578	262	(979)	12,329
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,985	$578	$262	$(979)	$12,329

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$62.25	$65.27	$65.12	$64.55	$70.76
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	53.38	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	53.38	65.00	65.00	65.00	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Garfield Heights, OH
	December 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$145,569	$385,036	$385,085	$384,439	$384,069
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	1,893	3,936	4,288	4,767	4,153
Interest expense	—	54,853	169,672	169,672	170,137	169,672
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$88,823	$211,428	$211,125	$209,535	$210,244

Taxable income
— from operations	$—	$88,823	$211,428	$211,125	$209,535	$210,244
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	88,823	211,428	211,125	209,535	210,244
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	88,823	211,428	211,125	209,535	210,244
Less: Cash distributions to investors
— from operating cash flow	—	62,999	212,424	212,424	212,424	212,424
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	25,824	(996)	(1,299)	(2,889)	(2,180)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$25,824	$(996)	$(1,299)	$(2,889)	$(2,180)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$30.32	$72.16	$72.06	$71.51	$71.76
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	21.50	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	21.50	72.50	72.50	72.50	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Ponca City, OK
	December 2004
	2004	2005	2006	2007	2008	2009

Gross revenues	$—	$118,085	$312,409	$312,521	$311,964	$311,586
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	—	1,477	3,272	3,649	4,255	3,534
Interest expense	—	44,763	138,460	138,460	138,840	138,460
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$71,845	$170,677	$170,412	$168,869	$169,592

Taxable income
— from operations	$—	$71,845	$170,677	$170,412	$168,869	$169,592
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	—	71,845	170,677	170,412	168,869	169,592
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	71,845	170,677	170,412	168,869	169,592
Less: Cash distributions to investors
— from operating cash flow	—	50,034	168,708	168,708	168,702	168,708
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	21,811	1,969	1,704	167	884
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$21,811	$1,969	$1,704	$167	$884

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$30.87	$73.35	$73.23	$72.57	$72.88
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	21.50	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	21.50	72.50	72.50	72.50	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Tacoma, WA
	February 2005
	2005	2006	2007	2008	2009

Gross revenues	$1,051,101	$1,750,475	$1,769,746	$1,912,655	$1,762,567
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	35,286	53,645	48,638	50,168	54,296
Interest expense	461,947	843,053	843,053	845,362	843,053
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$553,868	$853,777	$878,055	$1,017,125	$865,218

Taxable income
— from operations	$553,868	$853,777	$878,055	$1,017,125	$865,218
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	553,868	853,777	878,055	1,017,125	865,218
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	553,868	853,777	878,055	1,017,125	865,218
Less: Cash distributions to investors
— from operating cash flow	426,665	821,808	852,252	852,257	852,250
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	127,203	31,969	25,803	164,868	12,968
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$127,203	$31,969	$25,803	$164,868	$12,968

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$45.49	$70.13	$72.12	$83.54	$71.07
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	35.04	67.50	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	35.04	67.50	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Pineville, LA
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$155,136	$304,247	$304,486	$303,967	$303,588
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,636	7,168	6,042	8,179	7,974
Interest expense	65,763	143,734	143,734	144,128	143,735
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$83,737	$153,345	$154,710	$151,660	$151,879

Taxable income
— from operations	$83,737	$153,345	$154,710	$151,660	$151,879
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	83,737	153,345	154,710	151,660	151,879
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	83,737	153,345	154,710	151,660	151,879
Less: Cash distributions to investors
— from operating cash flow	64,858	151,670	151,668	151,674	151,669
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,879	1,675	3,042	(14)	210
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,879	$1,675	$3,042	$(14)	$210

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.03	$73.30	$73.95	$72.50	$72.60
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Bartlett, TN
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$148,334	$295,747	$295,931	$295,456	$295,085
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,352	5,575	3,946	15,918	18,280
Interest expense	63,835	142,071	142,071	142,460	142,071
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$80,147	$148,101	$149,914	$137,078	$134,734

Taxable income
— from operations	$80,147	$148,101	$149,914	$137,078	$134,734
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	80,147	148,101	149,914	137,078	134,734
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,147	148,101	149,914	137,078	134,734
Less: Cash distributions to investors
— from operating cash flow	61,482	146,592	146,592	134,919	133,856
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,665	1,509	3,322	2,159	878
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,665	$1,509	$3,322	$2,159	$878

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$39.64	$73.24	$74.14	$67.79	$66.63
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	30.41	72.50	72.50	66.73	66.20
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	30.41	72.50	72.50	66.73	66.20
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sidney, OH
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$150,793	$295,791	$295,961	$295,469	$295,090
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,562	7,030	5,839	8,063	6,987
Interest expense	65,761	143,730	143,730	144,124	143,730
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$80,470	$145,031	$146,392	$143,282	$144,373

Taxable income
— from operations	$80,470	$145,031	$146,392	$143,282	$144,373
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	80,470	145,031	146,392	143,282	144,373
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,470	145,031	146,392	143,282	144,373
Less: Cash distributions to investors
— from operating cash flow	61,230	143,184	143,184	143,186	143,187
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,240	1,847	3,208	96	1,186
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,240	$1,847	$3,208	$96	$1,186

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.74	$73.43	$74.12	$72.55	$73.10
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Wichita Falls, TX
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$153,348	$300,722	$300,926	$300,443	$300,083
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,352	6,949	7,445	7,916	7,640
Interest expense	66,573	145,505	145,505	145,903	145,505
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$82,423	$148,268	$147,976	$146,624	$146,938

Taxable income
— from operations	$82,423	$148,268	$147,976	$146,624	$146,938
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	82,423	148,268	147,976	146,624	146,938
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	148,268	147,976	146,624	146,938
Less: Cash distributions to investors
— from operating cash flow	62,626	146,448	146,448	146,454	146,449
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	1,820	1,528	170	489
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$1,820	$1,528	$170	$489

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.80	$73.40	$73.26	$72.59	$72.74
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Chicago, IL
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$228,585	$476,231	$476,429	$475,662	$475,127
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,058	9,830	9,094	10,382	9,873
Interest expense	98,204	229,773	229,773	230,402	229,773
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$123,323	$236,628	$237,562	$234,878	$235,481

Taxable income
— from operations	$123,323	$236,628	$237,562	$234,878	$235,481
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	123,323	236,628	237,562	234,878	235,481
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	123,323	236,628	237,562	234,878	235,481
Less: Cash distributions to investors
— from operating cash flow	93,600	234,540	234,540	234,539	234,539
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	29,723	2,088	3,022	339	942
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$29,723	$2,088	$3,022	$339	$942

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$38.12	$73.15	$73.43	$72.61	$72.79
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	28.93	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Southington, CT
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$198,989	$414,555	$414,810	$414,132	$413,619
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,140	8,643	7,954	9,290	8,742
Interest expense	84,966	198,182	198,182	198,725	198,182
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$107,883	$207,730	$208,674	$206,117	$206,695

Taxable income
— from operations	$107,883	$207,730	$208,674	$206,117	$206,695
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	107,883	207,730	208,674	206,117	206,695
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	107,883	207,730	208,674	206,117	206,695
Less: Cash distributions to investors
— from operating cash flow	82,056	205,608	205,608	205,611	205,605
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,827	2,122	3,066	506	1,090
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,827	$2,122	$3,066	$506	$1,090

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$38.04	$73.25	$73.58	$72.68	$72.88
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	28.93	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Nashville, TN
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$158,605	$381,569	$381,787	$381,145	$380,700
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,122	8,211	8,686	23,125	25,546
Interest expense	67,551	186,790	186,790	187,301	186,790
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$85,932	$186,568	$186,311	$170,719	$168,364

Taxable income
— from operations	$85,932	$186,568	$186,311	$170,719	$168,364
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	85,932	186,568	186,311	170,719	168,364
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	85,932	186,568	186,311	170,719	168,364
Less: Cash distributions to investors
— from operating cash flow	61,775	184,440	184,440	168,121	166,631
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,157	2,128	1,871	2,598	1,733
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,157	$2,128	$1,871	$2,598	$1,733

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$33.78	$73.34	$73.24	$67.11	$66.18
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	24.28	72.50	72.50	66.09	65.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	24.28	72.50	72.50	66.09	65.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Derby, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$134,493	$345,824	$345,854	$345,331	$345,055
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,648	15,835	16,779	16,623	15,319
Interest expense	55,839	167,060	167,060	167,517	167,060
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$72,006	$162,929	$162,015	$161,191	$162,676

Taxable income
— from operations	$72,006	$162,929	$162,015	$161,191	$162,676
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	72,006	162,929	162,015	161,191	162,676
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	72,006	162,929	162,015	161,191	162,676
Less: Cash distributions to investors
— from operating cash flow	50,396	163,872	163,872	163,872	163,870
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,610	(943)	(1,857)	(2,681)	(1,194)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,610	$(943)	$(1,857)	$(2,681)	$(1,194)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.76	$69.60	$69.21	$68.86	$69.49
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.53	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.53	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Spring, TX
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$335,027	$1,008,049	$1,028,481	$1,025,759	$1,023,475
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	3,429	8,490	27,572	29,164	27,651
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$331,598	$999,559	$1,000,909	$996,595	$995,824

Taxable income
— from operations	$331,598	$999,559	$1,000,909	$996,595	$995,824
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	331,598	999,559	1,000,909	996,595	995,824
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	331,598	999,559	1,000,909	996,595	995,824
Less: Cash distributions to investors
— from operating cash flow	249,273	986,268	986,268	986,268	986,267
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	82,325	13,291	14,641	10,327	9,557
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,325	$13,291	$14,641	$10,327	$9,557

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$25.22	$76.01	$76.11	$75.79	$75.73
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.96	75.00	75.00	75.00	75.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	18.96	75.00	75.00	75.00	75.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Blue Springs, MO
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$102,520	$278,833	$279,148	$278,734	$278,419
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,767	10,823	11,331	11,801	10,979
Interest expense	46,108	129,690	133,959	134,326	133,959
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$50,645	$138,320	$133,858	$132,607	$133,481

Taxable income
— from operations	$50,645	$138,320	$133,858	$132,607	$133,481
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	50,645	138,320	133,858	132,607	133,481
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	138,320	133,858	132,607	133,481
Less: Cash distributions to investors
— from operating cash flow	37,809	132,384	132,384	132,384	132,385
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	5,936	1,474	223	1,096
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$5,936	$1,474	$223	$1,096

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$26.78	$73.15	$70.79	$70.13	$70.59
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	19.99	70.01	70.01	70.01	70.01
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	19.99	70.01	70.01	70.01	70.01
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Garden City, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$129,075	$334,224	$334,220	$333,714	$333,450
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,489	15,421	16,020	16,633	14,936
Interest expense	53,531	161,478	161,478	161,920	161,477
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$69,055	$157,325	$156,722	$155,161	$157,037

Taxable income
— from operations	$69,055	$157,325	$156,722	$155,161	$157,037
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	69,055	157,325	156,722	155,161	157,037
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	69,055	157,325	156,722	155,161	157,037
Less: Cash distributions to investors
— from operating cash flow	48,197	158,136	158,136	158,132	158,130
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	20,858	(811)	(1,414)	(2,971)	(1,093)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$20,858	$(811)	$(1,414)	$(2,971)	$(1,093)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.57	$69.64	$69.38	$68.69	$69.52
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.34	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.34	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Pittsburg, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$102,883	$295,304	$295,354	$294,762	$294,420
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,512	13,895	14,852	13,941	14,246
Interest expense	35,488	140,795	140,795	141,180	140,795
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$61,883	$140,614	$139,707	$139,641	$139,379

Taxable income
— from operations	$61,883	$140,614	$139,707	$139,641	$139,379
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	61,883	140,614	139,707	139,641	139,379
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	61,883	140,614	139,707	139,641	139,379
Less: Cash distributions to investors
— from operating cash flow	37,600	141,120	141,120	141,120	141,120
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,283	(506)	(1,413)	(1,479)	(1,741)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,283	$(506)	$(1,413)	$(1,479)	$(1,741)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.70	$69.75	$69.30	$69.27	$69.14
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.65	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	18.65	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Gladstone, MO
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$132,411	$395,426	$395,750	$394,788	$394,145
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,731	17,633	18,096	18,575	17,734
Interest expense	45,975	204,644	204,644	205,205	204,644
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$78,705	$173,149	$173,010	$171,008	$171,767

Taxable income
— from operations	$78,705	$173,149	$173,010	$171,008	$171,767
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	78,705	173,149	173,010	171,008	171,767
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	78,705	173,149	173,010	171,008	171,767
Less: Cash distributions to investors
— from operating cash flow	55,486	158,450	170,772	170,774	170,777
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,219	14,699	2,238	234	990
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,219	$14,699	$2,238	$234	$990

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$31.11	$68.44	$68.38	$67.59	$67.89
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.93	62.63	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.93	62.63	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Salt Lake City, UT
	July 2005
	2005	2006	2007	2008	2009

Gross revenues	$124,866	$511,918	$501,439	$500,189	$499,601
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,013	17,712	18,148	18,290	17,781
Interest expense	63,197	250,246	259,419	264,992	264,268
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$54,656	$243,960	$223,872	$216,907	$217,552

Taxable income
— from operations	$54,656	$243,960	$223,872	$216,907	$217,552
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	54,656	243,960	223,872	216,907	217,552
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	54,656	243,960	223,872	216,907	217,552
Less: Cash distributions to investors
— from operating cash flow	40,825	216,492	216,492	215,581	216,493
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	13,831	27,468	7,380	1,326	1,059
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$13,831	$27,468	$7,380	$1,326	$1,059

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.04	$76.07	$69.81	$67.64	$67.84
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.22	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.51	67.51	67.22	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sandy, UT
	July 2005
	2005	2006	2007	2008	2009

Gross revenues	$122,931	$503,524	$492,602	$500,697	$498,422
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,049	17,501	29,706	33,119	28,137
Interest expense	64,035	246,775	249,503	257,545	256,841
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$51,847	$239,248	$213,393	$210,033	$213,444

Taxable income
— from operations	$51,847	$239,248	$213,393	$210,033	$213,444
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	51,847	239,248	213,393	210,033	213,444
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	51,847	239,248	213,393	210,033	213,444
Less: Cash distributions to investors
— from operating cash flow	40,776	216,228	216,228	216,228	216,227
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	11,071	23,020	(2,835)	(6,195)	(2,783)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$11,071	$23,020	$(2,835)	$(6,195)	$(2,783)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$16.19	$74.69	$66.62	$65.57	$66.64
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Midvale, UT
	August 2005
	2005	2006	2007	2008	2009

Gross revenues	$87,586	$359,001	$351,575	$350,900	$350,426
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,676	13,095	13,573	13,698	13,214
Interest expense	44,677	169,379	179,200	179,691	179,200
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$37,233	$176,527	$158,802	$157,511	$158,012

Taxable income
— from operations	$37,233	$176,527	$158,802	$157,511	$158,012
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	37,233	176,527	158,802	157,511	158,012
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	176,527	158,802	157,511	158,012
Less: Cash distributions to investors
— from operating cash flow	29,597	156,937	156,936	156,942	156,939
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	19,590	1,866	569	1,073
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$19,590	$1,866	$569	$1,073

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$16.01	$75.93	$68.30	$67.75	$67.96
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.50	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.50	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Metairie, LA
	August 2005
	2005	2006	2007	2008	2009

Gross revenues	$4,355	$541,345	$541,867	$540,846	$540,156
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	—	16,665	14,445	15,226	14,920
Interest expense	—	258,179	276,488	277,245	276,488
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$4,355	$266,501	$250,934	$248,375	$248,748

Taxable income
— from operations	$4,355	$266,501	$250,934	$248,375	$248,748
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	4,355	266,501	250,934	248,375	248,748
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	4,355	266,501	250,934	248,375	248,748
Less: Cash distributions to investors
— from operating cash flow	—	230,617	249,348	249,350	249,351
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	4,355	35,884	1,586	(975)	(603)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$4,355	$35,884	$1,586	$(975)	$(603)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$3.02	$72.14	$67.93	$67.24	$67.34
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	62.43	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	62.43	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Wal-Mart — Hazard, KY
	September 2005
	2005	2006	2007	2008	2009

Gross revenues	$319,334	$1,891,356	$1,891,302	$2,044,808	$1,885,539
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	11,436	41,686	38,676	41,593	37,575
Interest expense	120,349	1,071,401	1,071,401	1,074,336	1,071,401
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$187,549	$778,269	$781,225	$928,879	$776,563

Taxable income
— from operations	$187,549	$778,269	$781,225	$928,879	$776,563
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	187,549	778,269	781,225	928,879	776,563
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	187,549	778,269	781,225	928,879	776,563
Less: Cash distributions to investors
— from operating cash flow	66,413	771,588	771,588	771,604	771,589
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	121,136	6,681	9,637	157,275	4,974
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$121,136	$6,681	$9,637	$157,275	$4,974

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$14.83	$61.53	$61.76	$73.43	$61.39
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	5.25	61.00	61.00	61.00	61.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	5.25	61.00	61.00	61.00	61.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Hermantown, MN
	September 2005
	2005	2006	2007	2008	2009

Gross revenues	$94,643	$885,140	$1,063,286	$896,361	$901,115
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	2,765	26,926	171,824	34,853	31,397
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$91,878	$858,214	$891,462	$861,508	$869,718

Taxable income
— from operations	$91,878	$858,214	$891,462	$861,508	$869,718
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	91,878	858,214	891,462	861,508	869,718
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	91,878	858,214	891,462	861,508	869,718
Less: Cash distributions to investors
— from operating cash flow	18,885	861,636	861,636	861,650	861,643
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	72,993	(3,422)	29,826	(142)	8,075
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$72,993	$(3,422)	$29,826	$(142)	$8,075

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$8.23	$73.21	$76.04	$73.49	$74.19
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	1.69	73.50	73.50	73.50	73.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	1.69	73.50	73.50	73.50	73.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Best Buy — Baytown, TX
	October 2005
	2005	2006	2007	2008	2009

Gross revenues	$109,094	$489,624	$490,312	$488,836	$528,932
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,021	7,846	17,573	8,823	8,973
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$108,073	$481,778	$472,739	$480,013	$519,959

Taxable income
— from operations	$108,073	$481,778	$472,739	$480,013	$519,959
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	108,073	481,778	472,739	480,013	519,959
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	108,073	481,778	472,739	480,013	519,959
Less: Cash distributions to investors
— from operating cash flow	—	445,785	478,572	478,573	478,574
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	108,073	35,993	(5,883)	1,440	41,385
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$108,073	$35,993	$(5,883)	$1,440	$41,385

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$94.06	$57.89	$56.80	$57.67	$62.47
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	53.56	57.50	57.50	57.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	53.56	57.50	57.50	57.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Natchitoches, LA
	November 2005
	2006	2007	2008	2009

Gross revenues	$242,647	$255,718	$255,356	$255,068
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	10,747	9,056	9,097	8,546
Interest expense	116,328	130,858	131,217	130,858
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$115,572	$115,804	$115,042	$115,664

Taxable income
— from operations	$115,572	$115,804	$115,042	$115,664
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	115,572	115,804	115,042	115,664
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	115,572	115,804	115,042	115,664
Less: Cash distributions to investors
— from operating cash flow	99,268	114,600	114,597	114,595
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	16,304	1,204	445	1,069
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,304	$1,204	$445	$1,069

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$65.55	$65.69	$65.25	$65.61
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	56.31	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	56.31	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — Lakewood, CO
	November 2005
	2006	2007	2008	2009

Gross revenues	$1,009,577	$1,064,348	$1,150,875	$972,785
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	27,941	23,997	26,791	22,020
Interest expense	524,194	586,904	588,512	586,904
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$457,442	$453,447	$535,572	$363,861

Taxable income
— from operations	$457,442	$453,447	$535,572	$363,861
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	457,442	453,447	535,572	363,861
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	457,442	453,447	535,572	363,861
Less: Cash distributions to investors
— from operating cash flow	387,805	447,660	445,460	447,660
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	69,637	5,787	90,112	(83,799)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$69,637	$5,787	$90,112	$(83,799)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$61.31	$60.78	$71.78	$48.77
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	51.98	60.00	59.71	60.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	51.98	60.00	59.71	60.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at North Village — St. Joseph, MO
	December 2005
	2006	2007	2008	2009

Gross revenues	$2,824,347	$4,209,047	$4,139,927	$3,977,184
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	871,927	1,270,287	1,486,329	1,285,810
Interest expense	1,094,702	1,611,155	1,615,569	1,611,154
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$857,718	$1,327,605	$1,038,029	$1,080,220

Taxable income
— from operations	$857,718	$1,327,605	$1,038,029	$1,080,220
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	857,718	1,327,605	1,038,029	1,080,220
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	1,327,605	1,038,029	1,080,220
Less: Cash distributions to investors
— from operating cash flow	808,917	1,246,236	1,176,954	846,026
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	48,801	81,369	(138,925)	234,194
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$81,369	$(138,925)	$234,194

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$41.98	$64.98	$50.81	$52.87
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	39.59	61.00	57.18	41.84
— return of capital	—	—	0.43	(0.43)
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	39.59	61.00	57.18	41.84
— other	—	—	0.43	(0.43)
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sumter, SC
	January 2006
	2006	2007	2008	2009

Gross revenues	$314,624	$325,980	$325,445	$325,085
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	14,066	13,354	13,830	12,921
Interest expense	158,325	171,598	172,138	171,668
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$142,233	$141,028	$139,477	$140,496

Taxable income
— from operations	$142,233	$141,028	$139,477	$140,496
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	142,233	141,028	139,477	140,496
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	142,233	141,028	139,477	140,496
Less: Cash distributions to investors
— from operating cash flow	121,169	139,884	139,887	139,880
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	21,064	1,144	(410)	616
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,064	$1,144	$(410)	$616

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$66.09	$65.53	$64.81	$65.29
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	56.31	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	56.31	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — St. Joseph, MO
	February 2006
	2006	2007	2008	2009

Gross revenues	$564,619	$710,939	$801,046	$694,012
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	159,442	179,656	170,276	162,445
Interest expense	190,758	325,358	326,249	325,358
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$214,419	$205,925	$304,521	$206,209

Taxable income
— from operations	$214,419	$205,925	$304,521	$206,209
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	214,419	205,925	304,521	206,209
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	214,419	205,925	304,521	206,209
Less: Cash distributions to investors
— from operating cash flow	132,308	247,020	247,020	247,020
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	82,111	(41,095)	57,501	(40,811)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,111	$(41,095)	$57,501	$(40,811)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$52.08	$50.02	$73.97	$50.09
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	32.14	60.00	60.00	60.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	32.14	60.00	60.00	60.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Bellingham, WA
	April 2006
	2006	2007	2008	2009

Gross revenues	$608,739	$1,571,778	$1,572,745	$1,568,675
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	14,676	54,775	60,817	59,764
Interest expense	—	—	—	—
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$594,063	$1,517,003	$1,511,928	$1,508,911

Taxable income
— from operations	$594,063	$1,517,003	$1,511,928	$1,508,911
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	594,063	1,517,003	1,511,928	1,508,911
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	594,063	1,517,003	1,511,928	1,508,911
Less: Cash distributions to investors
— from operating cash flow	463,771	1,494,708	1,494,264	1,494,715
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	130,292	22,295	17,664	14,196
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$130,292	$22,295	$17,664	$14,196

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$24.05	$61.40	$61.20	$61.07
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.77	60.50	60.48	60.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	18.77	60.50	60.48	60.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio I
	May 2006
	2006	2007	2008	2009

Gross revenues	$583,357	$1,429,279	$1,426,846	$1,424,945
Profit (loss) on sale of properties	—	—	15,000	—
Less:
Operating expenses(1)	26,130	36,148	49,261	45,508
Interest expense	265,912	752,356	754,449	752,387
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$291,315	$640,775	$638,136	$627,050

Taxable income
— from operations	$291,315	$640,775	$623,136	$627,050
— from gain on sale	—	—	15,000	—
Cash generated
— from operations(4)	291,315	640,775	623,136	627,050
— from sales	—	—	15,000	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	291,315	640,775	638,136	627,050
Less: Cash distributions to investors
— from operating cash flow	203,698	623,484	623,482	623,480
— from sales and refinancing	—	—	15,000	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	87,617	17,291	(346)	3,570
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$87,617	$17,291	$(346)	$3,570

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.37	$66.80	$64.96	$65.37
— from recapture	—	—	—	—
Capital gain (loss)	—	—	1.56	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.24	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	1.56	—
— refinancing	—	—	—	—
— operations	21.24	65.00	63.44	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio II
	June 2006
	2006	2007	2008	2009

Gross revenues	$313,447	$1,539,612	$1,579,494	$1,529,434
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	4,849	64,435	75,030	71,118
Interest expense	133,317	797,719	799,905	797,719
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$175,281	$677,458	$704,559	$660,597

Taxable income
— from operations	$175,281	$677,458	$704,559	$660,597
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	175,281	677,458	704,559	660,597
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	175,281	677,458	704,559	660,597
Less: Cash distributions to investors
— from operating cash flow	77,402	650,712	650,718	650,710
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	97,879	26,746	53,841	9,887
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$97,879	$26,746	$53,841	$9,887

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.51	$67.67	$70.38	$65.99
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	7.73	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	7.73	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods Crossing — Kansas City, MO
	July 2006
	2006	2007	2008	2009

Gross revenues	$969,929	$3,887,472	$4,145,429	$3,894,998
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	642,129	1,261,696	1,391,359	1,333,093
Interest expense	126,766	1,521,195	1,546,548	1,542,323
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$201,034	$1,104,581	$1,207,522	$1,019,582

Taxable income
— from operations	$201,034	$1,104,581	$1,207,522	$1,019,582
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	201,034	1,104,581	1,207,522	1,019,582
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	201,034	1,104,581	1,207,522	1,019,582
Less: Cash distributions to investors
— from operating cash flow	—	1,486,685	1,198,964	893,615
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	201,034	(382,104)	8,558	125,967
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$201,034	$(382,104)	$8,558	$125,967

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$9.85	$54.15	$59.19	$49.98
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	64.00	59.19	49.97
— return of capital	—	8.88	(0.42)	(6.17)
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	64.00	59.19	49.97
— other	—	8.88	(0.42)	(6.17)
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio III
	December 2006
	2006	2007	2008	2009

Gross revenues	$—	$2,447,247	$2,416,921	$2,413,694
Profit (loss) on sale of properties	—	—	13,766	—
Less:
Operating expenses(1)	—	119,032	109,158	107,334
Interest expense	—	1,241,384	1,305,593	1,302,026
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$1,086,831	$1,015,936	$1,004,334

Taxable income
— from operations	$—	$1,086,831	$1,002,170	$1,004,334
— from gain on sale	—	—	13,766	—
Cash generated
— from operations(4)	—	1,086,831	1,002,170	1,004,334
— from sales	—	—	21,115	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,086,831	1,023,285	1,004,334
Less: Cash distributions to investors
— from operating cash flow	—	1,004,184	1,004,185	1,004,184
— from sales and refinancing	—	—	13,766	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	—	82,647	5,334	150
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$82,647	$5,334	$150

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$70.35	$64.87	$65.01
— from recapture	—	—	—	—
Capital gain (loss)	—	—	0.89	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	0.89	—
— refinancing	—	—	—	—
— operations	—	65.00	64.11	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Centerpointe Shopping Center — Woodbridge, IL
	May 2007
	2006	2007	2008	2009

Gross revenues	$—	$2,632,042	$4,241,709	$4,267,839
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	—	643,478	1,525,240	1,393,905
Interest expense	—	837,535	1,525,064	1,520,897
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$1,151,029	$1,191,405	$1,353,037

Taxable income
— from operations	$—	$1,151,029	$1,191,405	$1,353,037
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	—	1,151,029	1,191,405	1,353,037
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,151,029	1,191,405	1,353,037
Less: Cash distributions to investors
— from operating cash flow	—	807,647	1,334,400	1,334,400
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	—	343,382	(142,995)	18,637
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$343,382	$(142,995)	$18,637

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$52.08	$53.91	$61.22
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	36.55	60.38	60.38
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	36.55	60.38	60.38
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio IV			Cole Net Lease Portfolio V
	May 2007			June 2007
	2007	2008	2009	2007	2008	2009

Gross revenues	$533,742	$904,933	$890,068	$1,216,587	$2,873,638	$3,074,756
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	57,576	150,569	136,884	33,570	109,101	104,964
Interest expense	217,699	368,879	367,871	444,412	1,378,431	1,374,664
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$258,467	$385,485	$385,313	$738,605	$1,386,106	$1,595,128

Taxable income
— from operations	$258,467	$385,485	$385,313	$738,605	$1,386,106	$1,595,128
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	258,467	385,485	385,313	738,605	1,386,106	1,595,128
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	258,467	385,485	385,313	738,605	1,386,106	1,595,128
Less: Cash distributions to investors
— from operating cash flow	232,801	360,185	360,180	550,545	1,449,144	1,449,147
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,666	25,300	25,133	188,060	(63,038)	145,981
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,666	$25,300	$25,133	$188,060	$(63,038)	$145,981

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$43.06	$64.22	$64.19	$33.64	$63.13	$72.65
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	38.78	60.00	60.00	25.07	66.00	66.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	38.78	60.00	60.00	25.07	66.00	66.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio VI
	September 2007
	2007	2008	2009

Gross revenues	$598,105	$3,551,029	$3,497,557
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(1)	45,111	229,233	212,360
Interest expense	144,049	1,700,718	1,696,068
Depreciation and amortization(2)	—	—	—

Net income (loss) — Tax basis(3)	$408,945	$1,621,078	$1,589,129

Taxable income
— from operations	$408,945	$1,621,078	$1,589,129
— from gain on sale	—	—	—
Cash generated
— from operations(4)	408,945	1,621,078	1,589,129
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	408,945	1,621,078	1,589,129
Less: Cash distributions to investors
— from operating cash flow	269,301	1,589,676	1,589,678
— from sales and refinancing	—	—	—
— from other	—	—	—

Cash generated (deficiency) after cash distributions	139,644	31,402	(549)
Less: Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$139,644	$31,402	$(549)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.58	$63.22	$61.98
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	11.57	62.00	62.00
— return of capital	—	—	—
Source (on a cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	11.57	62.00	62.00
— other	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real estate property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interests are amortized over the life of the lease.

(3)	The partnerships maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two basis of accounting.

(4)	Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(5)	Investors in this program receive interest per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(6)	Cole Credit Property Trust, Inc., Cole Credit Property Trust II, Inc. and Cole Credit Property Trust III, Inc. maintain their books on a GAAP basis of accounting rather than on a tax basis.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2005 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

	Cole	Cole
	Southwest	Collateralized		Cole
	Opportunity	Senior Notes,		Santa Fe
Program Name	Fund LP	LLC		Investors, LP

Dollar amount raised	$13,905,850	$28,038,500		$6,180,000
Number of properties purchased	2	45		1
Date of closing of offering	8/12/2001	6/3/2004		11/20/2002
Date of first sale of property	6/1/2002	11/6/2003		11/30/2007
Date of final sale of property	4/6/2005	4/26/2006		11/30/2007
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$(344)	$—	(2)	$(304)
— from recapture	247	—	(2)	429
Capital gain (loss)	80	—	(2)	1,762
Deferred gain
— Capital	—	—	(2)	—
— Ordinary	—	—	(2)	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	2	—	(2)	824
— Return of capital	829	28,038,500	(2)	1,000
Source (on Cash Basis)
			(2)
— Sales	829	85,696,933	(3)	1,731
— Refinancing	—	—	(2)	—
— Operations	2	(506,433	)(2)	93
— Other	—	—	(2)	—
Receivable on net purchase money financing	—	—		—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

			Cole
		Cole Credit	Collateralized
	Cole Credit	Property	Senior
	Property	Fund II,	Notes II,
Program Name	Fund, LP	LP	LLC

Dollar amount raised	$25,000,000	$24,494,500	$28,750,000
Number of properties purchased	14	10	49
Date of closing of offering	9/2/2003	3/25/2004	2/15/2005
Date of first sale of property	9/30/2008	9/30/2008	8/13/2004
Date of final sale of property	9/30/2008	9/30/2008	5/8/2008
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$230	$218	$—	(2)
— from recapture	220	252	—	(2)
Capital gain (loss)	202	119	—	(2)
Deferred gain
— Capital	—	—	—	(2)
— Ordinary	—	—	—	(2)
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	488	507	—	(2)
— Return of capital	1,000	1,000	28,750,000	(2)
Source (on Cash Basis)
				(2)
— Sales	1,035	1,091	153,355,044	(3)
— Refinancing	—	—	—	(2)
— Operations	453	416	(7,231,419	)(2)
— Other	—	—		(2)
Receivable on net purchase money financing	—	—

(1)	The partnerships maintain their books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which include securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Investors in this program receive interest per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Over the course of the program, certain properties acquired with the initial note proceeds were sold and the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the sales proceeds were reinvested in new replacement properties, this may have occurred multiple times over the life of the program or certain properties. This amount represents the accumulated proceeds from sale and reinvestment of the sales proceeds in replacement properties.

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2007 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2009.

											Excess
								Including Closing and Soft Costs			(Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments						Total		of Property
					Purchase				Acquisition		Operating
					Money	Adjustments			Cost, Capital		Cash
			Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

Cole Santa Fe Investors, LP — Santa Fe Square	07/99	11/07	11,243,173	15,026,825	—	—	26,269,998	3,443,065	12,809,742	16,252,807	319,660
Cole Collateralized Senior Notes II, LLC
DST Interests in Home Depot Bellingham, WA(5)	01/06	01/07	22,462,440	—	—	—	22,462,440	17,040,000	5,422,440	22,462,440	643,729
Walgreens New Kensington, PA	04/06	05/07	2,099,420	3,255,000	—	—	5,354,420	4,006,000	1,311,550	5,317,550	149,434
Walgreens Lorain, OH	11/06	06/07	5,134,371	—	—	—	5,134,371	—	4,944,487	4,944,487	174,154
DST Interests in Cole Net Lease Portfolio V(9)(5)	Various	09/07	19,985,580	25,443,000	—	—	45,428,580	29,464,000	15,964,580	45,428,580	302,801
Tortuga Cantina Woodlands, TX	12/03	05/08	502,807	1,355,250	—	—	1,858,057	1,345,997	671,188	2,017,185	414,142
Cole Collateralized Senior Notes III, LLC
DST Interests in Cole Net Lease Portfolio III(7)(5)	Various	02/07	13,776,305	23,365,000	—	—	37,141,305	28,418,000	8,723,305	37,141,305	187,120
Walgreens Grandview, MO	09/06	01/07	1,684,764	4,918,000	—	—	6,602,764	4,918,000	1,463,883	6,381,883	41,637
Walgreens Morgantown, WV	09/06	03/07	2,358,280	3,563,000	—	—	5,921,280	4,385,000	1,398,566	5,783,566	81,761
Walgreens Kinston, NC	11/06	06/07	2,142,100	3,052,000	—	—	5,194,100	3,756,000	1,175,790	4,931,790	45,750
Taco Bell Elwood, IN	07/07	08/07	581,963	960,000	—	—	1,541,963	—	1,350,237	1,350,237	7,369
DST Interests in Cole Net Lease Portfolio VI(10)(5)	Various	02/08	23,798,400	29,740,000	—	—	53,538,400	29,740,000	23,798,400	53,538,400	386,094
Cole Collateralized Senior Notes IV, LLC
DST Interests in Cole Net Lease Portfolio IV(8)(5)	Various	08/07	5,301,010	6,488,000	—	—	11,789,010	8,899,000	2,890,010	11,789,010	51,556
Walgreens Auburn, AL	05/06	06/07	2,338,561	3,505,000	—	—	5,843,561	4,314,000	1,398,221	5,712,221	148,452
Cole Acquisitions I, LLC(6)
TIC Interests in Barrywoods Crossing Kansas City, MO(4)	06/06	01/07	17,968,247	28,275,000	—	—	46,243,247	38,200,000	8,043,247	46,243,247	543,718
TIC Interests in Centerpointe of Woodridge(4)	02/07	12/07	19,513,890	29,413,000	—	—	48,926,890	36,200,000	12,726,890	48,926,890	462,795
CVS Robertsdale, AL	04/06	02/08	1,703,695	2,720,000	—	—	4,423,695	3,348,000	1,111,360	4,459,360	222,906
Cole Credit Property Fund, LP
Payless Shoes Columbia, SC	02/03	09/08	539,250	860,000	—	—	1,399,250	—	1,581,966	1,581,966	582,574
Walgreens Jacksonville, FL	02/03	09/08	2,538,500	2,510,750	—	—	5,049,250	3,652,000	855,318	4,507,318	1,398,635
CVS Hamilton, OH	03/03	09/08	1,811,750	1,787,500	—	—	3,599,250	—	3,266,592	3,266,592	1,058,181
Walgreens Akron, OH	04/03	09/08	919,250	1,900,000	—	—	2,819,250	—	2,800,400	2,800,400	688,613
Walgreens Seattle, WA	04/03	09/08	3,299,244	3,349,500	—	—	6,648,744	4,848,000	1,223,201	6,071,201	2,019,210
Walgreens LaMarque, TX	05/03	09/08	2,232,250	2,277,000	—	—	4,509,250	3,296,000	832,650	4,128,650	1,188,276
CVS Mechanicville, NY	06/03	09/08	1,298,850	1,290,000	—	—	2,588,850	1,824,000	544,647	2,368,647	649,045
Office Depot Laurel, MS	06/03	09/08	1,379,250	1,270,000	—	—	2,649,250	—	2,320,534	2,320,534	815,536
Home Depot Colma, CA(11)	06/03	09/08	17,553,309	21,613,000	—	—	39,166,309	26,400,000	6,970,111	33,370,111	11,735,401
Walgreens Saginaw, MI	06/03	09/08	1,916,750	2,282,500	—	—	4,199,250	—	4,141,775	4,141,775	1,222,700
Walgreens Tulsa, OK	08/03	09/08	973,750	1,215,500	—	—	2,189,250	—	2,208,207	2,208,207	675,934
Walgreens Broken Arrow, OK	08/03	09/08	971,750	1,127,500	—	—	2,099,250	—	2,041,363	2,041,363	628,969
Office Depot — London, KY	09/03	09/08	1,819,250	1,680,000	—	—	3,499,250	—	3,076,041	3,076,041	1,070,680
Cole Credit Property Fund II, LP
Best Buy Las Cruces, NM	11/03	09/08	2,290,250	3,809,000	—	—	6,099,250	—	5,873,060	5,873,060	1,473,826
Staples Angola, IN	12/03	09/08	1,200,250	1,999,000	—	—	3,199,250	—	3,087,065	3,087,065	733,421

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

											Excess
								Including Closing and Soft Costs			(Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments						Total		of Property
					Purchase				Acquisition		Operating
					Money	Adjustments			Cost, Capital		Cash
			Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

TJ Maxx Staunton, VA	02/04	09/08	1,183,250	3,116,000	—	—	4,299,250	—	5,033,670	5,033,670	1,320,813
AT&T Santa Clara, CA	03/04	09/08	4,156,030	6,032,000	—	—	10,188,030	—	9,293,258	9,293,258	2,025,298
Walgreens Tulsa (Memorial), OK	03/04	09/08	1,023,250	1,926,000	—	—	2,949,250	2,320,000	657,933	2,977,933	631,667
Walgreens Crossville, TN	03/04	09/08	1,696,250	2,753,000	—	—	4,449,250	3,388,000	871,868	4,259,868	815,324
CVS Columbia I, TN	05/04	09/08	884,250	1,715,000	—	—	2,599,250	1,840,000	547,215	2,387,215	275,980
CVS Columbia II, TN	05/04	09/08	664,250	1,735,000	—	—	2,399,250	1,860,000	558,230	2,418,230	291,369
Walgreens Newton, IA	10/04	09/08	1,936,250	2,393,000	—	—	4,329,250	2,393,000	2,107,368	4,500,368	794,166

(1)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(3)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(4)	Amounts herein relate to the sale of tenant-in-common interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(5)	Amounts herein relate to the sale of DST interests in single-tenant commercial properties. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(6)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(7)	Cole Net Lease Portfolio III DST includes: BJ’s Wholesale Kendall, FL, CVS Baton Rouge, LA, and CVS San Antonio, TX.

(8)	Cole Net Lease Portfolio IV DST includes: Tractor Supply Rutland, VT, Tractor Supply Watertown, WI, and Walgreens Ozark, MO.

(9)	Cole Net Lease Portfolio V DST includes: CVS Flowery Branch, GA, Walgreens Ellenton, FL, Walgreens Gretna, LA, Walgreens Mineral Wells, TX, Logan’s Roadhouse Houston, TX, Logan’s Roadhouse Killeen, TX, Logan’s Roadhouse Tuscaloosa, AL, Logan’s Roadhouse Waco, TX, and Wal-Mart Chanute, KS.

(10)	Cole Net Lease Portfolio VI DST includes: Mercedes Benz West Covina, CA, Walgreens Westford, MA, Walgreens Wilmington, MA, Walgreens Brenham, TX, Starbucks Crestwood, KY, Starbucks Danville, KY, and Starbucks Somerset, KY.

(11)	Home Depot Colma, CA was acquired by Cole Credit Property Fund, LP and Cole Credit Property Fund II, LP.

Past performance is not necessarily indicative of future results.

APPENDIX B

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.

For Prospectus dated ________ , 2010

Subscription Agreement for the Purchase of Common Stock of Cole Credit Office/Industrial Trust, Inc.
Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount of $ and is an ☐ Initial Subscription (minimum $2,500) or ☐ Additional Subscription (Minimum $1,000)

2. Payment will be made with: ☐ Check if amount is estimated ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3. Mark if appropriate:

☐ COLE EMPLOYEE OR COLE AFFILIATE

☐ REGISTERED REPRESENTATIVE NAV PURCHASE (net of selling commission) Representative will not receive selling commission. Shares will be purchased at $9.30 per share.

☐ RIA (check only if subscription is made through an RIA administered account that has a "wrap" fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.) Shares will be purchased at $9.30 per share.

B - TYPE OF OWNERSHIP

1a. NON-QUALIFIED OWNERSHIP
(make check payable to: Cole Credit Office/Industrial Trust, Inc.)

☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Transfer on Death (Fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA custodian signature required)
State of ____________ A Custodian for ______________________________
☐ Other (specify)______________________________

☐ Corporate Ownership (authorized signature and corporate resolution required)
☐ Partnership Ownership (authorized signature and partnership paperwork required)
☐ LLC Ownership (authorized signature and LLC paperwork required)
☐ Pension or Profit Sharing Plan (authorized signature and paperwork required)
☐ Taxable ☐ Exempt under §501A
☐ Trust (trustee or grantor signatures and trust documents required)
Type: (Specify, i.e., Family, Living Revocable, etc.)______________________

1b. Name of Ownership: (only applies for Trust, Corporation, LLC, Partnership or Pension)

Name of Trust/Other Administrator

____
Tax ID# (if applicable) ____________ Date Established ____________

2. QUALIFIED OWNERSHIP (make check payable to the custodian and send ALL paperwork directly to the custodian.)

☐ Traditional IRA (custodian signature required)
☐ Roth IRA (custodian signature required)
☐ Simplified Employee Pension/Trust (S.E.P.) (custodian signature required)
☐ Pension or Profit Sharing Plan (custodian signature required)
☐ Taxable ☐ Exempt under §501A
☐ Non-Qualified Custodian (custodian signature required)
☐ Other (specify)______________________________
☐ This is a National Financial Service (NFS) Non-Qualified Custodial Account
☐ This is a Fidelity Non-Qualified Custodial Account

CUSTODIAN INFORMATION

Name______________________________
Mailing Address______________________________
City____________State____________Zip____________
Phone______________________________
Account #______________________________
Tax ID # (provided by custodian)______________________________

C - INVESTOR INFORMATION (or Trustees if applicable)

1. Investor Name

____
Mailing Address______________________________
City ____________State____________Zip____________
Phone ____________ Business Phone____________
Email Address______________________________
Social Security or Tax ID #______________________________
Date of Birth______________________________
Street Address (if different from mailing address or mailing address is a PO Box)
____
City____________State____________Zip____________

Co-Investor Name (if applicable)

____
Mailing Address______________________________
City____________State____________Zip____________
Phone ____________ Business Phone____________
Email Address______________________________
Social Security or Tax ID #______________________________
Date of Birth______________________________

2. Interested Party (Optional) If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party, please complete the following.

Name of Interested Party______________________________
Mailing Address______________________________
City____________State____________Zip____________
Email Address______________________________

Name of Firm______________________________
Phone______________________________
Fax______________________________

© 2010 Cole Capital Advisors, Inc. All rights reserved.

MAIL TO:
Regular mail: Cole Credit Office/Industrial Trust, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Office/Industrial Trust, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

B-1

Cole Credit Office/Industrial Trust, Inc.-AGMT-12(11/09)

D - DISTRIBUTION OPTIONS (will default to address of record or IRA if nothing is marked)

1. NON-QUALIFIED OWNERSHIP ACCOUNTS

☐ Mail to address of Record

☐ Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.

☐ Distributions directed to: ☐ Via Mail (complete information below) ☐ Via Electronic Deposit (ACH — complete information below)

Name of Bank or Individual ____________________ ☐ Checking (Include voided check) ☐ Savings ☐ Brokerage

Mailing Address ____________________ Bank ABA # (for ACH only) ____________________

City __________ State __________ Zip __________ Account # (must be filled in) ____________________

2. QUALIFIED OWNERSHIP ACCOUNTS

☐ Mail to Custodial Account

☐ Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.

Authorization

My/our signature(s) in Section E below authorizes Cole Credit Office/Industrial Trust, Inc. ("Company") to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled to receive until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

E - INVESTOR(S) SIGNATURES: (Investor(s) must initial sections 1-6.)

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

Yes *No*

☐ ☐ 1. I have received the Prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.

☐ ☐ 2. I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the Prospectus under "Suitability Standards." In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.

☐ ☐ 3. I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ ☐ 4. I acknowledge that the shares are not liquid and this is a long-term investment (in excess of 5-7 years).

☐ ☐ 5. I acknowledge that the offering price for this shares is not based on the Company's expected book value or expected net asset value of the Company's proposed investments, or the Company's expected operating income.

☐ ☐ 6. I acknowledge that distributions may be paid from sources other than cash flow from operations, and therefore the amount of distributions paid at any time may not reflect the performance of the Company's properties or the Company's cash flow.

Initial one of the following Sections, as applicable:

☐ ☐ 7. For residents of **Alabama** only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.

☐ ☐ 8. For residents of **California** only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.

☐ ☐ 9. For residents of **Kansas** only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. "Liquid net worth" is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

☐ ☐ 10. For residents of **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.

☐ ☐ 11. For residents of **Iowa and Ohio** only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE FINAL PROSPECTUS.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Date ____________________ Investor's Signature ____________________

Co-Investor's Signature ____________________ Custodian Signature ____________________

© 2010 Cole Capital Advisors, Inc. All rights reserved.

Mail To:
Regular mail: Cole Credit Office/Industrial Trust, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Office/Industrial Trust, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.-AGMT-12(11/09)

B-2

F - BROKER/DEALER & REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1. Name of Registered Representative ______________________

Mailing Address ______________________

City ____________ State ____________ Zip ____________

Phone ______________________

Email Address ______________________

2. Name of Broker/Dealer ______________________

Broker/Dealer ID# ______________________

Rep ID # ______________________

Broker/Dealer Address ______________________

City ____________ State ____________ Zip ____________

Have You Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, **I hereby certify** to Cole Capital Corporation, Cole Holdings Corporation and Cole Credit Office/Industrial Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature ______________________ Signature ______________________ (if applicable)

ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cole Credit Office/Industrial Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Cole that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Cole send a paper copy of a particular stockholder communication to me. Cole has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

Signature ______________________ Date ______________________ Email ______________________

Joint Signature ______________________ Date ______________________

© 2010 Cole Capital Advisors, Inc. All rights reserved.

Mail To:
Regular mail: Cole Credit Office/Industrial Trust, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Office/Industrial Trust, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.-AGMT-12(11/09)

B-3

APPENDIX C

APPENDIX C

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.

For Prospectus dated ______ _, 2010

Additional Investment Subscription Agreement

This form may be used by any current Investor (the "Investor") in Cole Credit Office/Industrial Trust, Inc. (the "Company"), who desires to purchase additional shares of the Company's common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Office/Industrial Trust, Inc. Subscription Agreement.

A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount of $__________ (Minimum $1,000) ☐ Check if amount is estimated
2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow
3. Mark If appropriate:
   - ☐ COLE EMPLOYEE OR COLE AFFILIATE
   - ☐ REGISTERED REPRESENTATI VE NAV PURCHASE (net of selling commission) Representative will not receive selling commission.
   - ☐ RIA (check only if subscription is made through an RIA administered account that has a "wrap" fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.) Shares will be purchased at $9.30 per share.

B - INVESTOR INFORMATION (or Trustees if applicable)

CUSTODIAL OWNERSHIP (make check payable to custodian listed and send ALL paperwork directly to the custodian)

NON-CUSTODIAL OWNERSHIP (make check payable to: COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.)

1. Investor Name

Mailing Address ____________

City ________ State ________ Zip ________

Phone ________ Business Phone ________

Email Address ____________

Social Security or Taxpayer ID# ____________

Date of Birth ____________

Existing COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC. Account # ________

Street Address (if different from mailing address or mailing address is a PO Box)

City ________ State ________ Zip ________

C - INVESTOR(S) SIGNATURES (Investor(s) must initial sections 1-6):

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

Yes	No		
☐	☐	1.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
☐	☐	2.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the prospectus under "Suitability Standards." In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.
☐	☐	3.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
☐	☐	4.	I acknowledge that the shares are not liquid and this is a long-term investment (in excess of 5-7 years).
☐	☐	5.	I acknowledge that the offering price for the shares is not based on the Company'sexpected book value or expected net asset value of the Company's proposed investments, or expected operating income.
☐	☐	6.	I acknowledge that distributions may be paid from sources other than cash flow from operations, and therefore the amount of distributions paid at any time may not reflect the performance of the Company'sproperties or the Company'scash flow.

Initial one of the following Sections, as applicable:

☐	☐	7.	For residents of **Alabama** only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.
☐	☐	8.	For residents of **California** only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.
☐	☐	9.	For residents of **Kansas** only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. "Liquid net worth" is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
☐	☐	10.	For residents of **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.
☐	☐	11.	For residents of **Iowa and Ohio** only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITI ES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE FINAL PROSPECTUS. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD.

Date ____________ Investor's Signature ____________

Co-Investor's Signature ____________ Custodian Signature ____________

Have you Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No
(If yes, complete a registered representative change form)

Based on the my review of the information obtained from the subscriber regarding the subscriber's financial situation and investment objectives, **I hereby certify** to Cole Capital Corporation, Cole Holdings Corporation and Cole Credit Office/Industrial Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Registered Representative ____________ (Printed Name) Signature ____________ Date ____________

© 2010 Cole Capital Advisors, Inc. All rights reserved.

MAIL TO:

Regular mail: Cole Credit Office/Industrial Trust, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312

Overnight: Cole Credit Office/Industrial Trust, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.-AGMT-A1-08(11/09)

C-1

APPENDIX D

DISTRIBUTION REINVESTMENT PLAN
COLE CREDIT OFFICE/INDUSTRIAL TRUST, INC.
EFFECTIVE AS OF          , 2010

Cole Credit Office/Industrial Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3.  General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) During the Company’s initial public offering (the “Initial offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-          ), as amended or supplemented (the “Registration Statement”), and until such time as the Board of the Company determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to 95% of the most recently disclosed valuation as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required.

(b) After termination of the Registration Statement, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Not withstanding section 3(a) above, Shares purchased on the Secondary Market will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 100% of the market price for Shares on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either. No advance notice of pricing pursuant to this Paragraph 3(b) shall be required.

(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(g) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.

4.  Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5.  Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6.  Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7.  Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8.  Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated October 1, 2008, as may be amended or supplemented (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9.  Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10.  State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11.  Amendment, Suspension or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12.  Participation by Limited Partners of Cole Office/Industrial Operating Partnership, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Office/Industrial Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13.  Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14.  Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Office/Industrial Trust, Inc.

Prospectus
Up to 300,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page

Cautionary Note Regarding Forward-Looking Statements	43
Conflicts of Interest	63
Description of Shares	91
Estimated Use of Proceeds	43
Experts	141
Federal Income Tax Considerations	111
Financial Information	F-1
How to Subscribe	140
Investment by Tax-Exempt Entities and ERISA Considerations	127
Investment Objectives and Policies	68
Legal Matters	140
Management	46
Management Compensation	56
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	83
Our Operating Partnership Agreement	107
Plan of Distribution	133
Prior Performance Summary	88
Prior Performance Tables	A-1
Prospectus Summary	1
Questions and Answers About This Offering	iv
Risk Factors	13
Stock Ownership	61
Suitability Standards	i
Summary of Distribution Reinvestment Plan	104
Supplemental Sales Material	140
Where You Can Find More Information	141

Until          , 20           (90 days after the effective date of this offering), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as a soliciting dealer.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

          , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

As a result of our expected use of debt, primarily to acquire properties, we will be exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a moderate level of overall borrowings. We intend to manage our ratio of fixed to floating rate debt with the objective of achieving a mix that we believe is appropriate.

As of the date of this Registration Statement, since our date of incorporation, we have had no debt.

We do not have any foreign operations or assets. As a result, we are not exposed to fluctuations in foreign currently rates.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of 300,000,000 shares of our common stock, except the SEC registration fee and the FINRA filing fee.

SEC Registration Fee	$212,118
FINRA Filing Fee	75,500
Printing Expenses	1,842,500
Legal Fees and Expenses	1,500,000
Accounting Fees and Expenses	1,400,000
Blue Sky Fees and Expenses	420,000
Itemized and Detailed Due Diligence Expenses	800,000
Advertising and Sales Literature	7,080,010
Advertising and Sales Expenses	5,584,500
Transfer Agent and Escrow Fees	2,600,000

Total expenses	$21,514,628

Item 32.	Sales to Special Parties

The Company’s executive officers and directors, as well as officers and employees of Cole O/I Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds the Company receives will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 20,000 shares of our common stock to Cole Holdings Corporation for $10.00 per share in a private offering on April 29, 2010. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

The list of the financial statements of Cole Credit Office/Industrial Trust, Inc. filed with this Registration Statement is set forth in the Index to Consolidated Balance Sheet included in the prospectus beginning in page F-1.

(b) Exhibits.

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment ( i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration Statement or made in a document incorporated or deemed incorporated by reference into the registration Statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration Statement or prospectus that was part of the registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired in the three years ended December 31, 2009 by Prior Real Estate Programs with similar investment objectives to those of Cole Credit Office/Industrial Trust, Inc. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Cole Credit	Cole Credit	Cole Credit
	Property Trust,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Topeka, KS Specialty Retail	HOM Furniture Store Fargo, ND Home Furnishings	La-Z-Boy Newington, CT Home Furnishings
Gross leasable square footage	24,727	122,108	20,701
Date of purchase	8/9/07	1/4/07	1/5/07
Mortgage financing at date of purchase	$1,677,500	$4,800,000	$4,140,000
Cash down payment	1,433,500	7,440,000	2,898,000

Contract purchase price plus acquisition fee	3,111,000	12,240,000	7,038,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,394	28,640	14,751

Total acquisition cost	$3,145,394	$12,268,640	$7,052,751

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Victoria Crossing Victoria, TX Shopping Center	Advanced Auto Maryland Heights, MO Automotive Parts	Academy Sports HQ Katy, TX Sporting Goods
Gross leasable square footage	87,473	7,000	1,500,596
Date of purchase	1/12/07	1/12/07	1/18/07
Mortgage financing at date of purchase	$10,200,000	$—	$68,250,000
Cash down payment	2,390,759	1,930,860	35,790,000

Contract purchase price plus acquisition fee	12,590,759	1,930,860	104,040,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	44,976	10,710	898,114

Total acquisition cost	$12,635,735	$1,941,570	$104,938,114

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Gordman’s Peoria, IL Department Store	One Pacific Place Omaha, NE Shopping Center	Sack ‘N Save Center Garland, TX Shopping Center
Gross leasable square footage	60,947	91,564	65,295
Date of purchase	1/18/07	2/6/07	2/6/07
Mortgage financing at date of purchase	$4,950,000	$24,336,000	$3,290,000
Cash down payment	4,230,000	12,384,000	1,871,200

Contract purchase price plus acquisition fee	9,180,000	36,720,000	5,161,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,834	84,766	22,188

Total acquisition cost	$9,192,834	$36,804,766	$5,183,388

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Ankeny, IA Specialty Retail	ABX Air Coventry, RI Distribution Center	Office Depot Enterprise, AL Office Supply
Gross leasable square footage	19,097	33,000	20,000
Date of purchase	2/9/07	2/16/07	2/27/07
Mortgage financing at date of purchase	$—	$—	$1,850,000
Cash down payment	3,060,000	4,171,800	981,884

Contract purchase price plus acquisition fee	3,060,000	4,171,800	2,831,884
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,335	22,121	14,281

Total acquisition cost	$3,080,335	$4,193,921	$2,846,165

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Northern Tool Blaine, MN Specialty Retail	Office Max Orangeburg, SC Office Supply	Walgreens Cincinnati, OH Drugstore
Gross leasable square footage	25,488	23,500	15,120
Date of purchase	2/28/07	2/28/07	3/6/07
Mortgage financing at date of purchase	$—	$1,875,000	$3,341,000
Cash down payment	4,998,000	1,312,500	1,901,800

Contract purchase price plus acquisition fee	4,998,000	3,187,500	5,242,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,065	16,865	26,780

Total acquisition cost	$5,017,065	$3,204,365	$5,269,580

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Madeira, OH Drugstore	Walgreens Sharonville, OH Drugstore	AT&T Beaumont, TX Office
Gross leasable square footage	13,905	13,905	141,525
Date of purchase	3/6/07	3/6/07	3/19/07
Mortgage financing at date of purchase	$2,876,000	$2,655,000	$8,592,000
Cash down payment	1,637,500	1,511,700	3,928,500

Contract purchase price plus acquisition fee	4,513,500	4,166,700	12,520,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,893	31,600	134,140

Total acquisition cost	$4,542,393	$4,198,300	$12,654,640

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Shreveport, LA Drugstore	Cost-U-Less St. Croix, USVI Discount Retail	Gallina Centro Collierville, TN Shopping Center
Gross leasable square footage	13,905	38,365	138,925
Date of purchase	3/23/07	3/26/07	3/26/07
Mortgage financing at date of purchase	$3,312,000	$4,035,000	$14,200,000
Cash down payment	910,800	2,299,200	3,905,000

Contract purchase price plus acquisition fee	4,222,800	6,334,200	18,105,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,943	41,940	95,377

Total acquisition cost	$4,251,743	$6,376,140	$18,200,377

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Apria Healthcare St. John, MO Healthcare	Logan’s Roadhouse Fairfax, VA Restaurant	Logan’s Roadhouse Johnson City, TN Restaurant
Gross leasable square footage	52,200	7,839	7,839
Date of purchase	3/27/07	3/28/07	3/28/07
Mortgage financing at date of purchase	$—	$2,567,000	$3,093,000
Cash down payment	6,630,000	706,180	850,320

Contract purchase price plus acquisition fee	6,630,000	3,273,180	3,943,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,130	26,160	18,740

Total acquisition cost	$6,657,130	$3,299,340	$3,962,060

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Center at 7500 Jenison Jenison, MI Shopping Center	Tractor Supply Greenfield, MN Specialty Retail	Eckerd Lincolnton, NC Drugstore
Gross leasable square footage	84,933	22,675	10,908
Date of purchase	3/30/07	4/2/07	4/3/07
Mortgage financing at date of purchase	$—	$2,227,500	$1,809,000
Cash down payment	5,395,800	1,893,500	498,240

Contract purchase price plus acquisition fee	5,395,800	4,121,000	2,307,240
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,090	28,284	30,055

Total acquisition cost	$5,408,890	$4,149,284	$2,337,295

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lincoln Place Fairview Heights, IL Shopping Center	Pocatello Square Pocatello, ID Shopping Center	Ashley Furniture Amarillo, TX Home Furnishings
Gross leasable square footage	176,945	138,925	74,797
Date of purchase	4/5/07	4/6/07	4/6/07
Mortgage financing at date of purchase	$35,432,000	$18,400,000	$4,736,000
Cash down payment	9,413,923	5,060,000	1,302,400

Contract purchase price plus acquisition fee	44,845,923	23,460,000	6,038,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	83,647	104,789	30,330

Total acquisition cost	$44,929,570	$23,564,789	$6,068,730

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Marinette, WI Specialty Retail	Tractor Supply Paw Paw, MI Specialty Retail	Staples Greenville, SC Office Supply
Gross leasable square footage	19,097	22,670	20,388
Date of purchase	4/9/07	4/9/07	4/11/07
Mortgage financing at date of purchase	$1,918,000	$2,048,000	$2,955,000
Cash down payment	1,091,000	1,108,900	1,680,900

Contract purchase price plus acquisition fee	3,009,000	3,156,900	4,635,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,985	19,383	31,166

Total acquisition cost	$3,031,985	$3,176,283	$4,667,066

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Big 5 Center Aurora, CO Shopping Center	Rite Aid Plains, PA Drugstore	Tractor Supply Navasota, TX Specialty Retail
Gross leasable square footage	15,800	14,564	22,670
Date of purchase	4/11/07	4/16/07	4/18/07
Mortgage financing at date of purchase	$2,804,000	$3,380,000	$2,412,000
Cash down payment	1,571,800	1,924,000	663,300

Contract purchase price plus acquisition fee	4,375,800	5,304,000	3,075,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,416	95,830	21,244

Total acquisition cost	$4,428,216	$5,399,830	$3,096,544

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Sportsman’s Warehouse DePere, WI Sporting Goods	Eckerd Easton, PA Drugstore	Applebee’s Albany, OR Restaurant
Gross leasable square footage	48,453	13,813	6,024
Date of purchase	4/20/07	4/25/07	4/26/07
Mortgage financing at date of purchase	$3,906,500	$4,776,000	$1,781,573
Cash down payment	2,223,700	1,313,400	1,014,126

Contract purchase price plus acquisition fee	6,130,200	6,089,400	2,795,699
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,047	113,210	64,058

Total acquisition cost	$6,151,247	$6,202,610	$2,859,757

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Augusta, GA Restaurant	Applebee’s Aurora, CO Restaurant	Applebee’s Colorado Springs, CO Restaurant
Gross leasable square footage	6,405	4,987	4,800
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$2,342,769	$1,665,771	$1,220,378
Cash down payment	1,333,575	948,207	694,676

Contract purchase price plus acquisition fee	3,676,344	2,613,978	1,915,054
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	54,309	47,158	57,172

Total acquisition cost	$3,730,653	$2,661,136	$1,972,226

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Columbus, GA Restaurant	Applebee’s Macon, GA Restaurant	Applebee’s Santa Fe, NM Restaurant
Gross leasable square footage	6,140	5,000	5,400
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$2,155,703	$1,692,494	$2,805,977
Cash down payment	1,227,092	963,420	1,597,249

Contract purchase price plus acquisition fee	3,382,795	2,655,914	4,403,226
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	54,836	46,592	20,224

Total acquisition cost	$3,437,631	$2,702,506	$4,423,450

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Walla Walla, WA Restaurant	Applebee’s Columbus, GA Restaurant	Applebee’s Gallup, NM Restaurant
Gross leasable square footage	6,025	5,200	6,800
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,496,521	$2,556,557	$2,137,888
Cash down payment	851,866	1,455,271	1,216,951

Contract purchase price plus acquisition fee	2,348,387	4,011,828	3,354,839
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	75,315	30,064	76,400

Total acquisition cost	$2,423,702	$4,041,892	$3,431,239

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Littleton, CO Restaurant	Applebee’s Loveland, CO Restaurant	Applebee’s Savannah, GA Restaurant
Gross leasable square footage	5,400	4,100	5,200
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,487,613	$1,621,231	$1,915,191
Cash down payment	846,796	922,855	1,090,185

Contract purchase price plus acquisition fee	2,334,409	2,544,086	3,005,376
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	67,136	54,389	49,798

Total acquisition cost	$2,401,545	$2,598,475	$3,055,174

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Union Gap, WA Restaurant	Applebee’s Warner Robbins, GA Restaurant	Applebee’s Aurora, CO Restaurant
Gross leasable square footage	5,295	4,990	5,200
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,692,494	$1,826,112	$1,808,297
Cash down payment	963,420	1,039,479	1,029,338

Contract purchase price plus acquisition fee	2,655,914	2,865,591	2,837,635
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	48,286	48,148	53,360

Total acquisition cost	$2,704,200	$2,913,739	$2,890,995

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Clovis, NM Restaurant	Applebee’s Fountain, CO Restaurant	Applebee’s Garden City, GA Restaurant
Gross leasable square footage	6,140	6,140	4,300
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,781,573	$1,906,283	$1,933,006
Cash down payment	1,014,126	1,085,115	1,100,327

Contract purchase price plus acquisition fee	2,795,699	2,991,398	3,033,333
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	73,886	70,049	30,658

Total acquisition cost	$2,869,585	$3,061,447	3,063,991

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Grand Junction, CO Restaurant	Applebee’s Longview, WA Restaurant	Applebee’s Macon, GA Restaurant
Gross leasable square footage	4,900	6,800	5,000
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$2,289,321	$2,378,400	$1,754,849
Cash down payment	1,303,152	1,353,859	998,914

Contract purchase price plus acquisition fee	3,592,473	3,732,259	2,753,763
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	32,271	64,535	50,813

Total acquisition cost	$3,624,744	$3,796,794	$2,804,576

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Bridgetown, OH Drugstore	Rite Aid Fredericksburg, VA Drugstore	Tractor Supply Fredericksburg, TX Specialty Retail
Gross leasable square footage	13,905	14,564	22,670
Date of purchase	4/30/07	5/2/07	5/7/07
Mortgage financing at date of purchase	$3,580,000	$4,332,000	$2,031,250
Cash down payment	984,500	1,191,300	1,156,250

Contract purchase price plus acquisition fee	4,564,500	5,523,300	3,187,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,376	47,741	44,644

Total acquisition cost	$4,598,876	$5,571,041	$3,232,144

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Sam’s Club Anderson, SC Warehouse	Walgreens Dallas, TX Drugstore	Wal-Mart New London, WI Discount Retail
Gross leasable square footage	134,664	13,905	51,985
Date of purchase	5/8/07	5/9/07	5/9/07
Mortgage financing at date of purchase	$9,600,000	$2,175,000	$2,091,000
Cash down payment	2,640,000	1,038,000	575,280

Contract purchase price plus acquisition fee	12,240,000	3,213,000	2,666,280
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	57,826	58,801	19,541

Total acquisition cost	$12,297,826	$3,271,801	$2,685,821

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Lima, OH Drugstore	Rite Aid Allentown, PA Drugstore	Eckerd Spartanburg, SC Drugstore
Gross leasable square footage	14,564	14,564	10,908
Date of purchase	5/14/07	5/15/07	5/17/07
Mortgage financing at date of purchase	$3,103,000	$3,615,000	$2,258,750
Cash down payment	1,737,881	2,057,334	1,285,750

Contract purchase price plus acquisition fee	4,840,881	5,672,334	3,544,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,677	96,755	30,321

Total acquisition cost	$4,882,558	$5,769,089	$3,574,821

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Florence, SC Drugstore	Staples Warsaw, IN Office Supply	Walgreens Bryan, TX Drugstore
Gross leasable square footage	10,125	23,990	15,050
Date of purchase	5/17/07	5/17/07	5/18/07
Mortgage financing at date of purchase	$1,706,250	$1,850,000	$5,060,000
Cash down payment	971,250	1,429,300	1,391,500

Contract purchase price plus acquisition fee	2,677,500	3,279,300	6,451,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,381	38,304	19,943

Total acquisition cost	$2,710,881	$3,317,604	$6,471,443

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Harris County, TX Drugstore	Wal-Mart Spencer, IN Discount Retail	Tractor Supply Fairview, TN Specialty Retail
Gross leasable square footage	15,050	41,304	19,067
Date of purchase	5/18/07	5/23/07	5/25/07
Mortgage financing at date of purchase	$4,521,000	$1,620,000	$1,930,500
Cash down payment	1,242,000	446,196	1,098,900

Contract purchase price plus acquisition fee	5,763,000	2,066,196	3,029,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,201	16,497	36,060

Total acquisition cost	$5,782,201	$2,082,693	$3,065,460

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Border’s Rapid City, SD Specialty Retail	Border’s Reading, PA Specialty Retail	Walgreens Gainesville, FL Drugstore
Gross leasable square footage	20,000	25,025	13,905
Date of purchase	6/1/07	6/1/07	6/1/07
Mortgage financing at date of purchase	$5,169,000	$5,009,000	$2,900,000
Cash down payment	1,421,220	1,377,220	797,500

Contract purchase price plus acquisition fee	6,590,220	6,386,220	3,697,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,369	31,757	49,951

Total acquisition cost	$6,617,589	$6,417,977	$3,747,451

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Chili’s Fredericksburg, TX Restaurant	Tractor Supply Baytown, TX Specialty Retail	Starbucks Covington, TN Restaurant
Gross leasable square footage	5,495	22,670	1,805
Date of purchase	6/5/07	6/11/07	6/22/07
Mortgage financing at date of purchase	$1,851,000	$2,648,000	$—
Cash down payment	509,280	728,200	1,546,320

Contract purchase price plus acquisition fee	2,360,280	3,376,200	1,546,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,270	13,473	26,011

Total acquisition cost	$2,379,550	$3,389,673	$1,572,331

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Sedalia, MO Restaurant	Academy Sports Houston, TX Sporting Goods	Best Buy Evanston, IL Consumer Electronics
Gross leasable square footage	1,800	53,381	45,397
Date of purchase	6/22/07	6/27/07	6/27/07
Mortgage financing at date of purchase	$—	$3,825,000	$5,900,000
Cash down payment	1,251,540	1,683,000	2,515,000

Contract purchase price plus acquisition fee	1,251,540	5,508,000	8,415,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,364	35,268	30,891

Total acquisition cost	$1,275,904	$5,543,268	$8,445,891

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Eckerd Mantua, NJ Drugstore	Eckerd Vineland, NJ Drugstore	Super Value Warwick, RI Discount Retail
Gross leasable square footage	8,710	14,910	64,514
Date of purchase	6/27/07	6/27/07	6/27/07
Mortgage financing at date of purchase	$1,470,000	$3,500,000	$5,350,000
Cash down payment	621,000	1,600,000	2,096,000

Contract purchase price plus acquisition fee	2,091,000	5,100,000	7,446,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	65,703	102,572	51,820

Total acquisition cost	$2,156,703	$5,202,572	$7,497,820

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	WinCo Eureka, CA Grocery	Kroger LaGrange, GA Grocery	La-Z-Boy Kentwood, MI Home Furnishings
Gross leasable square footage	82,490	61,331	30,245
Date of purchase	6/27/07	6/28/07	6/28/07
Mortgage financing at date of purchase	$11,247,000	$4,750,000	$3,602,000
Cash down payment	5,387,000	2,689,750	1,646,294

Contract purchase price plus acquisition fee	16,634,000	7,439,750	5,248,294
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	45,303	58,702	69,829

Total acquisition cost	$16,679,303	$7,498,452	$5,318,123

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circuit City Mesquite, TX Consumer Electronics	Tractor Supply Prior Lake, MN Specialty Retail	Staples Guntersville, AL Office Supply
Gross leasable square footage	42,918	36,183	23,942
Date of purchase	6/29/07	6/29/07	7/6/07
Mortgage financing at date of purchase	$4,305,000	$3,283,250	$2,161,250
Cash down payment	3,676,500	1,867,750	1,230,250

Contract purchase price plus acquisition fee	7,981,500	5,151,000	3,391,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,392	140,718	38,237

Total acquisition cost	$8,021,892	$5,291,718	$3,429,737

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Kansas City (63rd), MO Drugstore	Walgreens Kansas City (Independence), MO Drugstore	Walgreens Kansas City (Linwood), MO Drugstore
Gross leasable square footage	13,905	13,905	13,905
Date of purchase	7/11/07	7/11/07	7/11/07
Mortgage financing at date of purchase	$3,034,500	$2,990,000	$2,437,500
Cash down payment	1,387,200	1,699,960	1,387,500

Contract purchase price plus acquisition fee	4,421,700	4,689,960	3,825,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,347	27,635	27,387

Total acquisition cost	$4,450,047	$4,717,595	$3,852,387

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Kansas City (Troost), MO Drugstore	Walgreens Topeka, KS Drugstore	Circuit City Taunton, MA Consumer Electronics
Gross leasable square footage	13,905	13,905	32,748
Date of purchase	7/11/07	7/11/07	7/13/07
Mortgage financing at date of purchase	$2,464,000	$1,870,000	$4,323,000
Cash down payment	2,562,560	1,314,389	3,694,200

Contract purchase price plus acquisition fee	5,026,560	3,184,389	8,017,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,515	31,744	26,978

Total acquisition cost	$5,055,075	$3,216,133	$8,044,178

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	EDS Salt Lake City, UT Office	Kohl’s Lake Zurich, IL Department Store	Lowe’s Cincinnati, OH Home Improvement
Gross leasable square footage	406,101	88,306	129,044
Date of purchase	7/17/07	7/17/07	7/17/07
Mortgage financing at date of purchase	$18,000,000	$9,075,000	$13,800,000
Cash down payment	5,281,320	3,891,985	7,169,653

Contract purchase price plus acquisition fee	23,281,320	12,966,985	20,969,653
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	59,296	34,988	77,794

Total acquisition cost	$23,340,616	$13,001,973	$21,047,447

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Fort Worth, TX Drugstore	Circuit City Groveland, FL Consumer Electronics	Telerx King’s Mountain, NC Office
Gross leasable square footage	15,120	706,560	60,000
Date of purchase	7/17/07	7/17/07	7/17/07
Mortgage financing at date of purchase	$3,675,000	$20,250,000	$6,083,000
Cash down payment	1,277,256	7,849,786	2,531,846

Contract purchase price plus acquisition fee	4,952,256	28,099,786	8,614,846
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,222	245,223	28,511

Total acquisition cost	$4,979,478	$28,345,009	$8,643,357

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Dickinson Theatre Yukon, OK Theater	Academy Sports Baton Rouge, LA Sporting Goods	Academy Sports Houston (Breton), TX Sporting Goods
Gross leasable square footage	27,442	52,550	53,381
Date of purchase	7/17/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$4,687,000	$3,045,000
Cash down payment	4,641,000	2,394,638	1,774,058

Contract purchase price plus acquisition fee	4,641,000	7,081,638	4,819,058
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,031	41,570	22,970

Total acquisition cost	$4,665,031	$7,123,208	$4,842,028

	Cole Credit	Cole Credit Property	Cole Credit
	Property Trust II,	Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Houston (SW), TX Sporting Goods	Academy Sports N. Richland Hills, TX Sporting Goods	CVS Amarillo, TX Drugstore
Gross leasable square footage	52,548	52,500	9,504
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$4,625,000	$4,217,000	$1,741,000
Cash down payment	2,656,597	2,201,320	1,105,888

Contract purchase price plus acquisition fee	7,281,597	6,418,320	2,846,888
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,733	24,843	20,552

Total acquisition cost	$7,307,330	$6,443,163	$2,867,440

	Cole Credit	Cole Credit Property	Cole Credit
	Property Trust II,	Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Del City, OK Drugstore	Dave & Busters Addison, IL Restaurant	Eckerd Chattanooga, TN Drugstore
Gross leasable square footage	10,906	50,000	10,909
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$2,631,000	$5,600,000	$1,920,000
Cash down payment	1,632,092	8,607,142	933,597

Contract purchase price plus acquisition fee	4,263,092	14,207,142	2,853,597
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,793	18,808	32,472

Total acquisition cost	$4,291,885	$14,225,950	$2,886,069

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit Property	Cole Credit
	Property Trust II,	Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Eckerd Mableton, GA Drugstore	Long John Silvers Houston, TX Restaurant	Taco Bell Anderson, IN Restaurant
Gross leasable square footage	8,996	34,094	2,166
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$1,197,000	$—	$—
Cash down payment	690,650	1,228,917	1,760,024

Contract purchase price plus acquisition fee	1,887,650	1,228,917	1,760,024
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,490	6,481	7,940

Total acquisition cost	$1,913,140	$1,235,398	$1,767,964

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell Brazil, IN Restaurant	Taco Bell Henderson, KY Restaurant	Taco Bell Martinsville, IN Restaurant
Gross leasable square footage	1,993	2,320	2,057
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,009,048	1,583,659	2,013,023

Contract purchase price plus acquisition fee	2,009,048	1,583,659	2,013,023
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,312	10,358	8,564

Total acquisition cost	$2,017,360	$1,594,017	$2,021,587

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell Princeton, IN Restaurant	Taco Bell Robinson, IL Restaurant	Taco Bell Washington, IN Restaurant
Gross leasable square footage	2,436	1,944	2,093
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,452,815	1,581,685	1,280,656

Contract purchase price plus acquisition fee	1,452,815	1,581,685	1,280,656
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,039	6,917	7,704

Total acquisition cost	$1,460,854	$1,588,602	$1,288,360

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell / KFC Spencer, IN Restaurant	Taco Bell / KFC Vinceness, IN Restaurant	Federal Express Peoria, IL Distribution Center
Gross leasable square footage	2,296	2,691	38,200
Date of purchase	7/19/07	7/19/07	7/20/07
Mortgage financing at date of purchase	$—	$—	$2,080,000
Cash down payment	984,162	1,508,264	1,179,000

Contract purchase price plus acquisition fee	984,162	1,508,264	3,259,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,107	8,566	25,559

Total acquisition cost	$992,269	$1,516,830	$3,284,559

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Gold’s Gym St. Peter’s, MO Fitness	Federal Express Walker, MI Distribution Center	Wal-Mart Bay City, TX Discount Retail
Gross leasable square footage	39,900	78,034	90,921
Date of purchase	7/31/07	8/8/07	8/14/07
Mortgage financing at date of purchase	$5,250,000	$4,669,000	$—
Cash down payment	2,400,000	2,801,369	3,830,100

Contract purchase price plus acquisition fee	7,650,000	7,470,369	3,830,100
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,746	22,816	20,521

Total acquisition cost	$7,697,746	$7,493,185	$3,850,621

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Richmond, VA Drugstore	Home Depot Bedford Park, IL Home Improvement	Circuit City Aurora, CO Consumer Electronics
Gross leasable square footage	13,869	217,716	39,440
Date of purchase	8/17/07	8/21/07	8/22/07
Mortgage financing at date of purchase	$—	$—	$4,777,000
Cash down payment	4,105,500	29,988,000	2,567,000

Contract purchase price plus acquisition fee	4,105,500	29,988,000	7,344,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	42,178	15,541	42,131

Total acquisition cost	$4,147,678	$30,003,541	$7,386,131

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	24 Hour Fitness Olathe, KS Fitness	Walgreens Dallas (DeSoto), TX Drugstore	Gold’s Gym O’Fallon, MO Fitness
Gross leasable square footage	25,000	13,905	39,900
Date of purchase	8/24/07	8/27/07	8/29/07
Mortgage financing at date of purchase	$4,816,500	$—	$5,425,000
Cash down payment	2,537,700	3,434,340	2,480,000

Contract purchase price plus acquisition fee	7,354,200	3,434,340	7,905,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	42,377	24,878	46,022

Total acquisition cost	$7,396,577	$3,459,218	$7,951,022

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wal-Mart Washington, IL Discount Retail	Wal-Mart Borger, TX Discount Retail	Broadview Village Square Broadview, IL Shopping Center
Gross leasable square footage	74,136	65,930	359,383
Date of purchase	9/10/07	9/12/07	9/14/07
Mortgage financing at date of purchase	$—	$—	$31,500,000
Cash down payment	3,649,560	3,269,100	27,660,000

Contract purchase price plus acquisition fee	3,649,560	3,269,100	59,160,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,214	8,631	80,573

Total acquisition cost	$3,655,774	$3,277,731	$59,240,573

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Chamber’s Corners Wayland, MI Shopping Center	Ashley Furniture Anderson, SC Home Furnishings	Best Buy Fayetteville, NC Consumer Electronics
Gross leasable square footage	99,564	23,800	45,582
Date of purchase	9/19/07	9/28/07	10/4/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,999,565	4,386,000	6,810,540

Contract purchase price plus acquisition fee	8,999,565	4,386,000	6,810,540
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,799	21,995	18,351

Total acquisition cost	$9,034,364	$4,407,995	$6,828,891

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Massard Farms Fort Smith, AR Shopping Center	Wal-Mart Whiteville, NC Discount Retail	Staples Moraine, OH Office Supply
Gross leasable square footage	126,584	65,930	20,388
Date of purchase	10/11/07	10/11/07	10/12/07
Mortgage financing at date of purchase	$10,237,000	$—	$—
Cash down payment	5,808,000	2,720,340	3,876,000

Contract purchase price plus acquisition fee	16,045,000	2,720,340	3,876,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,094	30,178	26,944

Total acquisition cost	$16,103,094	$2,750,518	$3,902,944

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wickes Furniture Chicago, IL Home Furnishings	Walgreens Brentwood, TN Drugstore	Starbucks Bowling Green, KY Restaurant
Gross leasable square footage	48,000	14,820	1,850
Date of purchase	10/17/07	10/17/07	10/23/07
Mortgage financing at date of purchase	$15,925,000	$—	$—
Cash down payment	7,983,800	5,752,800	1,690,140

Contract purchase price plus acquisition fee	23,908,800	5,752,800	1,690,140
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,258	31,821	12,574

Total acquisition cost	$23,926,058	$5,784,621	$1,702,714

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Harriman, TN Drugstore	Starbucks Shawnee, OK Restaurant	Stations Casino Las Vegas, NV Office
Gross leasable square footage	14,820	1,750	138,558
Date of purchase	10/24/07	10/31/07	11/1/07
Mortgage financing at date of purchase	$—	$—	$42,250,000
Cash down payment	5,128,475	1,118,847	29,150,000

Contract purchase price plus acquisition fee	5,128,475	1,118,847	71,400,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	38,710	7,448	66,499

Total acquisition cost	$5,167,185	$1,126,295	$71,466,499

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Oklahoma City, OK Restaurant	Starbucks Powell, TN Restaurant	Starbucks Seymour, TN Restaurant
Gross leasable square footage	1,750	1,850	1,850
Date of purchase	11/20/07	11/26/07	11/26/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,263,444	1,350,480	1,378,020

Contract purchase price plus acquisition fee	1,263,444	1,350,480	1,378,020
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,128	20,772	19,370

Total acquisition cost	$1,274,572	$1,371,252	$1,397,390

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Chattanooga, TN Restaurant	Starbucks Maryville, TN Restaurant	Walgreens Beverly Hills, TX Drugstore
Gross leasable square footage	1,850	1,850	13,905
Date of purchase	11/26/07	11/26/07	12/5/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,448,400	1,519,800	3,672,000

Contract purchase price plus acquisition fee	1,448,400	1,519,800	3,672,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,977	19,919	15,712

Total acquisition cost	$1,468,377	$1,539,719	$3,687,712

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Waco, TX Drugstore	Allstate Cross Plains, WI Office	Mealey’s Furniture Maple Shade, NJ Home Furnishings
Gross leasable square footage	13,905	34,992	66,750
Date of purchase	12/5/07	12/7/07	12/13/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,672,000	5,834,400	5,457,000

Contract purchase price plus acquisition fee	3,672,000	5,834,400	5,457,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,651	31,832	102,996

Total acquisition cost	$3,687,651	$5,866,232	$5,559,996

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Brittain), OH Convenience Store	Circle K Cuyahoga Falls (Portage), OH Convenience Store	Circle K Cleveland, OH Convenience Store
Gross leasable square footage	2,857	2,959	4,318
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$640,000	$710,000	$810,000
Cash down payment	627,175	701,406	807,451

Contract purchase price plus acquisition fee	1,267,175	1,411,406	1,617,451
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,639	7,394	8,473

Total acquisition cost	$1,273,814	$1,418,800	$1,625,924

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Cuyahoga), OH Convenience Store	Circle K Augusta, GA Convenience Store	Circle K Auburn, AL Convenience Store
Gross leasable square footage	2,800	3,010	2,772
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$860,000	$530,000	$820,000
Cash down payment	798,660	592,944	941,682

Contract purchase price plus acquisition fee	1,658,660	1,122,944	1,761,682
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,689	5,882	9,230

Total acquisition cost	$1,667,349	$1,128,826	$1,770,912

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K El Paso (Americas), TX Convenience Store	Circle K Fort Mill, SC Convenience Store	Circle K Mt. Pleasant, SC Convenience Store
Gross leasable square footage	3,500	6,553	2,820
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,170,000	$1,240,000	$750,000
Cash down payment	1,086,187	1,160,420	815,939

Contract purchase price plus acquisition fee	2,256,187	2,400,420	1,565,939
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,819	12,576	8,204

Total acquisition cost	$2,268,006	$2,412,996	$1,574,143

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Goose Creek, SC Convenience Store	Circle K Akron (1693 Market), OH Convenience Store	Circle K Akron (Waterloo), OH Convenience Store
Gross leasable square footage	2,632	4,977	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$670,000	$850,000	$630,000
Cash down payment	720,802	780,596	577,467

Contract purchase price plus acquisition fee	1,390,802	1,630,596	1,207,467
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,286	9,816	7,268

Total acquisition cost	$1,398,088	$1,640,412	$1,214,735

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Parma, OH Convenience Store	Circle K Twinsburg, OH Convenience Store	Circle K Cuyahoga Falls (Bath), OH Convenience Store
Gross leasable square footage	3,039	3,298	4,269
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$670,000	$690,000	$1,040,000
Cash down payment	609,708	692,911	1,024,046

Contract purchase price plus acquisition fee	1,279,708	1,382,911	2,064,046
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,704	8,325	12,425

Total acquisition cost	$1,287,412	$1,391,236	$2,076,471

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Charlotte (Independence), NC Convenience Store	Circle K Savannah (King George), GA Convenience Store	Circle K Phenix City, AL Convenience Store
Gross leasable square footage	2,556	2,477	2,580
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$965,000	$800,000	$820,000
Cash down payment	954,562	840,917	810,596

Contract purchase price plus acquisition fee	1,919,562	1,640,917	1,630,596
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,556	9,878	9,816

Total acquisition cost	$1,931,118	$1,650,795	$1,640,412

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Macon (Riverside), GA Convenience Store	Circle K Lanett, AL Convenience Store	Circle K Monroe, LA Convenience Store
Gross leasable square footage	2,660	2,631	4,140
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$600,000	$455,000	$780,000
Cash down payment	679,708	411,899	778,355

Contract purchase price plus acquisition fee	1,279,708	866,899	1,558,355
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,704	5,219	9,381

Total acquisition cost	$1,287,412	$872,118	$1,567,736

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (1559 Market), OH Convenience Store	Circle K Akron (Ridgewood), OH Convenience Store	Circle K Akron (Manchester), OH Convenience Store
Gross leasable square footage	1,624	2,635	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$720,000	$640,000	$840,000
Cash down payment	764,929	690,249	830,546

Contract purchase price plus acquisition fee	1,484,929	1,330,249	1,670,546
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,812	7,894	9,913

Total acquisition cost	$1,493,741	$1,338,143	$1,680,459

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Barberton (31st), OH Convenience Store	Circle K Charlotte (Sharon), OH Convenience Store	Circle K Savannah (Johnny Mercer), GA Convenience Store
Gross leasable square footage	2,800	2,477	1,152
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$480,000	$1,000,000	$740,000
Cash down payment	509,953	990,218	899,610

Contract purchase price plus acquisition fee	989,953	1,990,218	1,639,610
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,874	11,810	9,730

Total acquisition cost	$995,827	$2,002,028	$1,649,340

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Columbus (Buena Vista), GA Convenience Store	Circle K Columbus (Airport), GA Convenience Store	Circle K Opelika (Columbus), AL Convenience Store
Gross leasable square footage	2,205	2,205	3,796
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$770,000	$730,000	$1,160,000
Cash down payment	869,610	837,425	1,232,387

Contract purchase price plus acquisition fee	1,639,610	1,567,425	2,392,387
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,730	9,302	14,197

Total acquisition cost	$1,649,340	$1,576,727	$2,406,584

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Baton Rouge (Burbank), LA Convenience Store	Circle K West Monroe (503), LA Convenience Store	Circle K Copley, OH Convenience Store
Gross leasable square footage	2,400	3,327	2,439
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$470,000	$750,000	$590,000
Cash down payment	499,329	745,241	584,159

Contract purchase price plus acquisition fee	969,329	1,495,241	1,174,159
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,753	8,874	6,254

Total acquisition cost	$975,082	$1,504,115	$1,180,413

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Albrecht), OH Convenience Store	Circle K Akron (1178 Arlington), OH Convenience Store	Circle K Kent, OH Convenience Store
Gross leasable square footage	2,763	2,862	2,068
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$570,000	$720,000	$500,000
Cash down payment	562,961	721,949	509,365

Contract purchase price plus acquisition fee	1,132,961	1,441,949	1,009,365
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,024	7,668	5,367

Total acquisition cost	$1,138,985	$1,449,617	$1,014,732

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Huntersville, NC Convenience Store	Circle K Springdale, SC Convenience Store	Circle K Charleston, SC Convenience Store
Gross leasable square footage	2,170	1,800	3,000
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,030,000	$860,000	$1,330,000
Cash down payment	1,019,628	911,537	1,317,007

Contract purchase price plus acquisition fee	2,049,628	1,771,537	2,647,007
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,900	9,421	14,076

Total acquisition cost	$2,060,528	$1,780,958	$2,661,083

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Port Wentworth, GA Convenience Store	Circle K Columbus (Warm Springs), GA Convenience Store	Circle K Baton Rouge (Jefferson), LA Convenience Store
Gross leasable square footage	3,760	4,934	2,780
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,150,000	$940,000	$510,000
Cash down payment	1,215,828	1,058,130	592,062

Contract purchase price plus acquisition fee	2,365,828	1,998,130	1,102,062
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,580	10,625	5,860

Total acquisition cost	$2,378,408	$2,008,755	$1,107,922

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Cuyahoga Falls (State), OH Convenience Store	Circle K Akron (940 Arlington), OH Convenience Store	Circle K Akron (Exchange), OH Convenience Store
Gross leasable square footage	2,100	2,800	3,190
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$490,000	$580,000	$750,000
Cash down payment	560,332	573,305	743,119

Contract purchase price plus acquisition fee	1,050,332	1,153,305	1,493,119
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,854	6,429	8,322

Total acquisition cost	$1,056,186	$1,159,734	$1,501,441

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Bedford, OH Convenience Store	Circle K Columbia (Hardscrabble), SC Convenience Store	Circle K El Paso (Mesa), TX Convenience Store
Gross leasable square footage	2,450	2,477	3,150
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$660,000	$900,000	$610,000
Cash down payment	637,469	881,445	553,603

Contract purchase price plus acquisition fee	1,297,469	1,781,445	1,163,603
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,232	9,929	6,486

Total acquisition cost	$1,304,701	$1,791,374	$1,170,089

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Valley, AL Convenience Store	Circle K Columbus (Midland), GA Convenience Store	Circle K Columbus (Bradley), GA Convenience Store
Gross leasable square footage	3,312	3,760	4,750
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$800,000	$1,240,000	$1,600,000
Cash down payment	785,795	1,313,748	1,798,132

Contract purchase price plus acquisition fee	1,585,795	2,553,748	3,398,132
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,839	14,235	18,939

Total acquisition cost	$1,594,634	$2,567,983	$3,417,071

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Baton Rouge (Floynell), LA Convenience Store	Circle K Akron (Darrow), OH Convenience Store	Circle K Barberton (Wooster), OH Convenience Store
Gross leasable square footage	2,780	2,800	3,600
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$670,000	$640,000	$1,140,000
Cash down payment	761,335	596,483	1,147,495

Contract purchase price plus acquisition fee	1,431,335	1,236,483	2,287,495
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,978	6,658	12,317

Total acquisition cost	$1,439,313	$1,243,141	$2,299,812

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Norton, OH Convenience Store	Circle K Willoughby, OH Convenience Store	Circle K Columbia (Garners), SC Convenience Store
Gross leasable square footage	3,750	2,938	2,600
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$730,000	$610,000	$1,080,000
Cash down payment	733,172	605,876	1,073,542

Contract purchase price plus acquisition fee	1,463,172	1,215,876	2,153,542
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,879	6,547	11,596

Total acquisition cost	$1,471,051	$1,222,423	$2,165,138

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K El Paso (Zaragosa),TX Convenience Store	Circle K Martinez, GA Convenience Store	Circle K Pine Mountain, GA Convenience Store
Gross leasable square footage	3,800	2,250	3,285
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,090,000	$630,000	$600,000
Cash down payment	1,012,023	668,308	564,355

Contract purchase price plus acquisition fee	2,102,023	1,298,308	1,164,355
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,318	6,991	6,270

Total acquisition cost	$2,113,341	$1,305,299	$1,170,625

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Beaufort, SC Convenience Store	Circle K West Monroe (1602), LA Convenience Store	Circle K Akron (Main), OH Convenience Store
Gross leasable square footage	3,054	3,927	1,710
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$830,000	$850,000	$600,000
Cash down payment	839,253	850,165	606,518

Contract purchase price plus acquisition fee	1,669,253	1,700,165	1,206,518
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,988	9,156	6,754

Total acquisition cost	$1,678,241	$1,709,321	$1,213,272

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Brown), OH Convenience Store	Circle K Canton (12th), OH Convenience Store	Circle K Maple Heights, OH Convenience Store
Gross leasable square footage	3,258	2,800	2,967
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$640,000	$555,000	$760,000
Cash down payment	690,264	630,894	755,882

Contract purchase price plus acquisition fee	1,330,264	1,185,894	1,515,882
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,446	6,639	8,486

Total acquisition cost	$1,337,710	$1,192,533	$1,524,368

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Brookpark, OH Convenience Store	Circle K Charlotte (Sugar Creek), NC Convenience Store	Circle K Mobile (Airport), AL Convenience Store
Gross leasable square footage	2,740	2,770	2,448
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$690,000	$1,030,000	$860,000
Cash down payment	691,824	1,022,112	996,181

Contract purchase price plus acquisition fee	1,381,824	2,052,112	1,856,181
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,736	11,488	10,391

Total acquisition cost	$1,389,560	$2,063,600	$1,866,572

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Bluffton, SC Convenience Store	Circle K Macon (Arkwright), GA Convenience Store	Circle K Mobile (Moffett), AL Convenience Store
Gross leasable square footage	1,760	2,248	678
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,230,000	$560,000	$655,000
Cash down payment	1,409,904	605,270	933,067

Contract purchase price plus acquisition fee	2,639,904	1,165,270	1,588,067
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,777	6,523	8,889

Total acquisition cost	$2,654,681	$1,171,793	$1,596,956

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Shreveport, LA Convenience Store	Circle K Albuquerque, NM Convenience Store	Circle K Bossier City, LA Convenience Store
Gross leasable square footage	3,180	7,200	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$620,000	$650,000	$780,000
Cash down payment	617,454	647,751	775,241

Contract purchase price plus acquisition fee	1,237,454	1,297,751	1,555,241
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	271,629	34,075	1,882

Total acquisition cost	$1,509,083	$1,331,826	$1,557,123

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Barberton (5th), OH Convenience Store	Circle K Canton (Tuscarawas), OH Convenience Store	Circle K Fairlawn, OH Convenience Store
Gross leasable square footage	2,900	4,500	4,647
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$630,000	$1,130,000	$800,000
Cash down payment	626,552	1,105,014	837,638

Contract purchase price plus acquisition fee	1,256,552	2,235,014	1,637,638
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,532	12,368	16,713

Total acquisition cost	$1,272,084	$2,247,382	$1,654,351

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Northfield, OH Convenience Store	Circle K Seville, OH Convenience Store	Circle K Columbus (Lumpkin), GA Convenience Store
Gross leasable square footage	2,874	2,531	2,700
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$990,000	$1,300,000	$800,000
Cash down payment	987,525	1,192,505	899,435

Contract purchase price plus acquisition fee	1,977,525	2,492,505	1,699,435
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,683	(12,407)	362

Total acquisition cost	$1,982,208	$2,480,098	$1,699,797

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K N. Augusta, GA Convenience Store	Circle K Opelika (2nd), AL Convenience Store	Walgreens Cincinnati, OH Drugstore
Gross leasable square footage	2,240	3,211	15,120
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$590,000	$630,000	$—
Cash down payment	625,354	698,649	4,987,800

Contract purchase price plus acquisition fee	1,215,354	1,328,649	4,987,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,725	12,452	32,219

Total acquisition cost	$1,222,079	$1,341,101	$5,020,019

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Rome, NY Specialty Retail	HH Gregg Greensboro, NC Consumer Electronics	Starbucks Altus, OK Restaurant
Gross leasable square footage	19,097	30,167	1,741
Date of purchase	1/4/08	1/11/08	1/16/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,213,000	6,936,000	1,195,862

Contract purchase price plus acquisition fee	3,213,000	6,936,000	1,195,862
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,291	25,101	17,473

Total acquisition cost	$3,249,291	$6,961,101	$1,213,335

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Milford Commons Milford, NH Shopping Center	CarMax Greenville, SC Auto Dealership	Bank of America Delray Beach, FL Bank
Gross leasable square footage	78,430	46,535	54,254
Date of purchase	1/17/08	1/25/08	1/31/08
Mortgage financing at date of purchase	$5,816,924	$15,125,000	$10,632,014
Cash down payment	2,292,076	7,315,000	4,667,986

Contract purchase price plus acquisition fee	8,109,000	22,440,000	15,300,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	97,029	47,000	240,104

Total acquisition cost	$8,206,029	$22,487,000	$15,540,104

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Arby’s New Castle, PA Restaurant	Mustang Engineering Houston, TX Office	Circuit City Kennesaw, GA Consumer Electronics
Gross leasable square footage	3,283	136,954	182,035
Date of purchase	1/31/08	1/31/08	1/31/08
Mortgage financing at date of purchase	$1,063,201	$13,467,218	$14,176,019
Cash down payment	487,199	5,912,782	6,060,781

Contract purchase price plus acquisition fee	1,550,400	19,380,000	20,236,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,196	163,269	140,168

Total acquisition cost	$1,591,596	$19,543,269	$20,376,968

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CarMax Raleigh, NC Auto Dealership	Office Depot Alcoa, TN Office Supply	CarMax Pineville, NC Auto Dealership
Gross leasable square footage	57,010	26,850	16,375
Date of purchase	1/31/08	1/31/08	1/31/08
Mortgage financing at date of purchase	$6,520,969	$2,888,364	$7,017,129
Cash down payment	2,806,931	842,796	3,068,631

Contract purchase price plus acquisition fee	9,327,900	3,731,160	10,085,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	85,562	50,844	84,739

Total acquisition cost	$9,413,462	$3,782,004	$10,170,499

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	FedEx Mishawaka, IN Distribution Center	Best Buy Wichita, KS Consumer Electronics	Boscov’s Voorhees, NJ Department Store
Gross leasable square footage	54,804	66,756	173,767
Date of purchase	2/6/08	2/6/08	2/6/08
Mortgage financing at date of purchase	$2,799,764	$8,080,331	$3,189,604
Cash down payment	1,210,876	3,467,089	982,196

Contract purchase price plus acquisition fee	4,010,640	11,547,420	4,171,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,541	111,473	101,795

Total acquisition cost	$4,051,181	$11,658,893	$4,273,595

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Bridgestone/ Firestone Atlanta, GA Automotive Parts	Academy Sports Lufkin, TX Sporting Goods	Marsh Supermarkets Indianapolis, IN Grocery
Gross leasable square footage	10,325	60,750	65,000
Date of purchase	2/6/08	2/6/08	2/6/08
Mortgage financing at date of purchase	$1,754,282	$3,685,765	$10,242,174
Cash down payment	726,358	1,618,235	4,360,146

Contract purchase price plus acquisition fee	2,480,640	5,304,000	14,602,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,749	57,877	97,290

Total acquisition cost	$2,510,389	$5,361,877	$14,699,610

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Indianapolis, IN Drugstore	Hilltop Plaza Bridgeton, MO Shopping Center	Starbucks Stillwater, OK Restaurant
Gross leasable square footage	10,880	302,921	1,850
Date of purchase	2/6/08	2/6/08	2/28/08
Mortgage financing at date of purchase	$2,675,724	$—	$—
Cash down payment	1,088,076	23,658,900	1,329,517

Contract purchase price plus acquisition fee	3,763,800	23,658,900	1,329,517
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,575	40,446	18,850

Total acquisition cost	$3,801,375	$23,699,346	$1,348,367

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Oneida, TN Drugstore	Starbucks Memphis, TN Restaurant	Starbucks Ponca City, OK Restaurant
Gross leasable square footage	14,820	1,853	1,750
Date of purchase	2/29/08	3/4/08	3/11/08
Mortgage financing at date of purchase	$3,800,000	$—	$—
Cash down payment	1,222,901	1,394,340	1,082,988

Contract purchase price plus acquisition fee	5,022,901	1,394,340	1,082,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	146,858	29,221	19,939

Total acquisition cost	$5,169,759	$1,423,561	$1,102,927

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Kingsport, TN Restaurant	Pep Boys El Centro, CA Automotive Parts	Pep Boys Lakeland, FL Automotive Parts
Gross leasable square footage	1,850	18,196	20,747
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,354,560	2,474,520	2,771,340

Contract purchase price plus acquisition fee	1,354,560	2,474,520	2,771,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,139	12,505	13,605

Total acquisition cost	$1,381,699	$2,487,025	$2,784,945

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tamarac, FL Automotive Parts	Pep Boys Clarksville, IN Automotive Parts	Pep Boys Frederick, MD Automotive Parts
Gross leasable square footage	18,020	22,211	17,690
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,166,700	2,567,340	4,811,340

Contract purchase price plus acquisition fee	4,166,700	2,567,340	4,811,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,135	15,984	21,064

Total acquisition cost	$4,185,835	$2,583,324	$4,832,404

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys West Warwick, RI Automotive Parts	Pep Boys Pasadena, TX Automotive Parts	Pep Boys Orem, UT Automotive Parts
Gross leasable square footage	22,211	22,341	21,770
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,776,040	5,046,960	3,149,760

Contract purchase price plus acquisition fee	3,776,040	5,046,960	3,149,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,951	62,959	(24,491)

Total acquisition cost	$3,793,991	$5,109,919	$3,125,269

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Hampton, VA Automotive Parts	Pep Boys Redlands, CA Automotive Parts	Pep Boys El Paso, CO Automotive Parts
Gross leasable square footage	22,211	22,290	22,211
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,077,960	4,712,400	2,718,300

Contract purchase price plus acquisition fee	4,077,960	4,712,400	2,718,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,157	20,439	12,232

Total acquisition cost	$4,096,117	$4,732,839	$2,730,532

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tampa, FL Automotive Parts	Pep Boys Fort Myers, FL Automotive Parts	Pep Boys Arlington Heights, IL Automotive Parts
Gross leasable square footage	22,356	22,225	20,464
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,963,500	3,108,960	6,261,780

Contract purchase price plus acquisition fee	1,963,500	3,108,960	6,261,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,017	14,328	25,570

Total acquisition cost	$1,973,517	$3,123,288	$6,287,350

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Nashua, NH Automotive Parts	Pep Boys Albuquerque, NM Automotive Parts	Pep Boys New Hartford, NY Automotive Parts
Gross leasable square footage	19,300	21,768	22,211
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,462,500	3,848,460	2,416,380

Contract purchase price plus acquisition fee	4,462,500	3,848,460	2,416,380
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,798	19,065	11,095

Total acquisition cost	$4,481,298	$3,867,525	$2,427,475

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys San Antonio, TX Automotive Parts	Walgreens Batesville, MS Drugstore	Tractor Supply Clovis, NM Specialty Retail
Gross leasable square footage	22,373	14,250	19,097
Date of purchase	3/25/08	3/31/08	4/7/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,509,200	5,427,420	3,121,200

Contract purchase price plus acquisition fee	2,509,200	5,427,420	3,121,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,445	31,609	26,120

Total acquisition cost	$2,520,645	$5,459,029	$3,147,320

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	BJ’s Wholesale Club Haverhill, MA Warehouse	Walgreens Elmira, NY Drugstore	Tractor Supply Carroll, OH Specialty Retail
Gross leasable square footage	119,598	14,820	40,700
Date of purchase	4/14/08	5/1/08	5/8/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	19,788,000	6,197,520	2,040,000

Contract purchase price plus acquisition fee	19,788,000	6,197,520	2,040,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,683	37,837	30,879

Total acquisition cost	$19,840,683	$6,235,357	$2,070,879

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Onley, VA Drugstore	Walgreens Hibbing, MN Drugstore	Allstate Yuma, AZ Office
Gross leasable square footage	13,225	14,820	28,800
Date of purchase	5/8/08	5/14/08	5/22/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,595,720	4,284,000	7,840,137

Contract purchase price plus acquisition fee	5,595,720	4,284,000	7,840,137
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,725	25,881	38,569

Total acquisition cost	$5,614,445	$4,309,881	$7,878,706

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Essex, MD Drugstore	Convergy’s Las Cruces, NM Office	Walgreens Bath, NY Drugstore
Gross leasable square footage	14,820	45,761	12,222
Date of purchase	5/30/08	6/2/08	6/2/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,617,760	8,273,485	4,320,726

Contract purchase price plus acquisition fee	6,617,760	8,273,485	4,320,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,097	55,078	31,798

Total acquisition cost	$6,658,857	$8,328,563	$4,352,524

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Chino Valley, AZ Drugstore	III Forks Dallas, TX Restaurant	Kohl’s Grand Forks, ND Department Store
Gross leasable square footage	14,820	21,145	68,725
Date of purchase	6/2/08	6/5/08	6/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,543,700	11,220,000	8,695,500

Contract purchase price plus acquisition fee	5,543,700	11,220,000	8,695,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,526	51,821	22,385

Total acquisition cost	$5,568,226	$11,271,821	$8,717,885

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Albany, GA Drugstore	Coral Walk Cape Coral, FL Shopping Center	L.A. Fitness Brooklyn Park, MN Fitness
Gross leasable square footage	14,820	94,817	45,000
Date of purchase	6/11/08	6/12/08	6/17/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,692,000	27,540,000	10,659,000

Contract purchase price plus acquisition fee	4,692,000	27,540,000	10,659,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,220	2,397,962	24,728

Total acquisition cost	$4,719,220	$29,937,962	$10,683,728

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Market Pointe Papillion, NE Shopping Center	Petsmart McCarran, NV Specialty Retail	Cumming Town Center Cumming, GA Shopping Center
Gross leasable square footage	254,125	870,720	310,192
Date of purchase	6/20/08	7/2/08	7/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	26,010,000	52,555,500	59,548,929

Contract purchase price plus acquisition fee	26,010,000	52,555,500	59,548,929
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	83,527	351,110	5,724,660

Total acquisition cost	$26,093,527	$52,906,610	$65,273,589

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Rome, NY Drugstore	L.A. Fitness Matteson, IL Fitness	Walgreens Columbus, MS Drugstore
Gross leasable square footage	13,770	45,000	14,450
Date of purchase	7/15/08	7/16/08	7/24/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,567,282	10,290,780	4,508,400

Contract purchase price plus acquisition fee	4,567,282	10,290,780	4,508,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,016	24,201	22,652

Total acquisition cost	$4,604,298	$10,314,981	$4,531,052

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Weston Shops Weston, FL Shopping Center	L.A. Fitness Greenwood, IN Fitness	JoAnn’s Fabric Alpharetta, GA Specialty Retail
Gross leasable square footage	30,420	45,000	38,418
Date of purchase	7/30/08	8/5/08	8/5/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,728,000	10,817,100	6,569,820

Contract purchase price plus acquisition fee	16,728,000	10,817,100	6,569,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,772	19,587	30,176

Total acquisition cost	$16,786,772	$10,836,687	$6,599,996

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Petsmart Chattanooga, TN Specialty Retail	Petsmart Daytona Beach, FL Specialty Retail	Petsmart Fredericksburg, VA Specialty Retail
Gross leasable square footage	26,040	26,194	26,051
Date of purchase	8/5/08	8/5/08	8/5/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,911,300	5,439,660	5,302,980

Contract purchase price plus acquisition fee	4,911,300	5,439,660	5,302,980
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,209	28,342	27,755

Total acquisition cost	$4,944,509	$5,468,002	$5,330,735

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Shallotte, NC Specialty Retail	Ferguson Enterprises Salisbury, MD Specialty Retail	Ferguson Enterprises Powhatan, VA Specialty Retail
Gross leasable square footage	17,234	97,912	48,131
Date of purchase	8/21/08	8/21/08	8/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,541,551	10,997,986	7,529,534

Contract purchase price plus acquisition fee	2,541,551	10,997,986	7,529,534
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,635	119,536	74,475

Total acquisition cost	$2,571,186	$11,117,522	$7,604,009

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Ocala, FL Specialty Retail	Ferguson Enterprises Front Royal, VA Specialty Retail	Ferguson Enterprises Cohasset, MN Specialty Retail
Gross leasable square footage	55,321	764,000	14,300
Date of purchase	8/21/08	8/21/08	8/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,113,824	45,305,275	1,501,525

Contract purchase price plus acquisition fee	7,113,824	45,305,275	1,501,525
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,611	281,253	28,638

Total acquisition cost	$7,153,435	$45,586,528	$1,530,163

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Auburn, AL Specialty Retail	Ferguson Enterprises Charlotte, NC Specialty Retail	Home Depot Lakewood, CO Home Improvement
Gross leasable square footage	15,000	99,945	102,000
Date of purchase	8/21/08	8/21/08	8/27/08
Mortgage financing at date of purchase	$—	$—	$8,034,632
Cash down payment	2,329,039	11,210,380	3,491,368

Contract purchase price plus acquisition fee	2,329,039	11,210,380	11,526,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,040	35,761	33,433

Total acquisition cost	$2,362,079	$11,246,141	$11,559,433

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Mobile, AL Drugstore	Aaron’s Rents Alamogordo, NM Specialty Retail	Aaron’s Rents Anderson, SC Specialty Retail
Gross leasable square footage	13,360	8,006	9,475
Date of purchase	8/28/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,523,300	880,584	1,145,665

Contract purchase price plus acquisition fee	5,523,300	880,584	1,145,665
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,395	28,166	29,600

Total acquisition cost	$5,553,695	$908,750	$1,175,265

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Baton Rouge, LA Specialty Retail	Aaron’s Rents Beeville, TX Specialty Retail	Aaron’s Rents Calmet City, IL Specialty Retail
Gross leasable square footage	7,959	7,969	9,001
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	857,730	1,566,182	1,454,381

Contract purchase price plus acquisition fee	857,730	1,566,182	1,454,381
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,897	33,183	35,931

Total acquisition cost	$886,627	$1,599,365	$1,490,312

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Charlotte, NC Specialty Retail	Aaron’s Rents Chiefland, FL Specialty Retail	Aaron’s Rents Clanton, AL Specialty Retail
Gross leasable square footage	6,287	7,692	8,000
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,871	1,414,526	1,222,902

Contract purchase price plus acquisition fee	913,871	1,414,526	1,222,902
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,387	27,461	29,798

Total acquisition cost	$941,258	$1,441,987	$1,252,700

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Essex, MD Specialty Retail	Aaron’s Rents Forrest City, AR Specialty Retail	Aaron’s Rents Griffin, GA Specialty Retail
Gross leasable square footage	14,220	6,896	7,692
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,098,730	1,158,864	1,777,529

Contract purchase price plus acquisition fee	2,098,730	1,158,864	1,777,529
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	72,931	32,776	27,772

Total acquisition cost	$2,171,661	$1,191,640	$1,805,301

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Grovetown, GA Specialty Retail	Aaron’s Rents Harrisonville, MO Specialty Retail	Aaron’s Rents Hartsville, SC Specialty Retail
Gross leasable square footage	7,692	6,741	9,459
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,237,009	720,773	1,355,439

Contract purchase price plus acquisition fee	1,237,009	720,773	1,355,439
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,801	28,733	29,496

Total acquisition cost	$1,263,810	$749,506	$1,384,935

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Largo, FL Specialty Retail	Aaron’s Rents Mansfield, TX Specialty Retail	Aaron’s Rents Navasota, TX Specialty Retail
Gross leasable square footage	14,299	9,459	7,692
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	783,331	1,396,495	1,326,292

Contract purchase price plus acquisition fee	783,331	1,396,495	1,326,292
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,054	32,391	32,405

Total acquisition cost	$810,385	$1,428,886	$1,358,697

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Okeechobee, FL Specialty Retail	Aaron’s Rents Rensselaer, NY Specialty Retail	Aaron’s Rents Rome, NY Specialty Retail
Gross leasable square footage	7,597	14,714	13,146
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,525	1,581,454	1,169,759

Contract purchase price plus acquisition fee	1,585,525	1,581,454	1,169,759
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,526	33,281	31,459

Total acquisition cost	$1,613,051	$1,614,735	$1,201,218

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Sandersville, GA Specialty Retail	Aaron’s Rents Shreveport, LA Specialty Retail	Aaron’s Rents Stuart, FL Specialty Retail
Gross leasable square footage	7,692	9,163	19,479
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,235,863	588,347	2,121,684

Contract purchase price plus acquisition fee	1,235,863	588,347	2,121,684
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,643	27,929	29,591

Total acquisition cost	$1,263,506	$616,276	$2,151,275

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Wichita, KS Specialty Retail	Aaron’s Rents Wilton, NY Specialty Retail	HH Gregg Grove City, OH Consumer Electronics
Gross leasable square footage	7,577	41,063	30,167
Date of purchase	9/15/08	9/15/08	9/17/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	870,848	2,864,922	6,020,040

Contract purchase price plus acquisition fee	870,848	2,864,922	6,020,040
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,656	36,576	37,410

Total acquisition cost	$900,504	$2,901,498	$6,057,450

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lowe’s Chester, NY Home Improvement	BJ’s Wholesale Club Ft. Lauderdale, FL Warehouse	HH Gregg Mt. Juliet, TN Consumer Electronics
Gross leasable square footage	131,798	119,598	30,000
Date of purchase	9/19/08	9/23/08	9/23/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,177,778	28,838,314	6,472,920

Contract purchase price plus acquisition fee	7,177,778	28,838,314	6,472,920
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	55,468	24,290	28,789

Total acquisition cost	$7,233,246	$28,862,604	$6,501,709

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Winter Garden Village Winter Garden, FL Shopping Center	FedEx Huntsville, AL Distribution Center	AT&T(2) Santa Clara, CA Office
Gross leasable square footage	698,210	56,360	33,257
Date of purchase	9/26/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$105,700,000	$—	$6,032,000
Cash down payment	78,258,312	11,166,742	4,372,000

Contract purchase price plus acquisition fee	183,958,312	11,166,742	10,404,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	1,076,828	34,450	8,942

Total acquisition cost	$185,035,140	$11,201,192	$10,412,942

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Best Buy(2) Las Cruces, NM Consumer Electronics	CVS(2) Columbia I, TN Drugstore	CVS(2) Columbia II, TN Drugstore
Gross leasable square footage	30,000	10,715	10,759
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$3,809,000	$1,715,000	$1,735,000
Cash down payment	2,413,000	937,000	713,000

Contract purchase price plus acquisition fee	6,222,000	2,652,000	2,448,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,417	47,475	47,416

Total acquisition cost	$6,236,417	$2,699,475	$2,495,416

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Hamilton, OH Drugstore	CVS(2) Mechanicville, NY Drugstore	Home Depot(2) Colma, CA Home Improvement
Gross leasable square footage	11,180	10,125	99,970
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,787,500	$1,290,000	$21,613,000
Cash down payment	1,884,500	1,362,000	18,483,200

Contract purchase price plus acquisition fee	3,672,000	2,652,000	40,096,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,915	13,049	39,368

Total acquisition cost	$3,684,915	$2,665,049	$40,135,568

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Office Depot(2) Laurel, MS Office Supply	Office Depot(2) London, KY Office Supply	Payless Shoes(2) Columbia, SC Specialty Retail
Gross leasable square footage	20,515	20,468	5,534
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,270,000	$1,680,000	$860,000
Cash down payment	1,433,000	1,890,000	568,000

Contract purchase price plus acquisition fee	2,703,000	3,570,000	1,428,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,699	13,447	14,681

Total acquisition cost	$2,715,699	$3,583,447	$1,442,681

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Staples(2) Angola, IN Office Supply	TJ Maxx(2) Staunton, VA Department Store	Walgreens(2) Akron, OH Drugstore
Gross leasable square footage	24,049	78,823	13,500
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,999,000	$3,116,000	$1,900,000
Cash down payment	1,265,000	1,270,000	976,400

Contract purchase price plus acquisition fee	3,264,000	4,386,000	2,876,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,578	12,627	12,811

Total acquisition cost	$3,276,578	$4,398,627	$2,889,211

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Broken Arrow, OK Drugstore	Walgreens(2) Crossville, TN Drugstore	Walgreens(2) Jacksonville, AR Drugstore
Gross leasable square footage	12,751	15,070	14,560
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,127,500	$2,753,000	$2,510,750
Cash down payment	1,014,500	1,786,000	2,640,250

Contract purchase price plus acquisition fee	2,142,000	4,539,000	5,151,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,338	13,175	14,165

Total acquisition cost	$2,155,338	$4,552,175	$5,165,165

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) LaMarque, TX Drugstore	Walgreens(2) Tulsa (Memorial), OK Drugstore	Walgreens(2) Newton, IA Drugstore
Gross leasable square footage	15,120	13,500	15,047
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$2,277,000	$1,926,000	$2,393,000
Cash down payment	2,323,200	1,083,000	2,023,600

Contract purchase price plus acquisition fee	4,600,200	3,009,000	4,416,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,458	13,633	13,644

Total acquisition cost	$4,614,658	$3,022,633	$4,430,244

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Saginaw, MI Drugstore	Walgreens(2) Seattle, WA Drugstore	Walgreens(2) Tulsa, OK Drugstore
Gross leasable square footage	15,120	14,410	13,000
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$2,282,500	$3,349,500	$1,215,500
Cash down payment	2,001,500	3,555,900	1,018,300

Contract purchase price plus acquisition fee	4,284,000	6,905,400	2,233,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,940	10,524	13,338

Total acquisition cost	$4,296,940	$6,915,924	$2,247,138

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	FedEx Baton Rouge, LA Distribution Center	CVS Atlanta, GA Drugstore	Tractor Supply Baldwinsville, NY Specialty Retail
Gross leasable square footage	29,400	12,013	24,727
Date of purchase	10/3/08	10/7/08	10/15/08
Mortgage financing at date of purchase	$—	$—	$2,024,013
Cash down payment	9,178,858	3,917,820	1,446,149

Contract purchase price plus acquisition fee	9,178,858	3,917,820	3,470,162
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,249	27,360	29,036

Total acquisition cost	$9,218,107	$3,945,180	$3,499,198

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	BE Aerospace Winston-Salem, NC Warehouse	Church’s Chicken Birmingham (29th), AL Restaurant	Church’s Chicken Birmingham (Ensley), AL Restaurant
Gross leasable square footage	89,600	787	1,130
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$—	$40,011	$40,011
Cash down payment	5,528,400	36,489	36,489

Contract purchase price plus acquisition fee	5,528,400	76,500	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,724	5,304	5,304

Total acquisition cost	$5,562,124	$81,804	$81,804

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Birmingham (Jefferson), AL Restaurant	Church’s Chicken Birmingham (Vanderbilt), AL Restaurant	Church’s Chicken Greensboro, AL Restaurant
Gross leasable square footage	1,750	1,364	787
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$375,732	$301,451	$338,402
Cash down payment	342,659	274,916	308,614

Contract purchase price plus acquisition fee	718,391	576,367	647,016
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,305	5,305	5,592

Total acquisition cost	$723,696	$581,672	$652,608

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (Day), AL Restaurant	Church’s Chicken Montgomery (South), AL Restaurant	Church’s Chicken Montgomery (Fairview), AL Restaurant
Gross leasable square footage	1,560	1,230	1,286
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$259,909	$472,192	$400,082
Cash down payment	237,031	430,627	364,864

Contract purchase price plus acquisition fee	496,940	902,819	764,946
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,407	5,406

Total acquisition cost	$502,346	$908,226	$770,352

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (Hwy 31), AL Restaurant	Church’s Chicken Montgomery (Wetumpka), AL Restaurant	Church’s Chicken Phenix City, AL Restaurant
Gross leasable square footage	1,230	1,781	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$379,328	$272,019	$439,166
Cash down payment	345,938	248,075	400,508

Contract purchase price plus acquisition fee	725,266	520,094	839,674
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,406	5,775

Total acquisition cost	$730,672	$525,500	$845,449

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Talladega, AL Restaurant	Church’s Chicken W. Birmingham, AL Restaurant	Church’s Chicken Little Rock (12th), AR Restaurant
Gross leasable square footage	1,232	1,395	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$206,453	$221,387	$271,305
Cash down payment	188,281	201,900	247,424

Contract purchase price plus acquisition fee	394,734	423,287	518,729
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,488	5,304	5,189

Total acquisition cost	$400,222	$428,591	$523,918

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Little Rock (Geyer), AR Restaurant	Church’s Chicken Little Rock (MLK), AR Restaurant	Church’s Chicken N. Little Rock, AR Restaurant
Gross leasable square footage	1,144	945	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$309,080	$118,614	$49,138
Cash down payment	281,873	108,174	44,812

Contract purchase price plus acquisition fee	590,953	226,788	93,950
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,190	5,189	5,189

Total acquisition cost	$596,143	$231,977	$99,139

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Pine Bluff, AR Restaurant	Church’s Chicken Nogales, AZ Restaurant	Church’s Chicken Phoenix (4245 Central), AZ Restaurant
Gross leasable square footage	945	1,144	1,157
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$626,959	$295,098	$269,924
Cash down payment	571,772	269,121	246,164

Contract purchase price plus acquisition fee	1,198,731	564,219	516,088
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,200	5,468	4,952

Total acquisition cost	$1,205,931	$569,687	$521,040

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (7444 Central), AZ Restaurant	Church’s Chicken Phoenix (Roosevelt), AZ Restaurant	Church’s Chicken Phoenix (E. Thomas), AZ Restaurant
Gross leasable square footage	966	1,156	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$474,007	$288,142	$345,198
Cash down payment	432,282	262,778	314,811

Contract purchase price plus acquisition fee	906,289	550,920	660,009
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,952

Total acquisition cost	$911,241	$555,872	$664,961

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (Grand), AZ Restaurant	Church’s Chicken Phoenix (35th), AZ Restaurant	Church’s Chicken Phoenix (W. Thomas), AZ Restaurant
Gross leasable square footage	1,169	1,144	1,172
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$250,297	$393,080	$279,370
Cash down payment	228,266	358,479	254,780

Contract purchase price plus acquisition fee	478,563	751,559	534,150
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,951

Total acquisition cost	$483,514	$756,511	$539,101

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tucson (Golf), AZ Restaurant	Church’s Chicken Tucson (Grant), AZ Restaurant	Church’s Chicken Tucson (Oracle), AZ Restaurant
Gross leasable square footage	987	1,176	1,155
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$314,739	$276,165	$186,239
Cash down payment	287,034	251,855	169,846

Contract purchase price plus acquisition fee	601,773	528,020	356,085
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,951

Total acquisition cost	$606,725	$532,972	$361,036

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tucson (Valencia), AZ Restaurant	Church’s Chicken Americus, GA Restaurant	Church’s Chicken Atlanta (Campleton), GA Restaurant
Gross leasable square footage	1,106	1,335	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$319,272	$258,631	$281,549
Cash down payment	291,167	235,865	256,765

Contract purchase price plus acquisition fee	610,439	494,496	538,314
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,951

Total acquisition cost	$615,391	$499,447	$543,265

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Atlanta (Cleveland), GA Restaurant	Church’s Chicken Atlanta (MLK), GA Restaurant	Church’s Chicken Atlanta (Moreland), GA Restaurant
Gross leasable square footage	1,350	1,144	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$307,062	$276,957	$376,283
Cash down payment	280,033	252,578	343,161

Contract purchase price plus acquisition fee	587,095	529,535	719,444
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,988	4,951	5,216

Total acquisition cost	$592,083	$534,486	$724,660

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Columbus (Buena Vista), GA Restaurant	Church’s Chicken Columbus (Ft. Benning), GA Restaurant	Church’s Chicken Cordele, GA Restaurant
Gross leasable square footage	1,335	1,169	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$468,923	$99,600	$270,647
Cash down payment	427,647	90,832	246,822

Contract purchase price plus acquisition fee	896,570	190,432	517,469
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,342	4,951	5,166

Total acquisition cost	$901,912	$195,383	$522,635

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Decatur (1805 Candler), GA Restaurant	Church’s Chicken Decatur (2700 Candler), GA Restaurant	Church’s Chicken Decatur (Decatur), GA Restaurant
Gross leasable square footage	1,134	1,155	1,491
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$266,180	$279,838	$280,127
Cash down payment	242,749	255,206	255,469

Contract purchase price plus acquisition fee	508,929	535,044	535,596
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,960	4,951	4,951

Total acquisition cost	$513,889	$539,995	$540,547

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Decatur (Wesley), GA Restaurant	Church’s Chicken East Point, GA Restaurant	Church’s Chicken Fort Valley, GA Restaurant
Gross leasable square footage	1,302	1,320	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$261,576	$286,491	$318,999
Cash down payment	238,551	261,273	290,919

Contract purchase price plus acquisition fee	500,127	547,764	609,918
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	5,048	4,961

Total acquisition cost	$505,079	$552,812	$614,879

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Griffin, GA Restaurant	Church’s Chicken LaGrange, GA Restaurant	Church’s Chicken Macon (Georgia), GA Restaurant
Gross leasable square footage	1,335	1,335	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$314,631	$230,535	$225,619
Cash down payment	286,936	210,243	205,758

Contract purchase price plus acquisition fee	601,567	440,778	431,377
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,968	4,951	4,952

Total acquisition cost	$606,535	$445,729	$436,329

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Macon (Pio Nono), GA Restaurant	Church’s Chicken Macon (Shurling), GA Restaurant	Church’s Chicken Marietta, GA Restaurant
Gross leasable square footage	1,335	1,144	1,122
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$335,637	$408,473	$223,270
Cash down payment	306,094	372,518	203,617

Contract purchase price plus acquisition fee	641,731	780,991	426,887
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,992	5,080	5,150

Total acquisition cost	$646,723	$786,071	$432,037

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City, KS Restaurant	Church’s Chicken Kansas City (Blue Ridge), MO Restaurant	Church’s Chicken Kansas City (12th St), MO Restaurant
Gross leasable square footage	940	1,395	1,080
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$375,383	$441,310	$553,206
Cash down payment	342,339	402,464	504,511

Contract purchase price plus acquisition fee	717,722	843,774	1,057,717
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,709	5,625	5,625

Total acquisition cost	$723,431	$849,399	$1,063,342

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (Gregory), MO Restaurant	Church’s Chicken Kansas City (Indiana), MO Restaurant	Church’s Chicken Kansas City (Prospect), MO Restaurant
Gross leasable square footage	1,774	1,245	1,110
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$436,595	$318,954	$372,309
Cash down payment	398,164	290,877	339,537

Contract purchase price plus acquisition fee	834,759	609,831	711,846
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,626	5,625

Total acquisition cost	$840,384	$615,457	$717,471

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (28th), TX Restaurant	Church’s Chicken Gulfport, MS Restaurant	Church’s Chicken Jackson (Ellis), MS Restaurant
Gross leasable square footage	1,172	983	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$202,621	$453,269	$881,939
Cash down payment	184,785	413,370	804,307

Contract purchase price plus acquisition fee	387,406	866,639	1,686,246
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	4,951	5,747

Total acquisition cost	$392,650	$871,590	$1,691,993

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Jackson (Northside), MS Restaurant	Church’s Chicken Jackson (Terry), MS Restaurant	Church’s Chicken Jackson (Woodrow), MS Restaurant
Gross leasable square footage	1,472	1,200	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$323,662	$454,422	$287,786
Cash down payment	295,172	414,422	262,453

Contract purchase price plus acquisition fee	618,834	868,844	550,239
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,748	5,748	5,748

Total acquisition cost	$624,582	$874,592	$555,987

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Laurel, MS Restaurant	Church’s Chicken Vicksburg, MS Restaurant	Church’s Chicken Albuquerque (Broadway), NM Restaurant
Gross leasable square footage	985	983	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$526,565	$207,872	$359,424
Cash down payment	480,215	189,573	327,787

Contract purchase price plus acquisition fee	1,006,780	397,445	687,211
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,357	4,951	5,578

Total acquisition cost	$1,012,137	$402,396	$692,789

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Albuquerque (Fourth), NM Restaurant	Church’s Chicken Albuquerque (Isleta), NM Restaurant	Church’s Chicken Albuquerque (Juan Tabo), NM Restaurant
Gross leasable square footage	1,190	1,190	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$306,040	$519,573	$205,443
Cash down payment	279,101	473,838	187,359

Contract purchase price plus acquisition fee	585,141	993,411	392,802
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	6,252	4,951

Total acquisition cost	$590,093	$999,663	$397,753

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Hobbs, NM Restaurant	Church’s Chicken Roswell, NM Restaurant	Church’s Chicken Altus, OK Restaurant
Gross leasable square footage	1,144	1,144	1,390
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$617,934	$315,859	$186,155
Cash down payment	563,540	288,055	169,768

Contract purchase price plus acquisition fee	1,181,474	603,914	355,923
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,428	5,516	5,411

Total acquisition cost	$1,188,902	$609,430	$361,334

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Midwest City, OK Restaurant	Church’s Chicken Oklahoma City (23rd), OK Restaurant	Church’s Chicken Oklahoma City (44th), OK Restaurant
Gross leasable square footage	1,350	945	1,500
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$398,549	$259,595	$292,081
Cash down payment	363,466	236,744	266,371

Contract purchase price plus acquisition fee	762,015	496,339	558,452
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,976	5,976	5,976

Total acquisition cost	$767,991	$502,315	$564,428

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken The Village, OK Restaurant	Church’s Chicken Tulsa (Peoria), OK Restaurant	Church’s Chicken Tulsa (Garnett), OK Restaurant
Gross leasable square footage	1,335	1,491	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$328,037	$445,986	$573,052
Cash down payment	299,163	406,728	522,609

Contract purchase price plus acquisition fee	627,200	852,714	1,095,661
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	6,005	6,005

Total acquisition cost	$632,389	$858,719	$1,101,666

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (2275 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (4458 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (Airways), TN Restaurant
Gross leasable square footage	1,276	1,008	875
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$193,368	$40,011	$68,992
Cash down payment	176,347	36,489	62,920

Contract purchase price plus acquisition fee	369,715	76,500	131,912
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,951

Total acquisition cost	$374,667	$81,451	$136,863

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Bellevue), TN Restaurant	Church’s Chicken Memphis (Chelsea), TN Restaurant	Church’s Chicken Memphis (Frayser), TN Restaurant
Gross leasable square footage	960	1,140	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$130,900	$190,327	$389,148
Cash down payment	119,378	173,574	354,894

Contract purchase price plus acquisition fee	250,278	363,901	744,042
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,951

Total acquisition cost	$255,230	$368,853	$748,993

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Jackson), TN Restaurant	Church’s Chicken Memphis (Park), TN Restaurant	Church’s Chicken Memphis (Third), TN Restaurant
Gross leasable square footage	960	960	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$250,409	$282,753
Cash down payment	36,489	228,367	257,863

Contract purchase price plus acquisition fee	76,500	478,776	540,616
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	36,564

Total acquisition cost	$81,451	$483,727	$577,180

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Summer), TN Restaurant	Church’s Chicken Memphis (Sycamore), TN Restaurant	Church’s Chicken Abilene, TX Restaurant
Gross leasable square footage	1,134	1,230	1,543
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$93,610	$445,939	$230,301
Cash down payment	85,370	406,685	210,029

Contract purchase price plus acquisition fee	178,980	852,624	440,330
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	5,243

Total acquisition cost	$183,932	$857,575	$445,573

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Alamo, TX Restaurant	Church’s Chicken Arlington, TX Restaurant	Church’s Chicken Austin (Airport), TX Restaurant
Gross leasable square footage	1,176	787	1,945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$1,508,134	$129,701	$683,454
Cash down payment	1,375,381	118,284	623,294

Contract purchase price plus acquisition fee	2,883,515	247,985	1,306,748
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$2,888,758	$253,229	$1,311,991

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Cameron), TX Restaurant	Church’s Chicken Austin (Research), TX Restaurant	Church’s Chicken Austin (Riverside), TX Restaurant
Gross leasable square footage	1,122	1,924	1,758
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$693,511	$592,644	$522,960
Cash down payment	632,465	540,477	476,926

Contract purchase price plus acquisition fee	1,325,976	1,133,121	999,886
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,331,219	$1,138,364	$1,005,129

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Oltorf), TX Restaurant	Church’s Chicken Balch Springs, TX Restaurant	Church’s Chicken Beeville, TX Restaurant
Gross leasable square footage	886	1,945	1,360
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$50,082	$373,465	$187,945
Cash down payment	45,673	340,590	171,400

Contract purchase price plus acquisition fee	95,755	714,055	359,345
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$100,998	$719,299	$364,588

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Boca), TX Restaurant	Church’s Chicken Brownsville (Farm), TX Restaurant	Church’s Chicken Brownsville (International), TX Restaurant
Gross leasable square footage	1,335	420	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$775,279	$506,149	$672,366
Cash down payment	707,035	461,594	613,181

Contract purchase price plus acquisition fee	1,482,314	967,743	1,285,547
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,487,557	$972,987	$1,290,790

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Padre), TX Restaurant	Church’s Chicken Brownsville (Southmost), TX Restaurant	Church’s Chicken Brownsville (Elizabeth), TX Restaurant
Gross leasable square footage	1,723	1,784	1,428
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$692,234	$426,697	$416,576
Cash down payment	631,300	389,138	379,907

Contract purchase price plus acquisition fee	1,323,534	815,835	796,483
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,328,777	$821,078	$801,727

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Bryan, TX Restaurant	Church’s Chicken Carrollton, TX Restaurant	Church’s Chicken Cleburne, TX Restaurant
Gross leasable square footage	1,200	1,934	1,150
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$494,249	$322,460	$250,473
Cash down payment	450,743	294,076	228,425

Contract purchase price plus acquisition fee	944,992	616,536	478,898
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$950,236	$621,779	$484,142

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Copperas Cove, TX Restaurant	Church’s Chicken Dallas (Buckner), TX Restaurant	Church’s Chicken Dallas (Camp Wisdom), TX Restaurant
Gross leasable square footage	1,122	1,462	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$169,131	$237,648	$207,473
Cash down payment	154,244	216,728	189,210

Contract purchase price plus acquisition fee	323,375	454,376	396,683
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$328,618	$459,620	$401,927

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Gaston), TX Restaurant	Church’s Chicken Dallas (Inwood), TX Restaurant	Church’s Chicken Dallas (Lancaster), TX Restaurant
Gross leasable square footage	1,386	1,100	852
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$121,065	$464,240	$277,499
Cash down payment	110,409	423,375	253,072

Contract purchase price plus acquisition fee	231,474	887,615	530,571
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$236,717	$892,859	$535,815

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Singleton), TX Restaurant	Church’s Chicken Dallas (Mockingbird), TX Restaurant	Church’s Chicken Donna, TX Restaurant
Gross leasable square footage	780	1,800	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$292,357	$648,743
Cash down payment	36,489	266,621	591,638

Contract purchase price plus acquisition fee	76,500	558,978	1,240,381
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$81,743	$564,222	$1,245,625

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Eagle Pass, TX Restaurant	Church’s Chicken Edinburg, TX Restaurant	Church’s Chicken Elsa, TX Restaurant
Gross leasable square footage	1,335	1,924	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$474,311	$816,250	$678,816
Cash down payment	432,560	744,400	619,064

Contract purchase price plus acquisition fee	906,871	1,560,650	1,297,880
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$912,114	$1,565,893	$1,303,123

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Floresville, TX Restaurant	Church’s Chicken Fort Worth (Lackland), TX Restaurant	Church’s Chicken Fort Worth (Mansfield), TX Restaurant
Gross leasable square footage	1,218	1,406	1,320
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$237,552	$373,926	$325,264
Cash down payment	216,642	341,011	296,634

Contract purchase price plus acquisition fee	454,194	714,937	621,898
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$459,437	$720,181	$627,141

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (Miller), TX Restaurant	Church’s Chicken Fort Worth (Seminary), TX Restaurant	Church’s Chicken Garland, TX Restaurant
Gross leasable square footage	1,176	1,430	1,280
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$293,535	$348,382	$211,939
Cash down payment	267,697	317,715	193,283

Contract purchase price plus acquisition fee	561,232	666,097	405,222
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$566,475	$671,340	$410,465

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Grand Prairie (Main), TX Restaurant	Church’s Chicken Grand Prairie (Pioneer), TX Restaurant	Church’s Chicken Greenville, TX Restaurant
Gross leasable square footage	1,496	1,169	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$266,579	$358,086	$312,666
Cash down payment	166,633	326,566	285,144

Contract purchase price plus acquisition fee	433,212	684,652	597,810
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$438,456	$689,895	$603,053

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Haltom City, TX Restaurant	Church’s Chicken Harlingen (Sunshine), TX Restaurant	Church’s Chicken Harlingen (Tyler), TX Restaurant
Gross leasable square footage	950	1,470	1,516
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$426,881	$362,832	$962,822
Cash down payment	389,305	330,894	878,071

Contract purchase price plus acquisition fee	816,186	693,726	1,840,893
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$821,429	$698,970	$1,846,136

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Hildalgo, TX Restaurant	Church’s Chicken Irving, TX Restaurant	Church’s Chicken Kilgore, TX Restaurant
Gross leasable square footage	2,600	780	2,080
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$749,623	$357,100	$236,648
Cash down payment	683,637	325,667	215,817

Contract purchase price plus acquisition fee	1,433,260	682,767	452,465
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,283

Total acquisition cost	$1,438,504	$688,010	$457,748

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Killeen, TX Restaurant	Church’s Chicken Kingsville, TX Restaurant	Church’s Chicken Kirby, TX Restaurant
Gross leasable square footage	1,122	994	1,800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$343,002	$302,827	$55,725
Cash down payment	312,809	276,170	50,819

Contract purchase price plus acquisition fee	655,811	578,997	106,544
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$661,054	$584,240	$111,788

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken LaFeria, TX Restaurant	Church’s Chicken Laredo (Guadalupe), TX Restaurant	Church’s Chicken Laredo (San Bernardo), TX Restaurant
Gross leasable square footage	2,123	1,590	1,180
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$554,919	$420,758	$739,289
Cash down payment	506,073	383,721	674,214

Contract purchase price plus acquisition fee	1,060,992	804,479	1,413,503
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,066,235	$809,723	$1,418,746

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Lewisville, TX Restaurant	Church’s Chicken Longview, TX Restaurant	Church’s Chicken Lubbock (Ave. Q), TX Restaurant
Gross leasable square footage	1,144	1,169	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$667,723	$290,655	$456,863
Cash down payment	608,948	265,070	416,647

Contract purchase price plus acquisition fee	1,276,671	555,725	873,510
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,281,914	$560,968	$878,753

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Lubbock (Broadway), TX Restaurant	Church’s Chicken Marlin, TX Restaurant	Church’s Chicken McAllen (10th), TX Restaurant
Gross leasable square footage	950	1,274	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$149,954	$40,011
Cash down payment	36,489	136,755	36,489

Contract purchase price plus acquisition fee	76,500	286,709	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$81,743	$291,952	$81,743

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken McAllen (Nolana), TX Restaurant	Church’s Chicken Mercedes, TX Restaurant	Church’s Chicken Mesquite, TX Restaurant
Gross leasable square footage	1,336	1,176	1,945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$618,863	$580,934	$276,588
Cash down payment	564,388	529,798	252,241

Contract purchase price plus acquisition fee	1,183,251	1,110,732	528,829
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,188,494	$1,115,975	$534,073

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Midland, TX Restaurant	Church’s Chicken Mission, TX Restaurant	Church’s Chicken New Braunfels, TX Restaurant
Gross leasable square footage	983	1,470	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$61,712	$609,998	$285,884
Cash down payment	56,280	556,303	260,720

Contract purchase price plus acquisition fee	117,992	1,166,301	546,604
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$123,235	$1,171,544	$551,847

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Odessa (Andrews), TX Restaurant	Church’s Chicken Odessa (County), TX Restaurant	Church’s Chicken Pharr, TX Restaurant
Gross leasable square footage	983	1,335	1,800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$440,751	$575,440	$538,466
Cash down payment	401,955	524,787	491,069

Contract purchase price plus acquisition fee	842,706	1,100,227	1,029,535
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$847,949	$1,105,471	$1,034,778

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Pleasanton, TX Restaurant	Church’s Chicken Port Isabel, TX Restaurant	Church’s Chicken Port Lavaca, TX Restaurant
Gross leasable square footage	420	2,123	1,750
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$515,344	$468,804	$381,214
Cash down payment	469,980	427,537	347,657

Contract purchase price plus acquisition fee	985,324	896,341	728,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$990,568	$901,585	$734,114

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Raymondville, TX Restaurant	Church’s Chicken Richland Hills, TX Restaurant	Church’s Chicken Rio Grand City, TX Restaurant
Gross leasable square footage	1,169	1,100	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$583,733	$192,104	$1,053,427
Cash down payment	532,351	175,195	960,701

Contract purchase price plus acquisition fee	1,116,084	367,299	2,014,128
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,121,327	$372,542	$2,019,371

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Roma, TX Restaurant	Church’s Chicken San Antonio (Commercial), TX Restaurant	Church’s Chicken San Antonio (Five Palms), TX Restaurant
Gross leasable square footage	1,512	576	1,512
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$671,362	$207,055	$568,079
Cash down payment	612,265	188,828	518,073

Contract purchase price plus acquisition fee	1,283,627	395,883	1,086,152
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,244

Total acquisition cost	$1,288,871	$401,127	$1,091,396

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Flores), TX Restaurant	Church’s Chicken San Antonio (General McMullen), TX Restaurant	Church’s Chicken San Antonio (Goliad), TX Restaurant
Gross leasable square footage	764	1,855	638
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$124,546	$437,939	$551,084
Cash down payment	113,583	399,390	502,575

Contract purchase price plus acquisition fee	238,129	837,329	1,053,659
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$243,373	$842,573	$1,058,902

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Huebner), TX Restaurant	Church’s Chicken San Antonio (New Braunfels), TX Restaurant	Church’s Chicken San Antonio (Hwy 90), TX Restaurant
Gross leasable square footage	420	5,468	1,260
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$204,433	$408,373	$358,496
Cash down payment	186,438	372,426	326,939

Contract purchase price plus acquisition fee	390,871	780,799	685,435
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$396,115	$786,042	$690,678

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Perrin Beitel), TX Restaurant	Church’s Chicken San Antonio (Rigsby), TX Restaurant	Church’s Chicken San Antonio (San Pedro), TX Restaurant
Gross leasable square footage	1,144	480	1,500
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$537,298	$193,864	$392,419
Cash down payment	490,003	176,800	357,878

Contract purchase price plus acquisition fee	1,027,301	370,664	750,297
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$1,032,545	$375,907	$755,540

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Walzem), TX Restaurant	Church’s Chicken San Antonio (West), TX Restaurant	Church’s Chicken San Antonio (Bitters), TX Restaurant
Gross leasable square footage	1,296	1,144	2,378
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$326,872	$201,356	$249,028
Cash down payment	298,100	183,632	227,108

Contract purchase price plus acquisition fee	624,972	384,988	476,136
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$630,216	$390,231	$481,379

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Wurzbach), TX Restaurant	Church’s Chicken San Antonio (White), TX Restaurant	Church’s Chicken San Antonio (Zarzamora), TX Restaurant
Gross leasable square footage	1,118	800	780
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$212,761	$488,212	$162,249
Cash down payment	194,032	445,238	147,967

Contract purchase price plus acquisition fee	406,793	933,450	310,216
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$412,037	$938,693	$315,459

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Benito, TX Restaurant	Church’s Chicken Temple, TX Restaurant	Church’s Chicken Tyler, TX Restaurant
Gross leasable square footage	1,335	1,176	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$1,248,408	$573,162	$311,207
Cash down payment	1,138,518	522,709	283,812

Contract purchase price plus acquisition fee	2,386,926	1,095,871	595,019
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$2,392,170	$1,101,114	$600,262

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Universal City, TX Restaurant	Church’s Chicken Victoria (Ben Jordan), TX Restaurant	Church’s Chicken Victoria (Rio Grande), TX Restaurant
Gross leasable square footage	1,169	1,169	1,701
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$319,430	$250,733	$242,767
Cash down payment	291,312	228,662	221,397

Contract purchase price plus acquisition fee	610,742	479,395	464,164
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$615,986	$484,638	$469,408

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Waco, TX Restaurant	Church’s Chicken Weslaco (Hwy 83), TX Restaurant	Church’s Chicken Weslaco (TX), TX Restaurant
Gross leasable square footage	1,196	1,300	1,575
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$398,736	$613,636	$787,813
Cash down payment	363,636	559,621	718,465

Contract purchase price plus acquisition fee	762,372	1,173,257	1,506,278
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$767,616	$1,178,500	$1,511,521

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Norfolk (Hampton), VA Restaurant	Church’s Chicken Norfolk (Princess Ann), VA Restaurant	Church’s Chicken Portsmouth, VA Restaurant
Gross leasable square footage	1,100	1,572	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$240,954	$372,815	$426,285
Cash down payment	219,744	339,998	388,761

Contract purchase price plus acquisition fee	460,698	712,813	815,046
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,448	5,720	5,832

Total acquisition cost	$466,146	$718,533	$820,878

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply LaGrange, KY Specialty Retail	Walgreens Evansville, IN Drugstore	CVS Carrollton, TX Drugstore
Gross leasable square footage	19,097	14,820	9,504
Date of purchase	11/19/08	11/25/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,372,715	4,794,000	2,158,728

Contract purchase price plus acquisition fee	3,372,715	4,794,000	2,158,728
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,160	18,173	33,223

Total acquisition cost	$3,409,875	$4,812,173	$2,191,951

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Kissimmee, FL Drugstore	CVS Lake Worth, TX Drugstore	CVS Richardson, TX Drugstore
Gross leasable square footage	9,504	9,504	10,560
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,568,258	1,886,184	2,450,448

Contract purchase price plus acquisition fee	2,568,258	1,886,184	2,450,448
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,085	32,669	35,734

Total acquisition cost	$2,599,343	$1,918,853	$2,486,182

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS River Oaks, TX Drugstore	CVS The Colony, TX Drugstore	CVS Wichita Falls, TX Drugstore
Gross leasable square footage	10,908	9,504	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,809,080	2,000,118	1,918,416

Contract purchase price plus acquisition fee	2,809,080	2,000,118	1,918,416
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,644	33,292	32,924

Total acquisition cost	$2,846,724	$2,033,410	$1,951,340

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Wichita Falls (SW), TX Drugstore	BJ’s Wholesale Club Woodstock, GA Warehouse	Chili’s Tilton, NH Restaurant
Gross leasable square footage	9,504	115,426	—(4)
Date of purchase	12/19/08	1/29/09	3/27/09
Mortgage financing at date of purchase	$—	$10,131,105	$1,260,000
Cash down payment	2,197,386	6,239,895	75,415

Contract purchase price plus acquisition fee	2,197,386	16,371,000	1,335,415
Other cash expenditures expensed	—	35,072	38,692
Other cash expenditures capitalized	34,535	—	—

Total acquisition cost	$2,231,921	$16,406,072	$1,374,107

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Tilton, NH Department Store	Lowe’s Tilton, NH Home Improvement	CVS Myrtle Beach, SC Drugstore
Gross leasable square footage	—(4)	—(4)	11,970
Date of purchase	3/27/09	3/27/09	3/27/09
Mortgage financing at date of purchase	$3,780,000	$12,960,000	$4,788,000
Cash down payment	299,382	765,248	426,905

Contract purchase price plus acquisition fee	4,079,382	13,725,248	5,214,905
Other cash expenditures expensed	85,563	240,669	34,254
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,164,945	$13,965,917	$5,249,159

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Austin, MN Drugstore	Walgreens Canton, IL Drugstore	Walgreens Galloway, OH Drugstore
Gross leasable square footage	14,820	14,490	14,560
Date of purchase	3/27/09	3/27/09	3/27/09
Mortgage financing at date of purchase	$3,531,000	$4,428,500	$4,250,000
Cash down payment	199,004	510,026	596,022

Contract purchase price plus acquisition fee	3,730,004	4,938,526	4,846,022
Other cash expenditures expensed	29,241	31,968	35,594
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,759,245	$4,970,494	$4,881,616

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Humble, TX Drugstore	Walgreens Memphis, TN Drugstore	Walgreens Parkville, MO Drugstore
Gross leasable square footage	14,560	14,490	14,820
Date of purchase	3/27/09	3/27/09	3/27/09
Mortgage financing at date of purchase	$4,395,000	$5,058,000	$4,274,000
Cash down payment	849,386	611,607	518,459

Contract purchase price plus acquisition fee	5,244,386	5,669,607	4,792,459
Other cash expenditures expensed	26,980	39,684	26,571
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,271,366	$5,709,291	$4,819,030

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens San Antonio, TX Drugstore	Walgreens Toledo, OH Drugstore	CVS Maynard, MA Drugstore
Gross leasable square footage	14,560	14,820	10,880
Date of purchase	3/27/09	3/27/09	3/31/09
Mortgage financing at date of purchase	$4,060,000	$5,400,000	$5,596,000
Cash down payment	789,006	284,527	247,873

Contract purchase price plus acquisition fee	4,849,006	5,684,527	5,843,873
Other cash expenditures expensed	25,754	37,312	35,716
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,874,760	$5,721,839	$5,879,589

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Waynesville, NC Drugstore	Walgreens Antioch, TN Drugstore	Walgreens Decatur, IL Drugstore
Gross leasable square footage	10,055	14,490	14,490
Date of purchase	3/31/09	3/31/09	3/31/09
Mortgage financing at date of purchase	$3,966,000	$4,425,000	$4,003,000
Cash down payment	331,115	424,006	562,525

Contract purchase price plus acquisition fee	4,297,115	4,849,006	4,565,525
Other cash expenditures expensed	29,908	48,728	30,383
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,327,023	$4,897,734	$4,595,908

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Long Beach, MS Drugstore	Walgreens Roselle, NJ Drugstore	Walgreens Saraland, AL Drugstore
Gross leasable square footage	14,820	12,875	14,560
Date of purchase	3/31/09	3/31/09	3/31/09
Mortgage financing at date of purchase	$3,662,000	$5,742,000	$5,079,000
Cash down payment	417,133	673,608	366,807

Contract purchase price plus acquisition fee	4,079,133	6,415,608	5,445,807
Other cash expenditures expensed	26,200	110,185	28,667
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,105,333	$6,525,793	$5,474,474

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Fredericksburg, VA Drugstore	Walgreens(2) Indianapolis, IN Drugstore	Walgreens(2) Tulsa (S. Yale), OK Drugstore
Gross leasable square footage	12,900	14,820	13,650
Date of purchase	1/6/09	1/6/09	1/6/09
Mortgage financing at date of purchase	$5,504,000	$5,625,000	$3,512,000
Cash down payment	734,861	750,000	468,040

Contract purchase price plus acquisition fee	6,238,861	6,375,000	3,980,040
Other cash expenditures expensed	115,852	31,054	21,365
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,354,713	$6,406,054	$4,001,405

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s(2) Burnsville, MN Department Store	Walgreens(2) Fredericksburg, VA Drugstore	Sam’s Club(2) Hoover, AL Warehouse
Gross leasable square footage	101,346	14,820	115,347
Date of purchase	1/9/09	1/9/09	1/15/09
Mortgage financing at date of purchase	$9,310,000	$6,560,000	$11,070,000
Cash down payment	1,241,900	875,047	1,476,000

Contract purchase price plus acquisition fee	10,551,900	7,435,047	12,546,000
Other cash expenditures expensed	22,080	132,900	107,454
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,573,980	$7,567,947	$12,653,454

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lowe’s Las Vegas, NV Home Improvement	Wal-Mart Las Vegas, NV Discount Retail	Wal-Mart Albuquerque, NM Discount Retail
Gross leasable square footage	—(4)	—(4)	—(4)
Date of purchase	3/31/09	3/31/09	3/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,954,800	15,060,300	18,416,100

Contract purchase price plus acquisition fee	10,954,800	15,060,300	18,416,100
Other cash expenditures expensed	17,639	48,935	55,309
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,972,439	$15,109,235	$18,471,409

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot Las Vegas, NV Home Improvement	Home Depot Odessa, TX Home Improvement	Home Depot San Diego, CA Home Improvement
Gross leasable square footage	—(4)	—(4)	—(4)
Date of purchase	4/15/09	4/15/09	4/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,544,802	9,444,938	12,599,724

Contract purchase price plus acquisition fee	8,544,802	9,444,938	12,599,724
Other cash expenditures expensed	54,958	62,326	55,125
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,599,760	$9,507,264	$12,654,849

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot San Jose, CA Home Improvement	Walgreens Dunkirk, NY Drugstore	Aaron’s Rents Humble, TX Specialty Retail
Gross leasable square footage	—(4)	13,650	8,000
Date of purchase	4/15/09	5/29/09	5/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,187,190	3,937,971	1,412,700

Contract purchase price plus acquisition fee	8,187,190	3,937,971	1,412,700
Other cash expenditures expensed	54,441	33,273	18,647
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,241,631	$3,971,244	$1,431,347

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Indianapolis, IN Specialty Retail	Aaron’s Rents Meadville, PA Specialty Retail	Aaron’s Rents Mexia, TX Specialty Retail
Gross leasable square footage	7,667	11,988	8,000
Date of purchase	5/29/09	5/29/09	5/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	998,580	1,158,720	1,096,500

Contract purchase price plus acquisition fee	998,580	1,158,720	1,096,500
Other cash expenditures expensed	22,055	33,218	17,744
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,020,635	$1,191,938	$1,114,244

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Minden, LA Specialty Retail	Aaron’s Rents Odessa, TX Specialty Retail	Aaron’s Rents Oxford, AL Specialty Retail
Gross leasable square footage	8,000	6,240	7,480
Date of purchase	5/29/09	5/29/09	5/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,377,000	748,680	758,880

Contract purchase price plus acquisition fee	1,377,000	748,680	758,880
Other cash expenditures expensed	20,243	17,006	19,294
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,397,243	$765,686	$778,174

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Shawnee, OK Specialty Retail	Aaron’s Rents Battle Creek, MI Specialty Retail	Aaron’s Rents Chattanooga, TN Specialty Retail
Gross leasable square footage	8,000	8,400	11,368
Date of purchase	5/29/09	6/18/09	6/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,250,520	954,720	1,052,640

Contract purchase price plus acquisition fee	1,250,520	954,720	1,052,640
Other cash expenditures expensed	19,563	19,883	20,711
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,270,083	$974,603	$1,073,351

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Columbia, SC Specialty Retail	Aaron’s Rents Mansura, LA Specialty Retail	Aaron’s Rents Statesboro, GA Specialty Retail
Gross leasable square footage	12,516	7,207	8,050
Date of purchase	6/18/09	6/18/09	6/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,207,680	539,580	1,248,480

Contract purchase price plus acquisition fee	1,207,680	539,580	1,248,480
Other cash expenditures expensed	17,871	19,192	17,484
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,225,551	$558,772	$1,265,964

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Pasadena, TX Specialty Retail	Aaron’s Rents Killeen, TX Specialty Retail	Aaron’s Rents Livingston, TX Specialty Retail
Gross leasable square footage	8,000	37,500	10,000
Date of purchase	6/18/09	6/18/09	6/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,410,660	3,333,360	1,401,480

Contract purchase price plus acquisition fee	1,410,660	3,333,360	1,401,480
Other cash expenditures expensed	18,082	21,395	18,173
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,428,742	$3,354,755	$1,419,653

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Bossier City, LA Sporting Goods	Academy Sports Laredo, TX Sporting Goods	Academy Sports Montgomery, AL Sporting Goods
Gross leasable square footage	89,929	86,000	76,786
Date of purchase	6/19/09	6/19/09	6/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,670,000	9,078,000	9,588,000

Contract purchase price plus acquisition fee	8,670,000	9,078,000	9,588,000
Other cash expenditures expensed	30,810	28,182	22,860
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,700,810	$9,106,182	$9,610,860

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Fort Worth, TX Sporting Goods	Cracker Barrel Fort Mill, SC Restaurant	Cracker Barrel Piedmont, SC Restaurant
Gross leasable square footage	83,741	10,179	10,170
Date of purchase	6/19/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,752,000	3,135,834	3,533,001

Contract purchase price plus acquisition fee	7,752,000	3,135,834	3,533,001
Other cash expenditures expensed	26,785	6,269	6,405
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,778,785	$3,142,103	$3,539,406

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Rocky Mount, NC Restaurant	Cracker Barrel Greensboro, NC Restaurant	Cracker Barrel Mebane, NC Restaurant
Gross leasable square footage	10,097	10,170	9,984
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,842,812	3,125,730	2,702,796

Contract purchase price plus acquisition fee	2,842,812	3,125,730	2,702,796
Other cash expenditures expensed	6,188	6,285	6,690
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,849,000	$3,132,015	$2,709,486

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Braselton, GA Restaurant	Cracker Barrel Bremen, GA Restaurant	Cracker Barrel Waynesboro, VA Restaurant
Gross leasable square footage	10,101	10,141	10,041
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,155,867	2,883,417	3,248,630

Contract purchase price plus acquisition fee	3,155,867	2,883,417	3,248,630
Other cash expenditures expensed	6,094	6,000	6,688
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,161,961	$2,889,417	$3,255,318

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Woodstock, VA Restaurant	Cracker Barrel Bristol, VA Restaurant	Cracker Barrel Emporia, VA Restaurant
Gross leasable square footage	10,161	10,182	10,024
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,646,694	2,719,791	2,769,534

Contract purchase price plus acquisition fee	2,646,694	2,719,791	2,769,534
Other cash expenditures expensed	5,932	5,957	6,524
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,652,626	$2,725,748	$2,776,058

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Abilene, TX Restaurant	Cracker Barrel San Antonio, TX Restaurant	Cracker Barrel Sherman, TX Restaurant
Gross leasable square footage	10,101	9,984	10,158
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,421,986	3,461,928	3,345,326

Contract purchase price plus acquisition fee	3,421,986	3,461,928	3,345,326
Other cash expenditures expensed	8,603	8,646	8,521
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,430,589	$3,470,574	$3,353,847

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Benton Harbor, MI Specialty Retail	Aaron’s Rents Richmond, VA Specialty Retail	Aaron’s Rents Pensacola, FL Specialty Retail
Gross leasable square footage	6,745	11,616	8,398
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	987,360	1,759,500	841,500

Contract purchase price plus acquisition fee	987,360	1,759,500	841,500
Other cash expenditures expensed	32,745	39,861	33,906
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,020,105	$1,799,361	$875,406

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents El Dorado, AR Specialty Retail	Aaron’s Rents Copperas Cove, TX Specialty Retail	Aaron’s Rents Port Lavaca, TX Specialty Retail
Gross leasable square footage	4,860	11,387	8,000
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	898,620	1,447,396	1,218,900

Contract purchase price plus acquisition fee	898,620	1,447,396	1,218,900
Other cash expenditures expensed	21,279	20,549	20,284
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$919,899	$1,467,945	$1,239,184

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Haltom City, TX Specialty Retail	L.A. Fitness Carmel, IN Fitness	Kohl’s Tavares, FL Department Store
Gross leasable square footage	10,000	45,000	—(4)
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,653,420	8,275,909	8,636,340

Contract purchase price plus acquisition fee	1,653,420	8,275,909	8,636,340
Other cash expenditures expensed	32,802	33,093	30,194
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,686,222	$8,309,002	$8,666,534

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HH Gregg N. Charleston, SC Consumer Electronics	Walgreens Edmond, OK Drugstore	Cracker Barrel Columbus, GA Restaurant
Gross leasable square footage	30,167	13,905	10,000
Date of purchase	7/2/09	7/7/09	7/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,704,860	4,174,860	3,092,978

Contract purchase price plus acquisition fee	5,704,860	4,174,860	3,092,978
Other cash expenditures expensed	25,838	26,957	6,059
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,730,698	$4,201,817	$3,099,037

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Stillwater, OK Drugstore	Kohl’s Port Orange, FL Department Store	Walgreens Denton, TX Drugstore
Gross leasable square footage	15,120	—(4)	14,820
Date of purchase	7/21/09	7/23/09	7/24/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,031,040	9,953,160	4,539,000

Contract purchase price plus acquisition fee	4,031,040	9,953,160	4,539,000
Other cash expenditures expensed	26,732	29,048	26,470
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,057,772	$9,982,208	$4,565,470

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Roswell, NM Specialty Retail	Tractor Supply Edinburg, TX Specialty Retail	Tractor Supply Del Rio, TX Specialty Retail
Gross leasable square footage	19,097	18,800	19,097
Date of purchase	7/27/09	7/27/09	7/27/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,729,520	3,152,820	2,427,600

Contract purchase price plus acquisition fee	2,729,520	3,152,820	2,427,600
Other cash expenditures expensed	19,181	19,852	19,065
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,748,701	$3,172,672	$2,446,665

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Monrovia, CA Department Store	Kohl’s Rancho Cordova, CA Department Store	Harris Teeter Durham, NC Grocery
Gross leasable square footage	76,804	76,158	—(4)
Date of purchase	7/30/09	7/30/09	7/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	13,150,860	7,428,660	3,309,900

Contract purchase price plus acquisition fee	13,150,860	7,428,660	3,309,900
Other cash expenditures expensed	31,415	27,960	32,484
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$13,182,275	$7,456,620	$3,342,384

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Southaven, MS Drugstore	CVS Oak Forest, IL Drugstore	CVS Noblesville, IN Drugstore
Gross leasable square footage	13,225	13,225	12,900
Date of purchase	7/31/09	8/13/09	8/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,414,832	4,710,714	6,219,198

Contract purchase price plus acquisition fee	5,414,832	4,710,714	6,219,198
Other cash expenditures expensed	25,113	21,111	20,517
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,439,945	$4,731,825	$6,239,715

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Liberty, MO Drugstore	CVS Sparks, NV Drugstore	CVS Edinburg, TX Drugstore
Gross leasable square footage	12,900	13,625	13,204
Date of purchase	8/13/09	8/13/09	8/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,086,902	5,939,236	3,977,019

Contract purchase price plus acquisition fee	5,086,902	5,939,236	3,977,019
Other cash expenditures expensed	18,703	24,454	24,842
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,105,605	$5,963,690	$4,001,861

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS McAllen, TX Drugstore	CVS Newport News, VA Drugstore	CVS Virginia Beach, VA Drugstore
Gross leasable square footage	13,225	13,225	13,225
Date of purchase	8/13/09	8/13/09	8/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,595,363	5,182,129	6,082,542

Contract purchase price plus acquisition fee	4,595,363	5,182,129	6,082,542
Other cash expenditures expensed	26,066	25,626	27,259
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,621,429	$5,207,755	$6,109,801

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Raymore, MO Drugstore	CVS Kyle, TX Drugstore	CVS Thomasville, NC Drugstore
Gross leasable square footage	12,900	13,225	13,225
Date of purchase	8/14/09	8/14/09	8/14/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,806,240	4,182,000	3,353,760

Contract purchase price plus acquisition fee	4,806,240	4,182,000	3,353,760
Other cash expenditures expensed	13,877	20,394	13,760
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,820,117	$4,202,394	$3,367,520

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Texas City, TX Specialty Retail	Best Buy Bourbonnais, IL Consumer Electronics	Best Buy Coral Springs, FL Consumer Electronics
Gross leasable square footage	11,943	46,996	52,550
Date of purchase	8/31/09	8/31/09	8/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,032,860	6,154,354	6,364,248

Contract purchase price plus acquisition fee	2,032,860	6,154,354	6,364,248
Other cash expenditures expensed	10,555	31,360	28,870
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,043,415	$6,185,714	$6,393,118

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Best Buy Lakewood, CO Consumer Electronics	Walgreens Nampa, ID Drugstore	CVS Lee’s Summit, MO Drugstore
Gross leasable square footage	45,976	14,490	12,900
Date of purchase	8/31/09	9/18/09	9/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,429,094	4,462,500	4,465,560

Contract purchase price plus acquisition fee	8,429,094	4,462,500	4,465,560
Other cash expenditures expensed	34,287	29,704	15,401
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,463,381	$4,492,204	$4,480,961

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Grand Junction, CO Drugstore	Walgreens McPherson, KS Drugstore	Walgreens St. George, UT Drugstore
Gross leasable square footage	14,490	13,650	14,490
Date of purchase	9/30/09	9/30/09	9/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,488,000	4,092,240	6,528,000

Contract purchase price plus acquisition fee	4,488,000	4,092,240	6,528,000
Other cash expenditures expensed	25,157	15,460	27,063
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,513,157	$4,107,700	$6,555,063

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Houston (Quitman), TX Drugstore	Walgreens Spearfish, SD Drugstore	Walgreens Papillion, NE Drugstore
Gross leasable square footage	13,650	14,820	14,820
Date of purchase	9/30/09	10/6/09	10/6/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,948,903	4,972,500	4,217,700

Contract purchase price plus acquisition fee	5,948,903	4,972,500	4,217,700
Other cash expenditures expensed	25,311	30,998	22,587
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,974,214	$5,003,498	$4,240,287

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Chickasha, OK Drugstore	Tractor Supply Irmo, SC Specialty Retail	Walgreens Warner Robins, GA Drugstore
Gross leasable square footage	14,820	19,097	14,820
Date of purchase	10/14/09	10/15/09	10/20/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,117,740	2,550,000	4,080,000

Contract purchase price plus acquisition fee	4,117,740	2,550,000	4,080,000
Other cash expenditures expensed	22,082	28,442	17,748
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,139,822	$2,578,442	$4,097,748

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit		Cole Credit
	Property Trust III,	Property Trust III,		Property Trust III,
Program:	Inc.	Inc.		Inc.

Name, location, type of property	Home Depot Winchester, VA Home Improvement	Home Depot Tucson, AZ Home Improvement		Walgreens Goose Creek, SC Drugstore
Gross leasable square footage	465,600	—	(4)	14,820
Date of purchase	10/21/09	10/21/09		10/29/09
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	29,172,000	11,566,800		5,253,000

Contract purchase price plus acquisition fee	29,172,000	11,566,800		5,253,000
Other cash expenditures expensed	61,414	31,956		35,145
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$29,233,414	$11,598,756		$5,288,145

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	L.A. Fitness Glendale, AZ Fitness	Staples Iowa City, IA Office Supply	University Plaza Flagstaff, AZ Shopping Center
Gross leasable square footage	38,000	18,049	163,620
Date of purchase	10/30/09	11/13/09	11/17/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,528,000	4,263,600	17,508,300

Contract purchase price plus acquisition fee	6,528,000	4,263,600	17,508,300
Other cash expenditures expensed	23,668	22,885	100,027
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,551,668	$4,286,485	$17,608,327

	Cole Credit	Cole Credit		Cole Credit
	Property Trust III,	Property Trust III,		Property Trust III,
Program:	Inc.	Inc.		Inc.

Name, location, type of property	Walgreens South Bend, IN Drugstore	Lowe’s Kansas City, MO Home Improvement		L.A. Fitness Spring, TX Fitness
Gross leasable square footage	14,550	—	(4)	45,000
Date of purchase	11/18/09	11/20/09		11/20/09
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	5,036,250	8,096,250		7,509,750

Contract purchase price plus acquisition fee	5,036,250	8,096,250		7,509,750
Other cash expenditures expensed	20,369	28,136		31,784
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,056,619	$8,124,386		$7,541,534

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Publix Mountain Brook, AL Grocery	Kohl’s Columbia, SC Department Store	Walgreens Machesney Park, IL Drugstore
Gross leasable square footage	44,271	89,706	14,490
Date of purchase	12/1/09	12/7/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,222,000	12,138,000	4,256,460

Contract purchase price plus acquisition fee	6,222,000	12,138,000	4,256,460
Other cash expenditures expensed	30,615	26,860	18,960
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,252,615	$12,164,860	$4,275,420

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Huntsville, TX Automotive Parts	Advanced Auto Lubbock, TX Automotive Parts	Advanced Auto Deer Park, TX Automotive Parts
Gross leasable square footage	6,000	6,000	6,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,331,203	1,244,297	1,502,780

Contract purchase price plus acquisition fee	1,331,203	1,244,297	1,502,780
Other cash expenditures expensed	20,135	23,522	20,199
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,351,338	$1,267,819	$1,522,979

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Houston (Wallisville), TX Automotive Parts	Advanced Auto Houston (Imperial), TX Automotive Parts	Advanced Auto Kingwood, TX Automotive Parts
Gross leasable square footage	7,000	8,000	6,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,540,072	1,253,574	1,509,810

Contract purchase price plus acquisition fee	1,540,072	1,253,574	1,509,810
Other cash expenditures expensed	20,712	19,918	19,898
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,560,784	$1,273,492	$1,529,708

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Houston (Aldine), TX Automotive Parts	Advanced Auto Humble, TX Automotive Parts	Advanced Auto Webster, TX Automotive Parts
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,398,858	1,525,827	1,530,642

Contract purchase price plus acquisition fee	1,398,858	1,525,827	1,530,642
Other cash expenditures expensed	21,201	22,039	20,324
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,420,059	$1,547,866	$1,550,966

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Gloucester, NJ Specialty Retail	Walgreens Janesville, WI Drugstore	Mueller Regional Retail District Austin, TX Shopping Center
Gross leasable square footage	22,670	14,490	341,736
Date of purchase	12/17/09	12/17/09	12/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,457,000	6,014,940	68,595,000

Contract purchase price plus acquisition fee	5,457,000	6,014,940	68,595,000
Other cash expenditures expensed	83,474	16,735	220,243
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,540,474	$6,031,675	$68,815,243

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens S. Bend (Ironwood), IN Drugstore	Walgreens Brooklyn Park, MD Drugstore	FedEx Effingham, IL Distribution Center
Gross leasable square footage	14,820	14,560	101,240
Date of purchase	12/21/09	12/23/09	12/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,056,250	4,925,580	14,433,000

Contract purchase price plus acquisition fee	6,056,250	4,925,580	14,433,000
Other cash expenditures expensed	22,608	134,044	21,800
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,078,858	$5,059,624	$14,454,800

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Meridianville, AL Drugstore	Walgreens St. Charles, IL Drugstore	Walgreens Elgin, IL Drugstore
Gross leasable square footage	13,225	14,490	14,490
Date of purchase	12/29/09	12/29/09	12/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,046,340	4,143,750	4,526,250

Contract purchase price plus acquisition fee	4,046,340	4,143,750	4,526,250
Other cash expenditures expensed	25,138	11,386	12,451
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,071,478	$4,155,136	$4,538,701

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Valero Rio Hondo, TX Convenience Store	Valero Pharr, TX Convenience Store	Valero Andrews, TX Convenience Store
Gross leasable square footage	6,350	8,528	4,656
Date of purchase	12/30/09	12/30/09	12/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,619,057	2,525,901	2,413,590

Contract purchase price plus acquisition fee	2,619,057	2,525,901	2,413,590
Other cash expenditures expensed	14,777	14,543	14,574
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,633,834	$2,540,444	$2,428,164

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Valero LaFeria, TX Convenience Store	Kum & Go Rogers, AR Convenience Store	Kum & Go Lowell, AR Convenience Store
Gross leasable square footage	4,950	3,391	4,692
Date of purchase	12/30/09	12/31/09	12/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,955,554	2,142,000	2,131,200

Contract purchase price plus acquisition fee	1,955,554	2,142,000	2,131,200
Other cash expenditures expensed	13,991	16,353	15,796
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,969,545	$2,158,353	$2,146,996

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Collateralized	Cole Collateralized
	Property Trust III,	Senior Notes II,	Senior Notes II,
Program:	Inc.	LLC	LLC

Name, location, type of property	Kum & Go Bentonville, AR Convenience Store	Walgreens Ozark, MO Drugstore	Logan’s Roadhouse Florence, AL Restaurant
Gross leasable square footage	3,392	14,820	8,014
Date of purchase	12/31/09	1/30/07	3/29/07
Mortgage financing at date of purchase	$—	$2,952,000	$3,872,000
Cash down payment	1,884,000	811,800	1,064,800

Contract purchase price plus acquisition fee	1,884,000	3,763,800	4,936,800
Other cash expenditures expensed	14,957	—	—
Other cash expenditures capitalized	—	34,812	31,766

Total acquisition cost	$1,898,957	$3,798,612	$4,968,566

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Logan’s Roadhouse Houston, TX Restaurant	Logan’s Roadhouse Waco, TX Restaurant	Logan’s Roadhouse Tuscaloosa, AL Restaurant
Gross leasable square footage	7,990	8,060	7,839
Date of purchase	3/28/07	3/28/07	3/28/07
Mortgage financing at date of purchase	$1,638,000	$2,489,000	$3,339,500
Cash down payment	450,960	685,240	919,000

Contract purchase price plus acquisition fee	2,088,960	3,174,240	4,258,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,592	20,950	28,348

Total acquisition cost	$2,109,552	$3,195,190	$4,286,848

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Logan’s Roadhouse Killeen, TX Restaurant	Walgreens Ellenton, FL Drugstore	CVS(2) Flowery Branch, GA Drugstore
Gross leasable square footage	7,969	14,490	12,900
Date of purchase	3/28/07	3/30/07	6/11/07
Mortgage financing at date of purchase	$2,568,500	$4,616,000	$3,880,000
Cash down payment	706,720	1,269,400	970,000

Contract purchase price plus acquisition fee	3,275,220	5,885,400	4,850,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,719	55,703	141,709

Total acquisition cost	$3,296,939	$5,941,103	$4,991,709

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Wal-Mart(2) Chanute, KS Discount Retail	Walgreens Mineral Wells, TX Drugstore	Walgreens Gretna, LA Drugstore
Gross leasable square footage	154,756	14,787	14,490
Date of purchase	6/11/07	5/17/07	5/18/07
Mortgage financing at date of purchase	$3,517,000	$3,544,000	$—
Cash down payment	879,224	974,600	6,446,400

Contract purchase price plus acquisition fee	4,396,224	4,518,600	6,446,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	118,291	20,918	24,522

Total acquisition cost	$4,514,515	$4,539,518	$6,470,922

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Brenham, TX Drugstore	Kohl’s(3) Burnsville, MN Department Store	CVS(3) Fredericksburg, VA Drugstore
Gross leasable square footage	14,550	101,346	12,900
Date of purchase	8/9/07	12/19/08	11/19/08
Mortgage financing at date of purchase	$3,400,000	$—	$—
Cash down payment	1,828,000	10,551,900	6,238,861

Contract purchase price plus acquisition fee	5,228,000	10,551,900	6,238,861
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,134	20,875	113,704

Total acquisition cost	$5,253,134	$10,572,775	$6,352,565

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(3) Fredericksburg, VA Drugstore	CVS(3) Flowery Branch, GA Drugstore	Wal-Mart(3) Chanute, KS Discount Retail
Gross leasable square footage	14,820	12,900	154,756
Date of purchase	11/19/08	4/26/07	5/9/07
Mortgage financing at date of purchase	$—	$3,880,000	$3,517,000
Cash down payment	7,435,047	1,067,000	967,148

Contract purchase price plus acquisition fee	7,435,047	4,947,000	4,484,148
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	131,342	44,709	30,367

Total acquisition cost	$7,566,389	$4,991,709	$4,514,515

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Taco Bell Connersville, IN Restaurant	Taco Bell Linton, IN Restaurant	Taco Bell Elwood, IN Restaurant
Gross leasable square footage	2,084	2,435	2,098
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,823,780	1,778,613	1,342,452

Contract purchase price plus acquisition fee	1,823,780	1,778,613	1,342,452
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,506	19,469	7,785

Total acquisition cost	$1,843,286	$1,798,082	$1,350,237

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Taco Bell Owensboro, KY Restaurant	Walgreens Wilmington, MA Drugstore	Penske West Covina, CA Automotive Services
Gross leasable square footage	2,442	15,466	81,530
Date of purchase	7/19/07	7/31/07	7/31/07
Mortgage financing at date of purchase	$—	$4,630,000	$17,000,000
Cash down payment	2,269,941	2,495,000	10,725,130

Contract purchase price plus acquisition fee	2,269,941	7,125,000	27,725,130
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,839	34,230	78,818

Total acquisition cost	$2,292,780	$7,159,230	$27,803,948

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Westford, MA Drugstore	Walgreens(3) Indianapolis, IN Drugstore	Walgreens(3) Tulsa (S. Yale), OK Drugstore
Gross leasable square footage	14,820	14,820	13,650
Date of purchase	8/3/07	12/12/08	12/12/08
Mortgage financing at date of purchase	$4,710,000	$—	$—
Cash down payment	2,534,000	6,375,000	3,980,040

Contract purchase price plus acquisition fee	7,244,000	6,375,000	3,980,040
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,411	30,865	21,365

Total acquisition cost	$7,270,411	$6,405,865	$4,001,405

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Tractor Supply Rutland, VT Specialty Retail	Tractor Supply Watertown, WI Specialty Retail	Starbucks Somerset, KY Restaurant
Gross leasable square footage	21,688	22,627	1,853
Date of purchase	2/7/07	2/7/07	8/10/07
Mortgage financing at date of purchase	$3,047,000	$2,900,000	$—
Cash down payment	876,270	833,750	1,570,000

Contract purchase price plus acquisition fee	3,923,270	3,733,750	1,570,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	65,493	30,123	19,764

Total acquisition cost	$3,988,763	$3,763,873	$1,589,764

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Starbucks Crestwood, KY Restaurant	Starbucks Danville, KY Restaurant	Walgreens Gulf Breeze, FL Drugstore
Gross leasable square footage	1,853	1,853	14,287
Date of purchase	8/10/07	8/10/07	8/17/07
Mortgage financing at date of purchase	$—	$—	$3,194,480
Cash down payment	1,550,000	1,629,000	783,520

Contract purchase price plus acquisition fee	1,550,000	1,629,000	3,978,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,719	19,807	46,779

Total acquisition cost	$1,569,719	$1,648,807	$4,024,779

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(3) Oneida, TN Drugstore	Land Parcel Canyon Trails, AZ Land	Sam’s Club(3) Hoover, AL Warehouse
Gross leasable square footage	14,820	591,458	115,347
Date of purchase	8/30/07	5/14/08	12/16/08
Mortgage financing at date of purchase	$3,800,000	$200,000	$—
Cash down payment	1,323,359	1,840,000	12,546,000

Contract purchase price plus acquisition fee	5,123,359	2,040,000	12,546,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,905	56,399	105,467

Total acquisition cost	$5,171,264	$2,096,399	$12,651,467

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

Cole Acquisitions I,
Program:	LLC(1)

Name, location, type of property	Centerpointe at Woodridge Woodridge, IL Shopping Center
Gross leasable square footage	465,437
Date of purchase	2/8/07
Mortgage financing at date of purchase	$36,200,000
Cash down payment	10,407,500

Contract purchase price plus acquisition fee	46,607,500
Other cash expenditures expensed	—
Other cash expenditures capitalized	69,949

Total acquisition cost	$46,677,449

(1)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC and Cole Collateralized Senior Notes IV, LLC.

(2)	These properties were acquired at their original cost from an affiliate.

(3)	These properties were sold at their original cost to an affiliate.

(4)	These properties are subject to a ground lease.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 30th day of April, 2010.

Cole Credit Office/Industrial Trust, Inc.

By:	/s/ Christopher H. Cole
Christopher H. Cole
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Christopher H. Cole Christopher H. Cole	Chief Executive Officer, President and Director (Principal Executive Officer)	April 30, 2010

/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 30, 2010

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit
No.		Description

1	.1*	Form of Dealer Manager Agreement between Cole Credit Office/Industrial Trust, Inc. and Cole Capital Corporation.
3.1		Amended Articles of Incorporation of Cole Credit Office/Industrial Trust, Inc.
3	.2*	Bylaws of Cole Credit Office/Industrial Trust, Inc.
4.1		Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to the prospectus).
4.2		Form of Additional Investment Subscription Agreement (included as Appendix C to the prospectus).
5	.1*	Opinion of Venable LLP as to legality of securities.
8	.1*	Opinion of Morris, Manning & Martin, LLP as to tax matters.
10	.1*	Advisory Agreement by and between Cole Credit Office/Industrial Trust, Inc. and Cole Office/Industrial Advisors, LLC dated , 2010.
10	.2*	Agreement of Limited Partnership of Cole Office/Industrial Operating Partnership, LP, by and between Cole Credit Office/Industrial Trust, Inc. and the limited partners thereto dated April , 2010.
10.3		Distribution Reinvestment Plan (included as Appendix D to the prospectus).
10	.4*	Escrow Agreement between Cole Credit Office/Industrial Trust, Inc. and dated , 2010.
14	.1*	Cole Credit Office/Industrial Trust, Inc. Code of Business Conduct and Ethics.
21	.1*	List of Subsidiaries.
23	.1*	Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1).
23	.2*	Consent of Venable LLP (included in Exhibit 5.1).
23.3		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

*	To be filed by amendment.